Registration No. ____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Video River Networks Inc.

(Exact name of registrant as specified in its charter)

Nevada	3711	87-0627349
(State or other jurisdiction of	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

	370 Amapola Ave., Suite 200-A
	Torrance, CA 90501
	(310) 895-1839

	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank I Igwealor

Chairman, CEO

Video River Networks Inc.

370 Amapola Ave., Suite 200-A

Torrance, CA 90501

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Law Office Of Mary Shea
1701 Broadway, #334
Vancouver, WA 98663
541-450-9943

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and emerging growth company in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Amount to be Registered(1)(4)	Proposed Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)(4)

Common Stock, Class B, par value $0.001	1,000,000	$10.32	$10,320,000	$1,125.91
Shares of Common Stock , par value $0.001, held by Certain Selling Stockholders. (3)(5)	8,000,000	$0.011	$88,000	$9.60
Total			$10,408,000	$1,135.51

(1)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”) and based on the maximum amount of shares to be offered and includes 1,000,000 shares of our Class B Common Stock and up to 8,000,000 shares of our Common Stock to be sold by a selling stockholder the Company in the offering.

(2)	Offering price per share based on the last sales price of our common stock on the OTC Pink on December 9, 2020.

(3)	The fee is calculated by multiplying the aggregate offering amount by 0.00010910, pursuant to Section 6(b) of the Securities Act.

(4)	We will not receive any of the proceeds from the sale of common stock by the Selling Security Holders.

(5)

8,000,000 shares are being offered by the Selling Stockholders and bear no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Preliminary Prospectus

The information contained in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 21, 2020

Video River Networks Inc.

1,000,000 shares of Class B of Common Stock

And

8,000,000 shares of Common Stock

Video River Networks Inc. (the “Company,” “NIHK”)  is offering  to the public on a self-underwritten, best-efforts basis a total of 1,000,000 shares of its $0.001 par Class B, Common Stock  (the “Offering”), with an aggregate public offering price of approximately $10,320,000.    There is no minimum number of shares of the Class B, Common Stock   required in order the close the Offering.   The selling stockholder identified in this prospectus is offering 8,000,000 shares of our common stock with an aggregate public offering price of approximately $88,000.  We will not receive any proceeds from the sale of any shares by the selling stockholders.  The Selling Security Holders may sell at prevailing market prices or privately negotiated prices.

The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. We will not receive any proceeds from the sale of any of the shares held by the Selling Security Holders.  The shares being sold by the Selling Security Holders were issued to them in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act. Our common stock is more fully described in “Description of Securities.”

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, including, without limitation, the safe harbor provisions of Rule 144.  The selling stockholders and any other person participating in such distribution will also be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person.

The offering will conclude on the earlier of when all 1,000,000 shares of the Class B of our common stock registered in this statement by the Company and the 8,000,000 registered for the Selling Security Holders have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.  We may, at our discretion, extend the offering for an additional 180 days.

Our common stock, par value $0.001 (the “Common Stock”) is currently subject to quotation on the OTC Market, with the trading symbol “NIHK.” As of December 10, 2020, the last sale price of our common stock as reported on OTC Market was $0.011 per share. There is a limited public trading market for our common stock. We have assumed a public offering price of $0.011, which represents the last reported bid price of our common stock as reported on the OTC Market on December 10, 2020. The final public offering price will be determined through negotiation and the assumed public offering price used throughout this prospectus may not be indicative of the actual offering price.

There is no established trading market for the Class B  par value $0.001 (the “Class B”) Common Stock, nor can there be any assurance that a trading market will develop or be sustained for the shares of the Class B commons stock subject to the Offering. Subject to the successful completion of the Offering and the issuance of the shares of our Class B par $0.001 Common Stock, we intend to apply to NASDAQ to have our Common Stock and our Class B to be listed on the NASDAQ Capital Market. We may also determine to apply of listing on NASDAQ if we raise sufficient proceeds from the Offering together with revenues from operations that we qualify for NASDAQ Listing for both our Common Stock and our Class B Stock, as discussed below. Reference is also made to the disclosure under “Use of Proceeds” and “Plan of Distribution” below.  We believe that upon completion of the offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq Capital Market. We cannot guarantee that we will be successful in listing our common stock on the Nasdaq Capital Market.

The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Frank Igwealor, will attempt to sell the 1,000,000 shares of the Class B par value $0.011 common stock that the company is offering.  This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The intended methods of communication include, without limitation, telephone and personal contact.

We also contemplate utilizing the services of one or more placement agents (collectively, the “Placement Agents”), which means our management and Placement Agent(s) will attempt to sell the Class B Common Stock being offered hereby on behalf of the Company. There is no underwriter for this Offering. To date, we have not yet retained any Placement Agent nor are we in negotiations with any Placement Agent but expect that we will utilize one or more Placement Agent(s) and expect that will enter into a Placement Agent Agreement in the form attached as Exhibit 10.4 hereto prior to the commencement of the Offering. Reference is also made to the disclosure under “The Offering” and “Plan of Distribution”.

Pursuant to the terms of the Placement Agent Agreement, we will pay the Placement Agents a cash fee equal to 7% of the gross proceeds received by the Company from qualified investors from such closing of the sale of Class B Common Stock  as a direct result of the selling efforts and introductions of each respective Placement Agent.

Any Placement Agent(s) that we engage will not have any obligation to buy the Class B Common Stock subject to this Offering from us or to arrange for the purchase or sale of any specific number or dollar amount of the Class B Common Stock. If we sell all 1,000,000 shares of Class B Common Stock  subject to the Offering pursuant to this prospectus, at the Offering price of $10.32 per share, we will receive approximately $10,320,000 in gross proceeds and approximately $9,320,000 in net proceeds, after deducting placement agent fees of $722,400 and estimated offering expenses of $277,600 payable by us, assuming all of the 1,000,000 shares of the Class B Common Stock  are sold through the direct efforts of Placement Agents, and estimated offering expenses payable by us.

	Per Share		Total
Public offering price (Class B)		$10.32	$10,320,000
Public offering price (Common Stock)		$0.011	$88,000
Private placement expenses (1)		$0	$1,000,000
Proceeds, before expenses, to us	$		$9,320,000
Proceeds, before expenses, to Selling Stockholders	$		$88,000

(1)	See “Plan of Distribution” for a description of the compensation payable to any participating Placement Agent, including cash fees and Placement Agent Warrants.

As of September 20, 2020, the executive officers and directors beneficially own 30,375,627 of the outstanding shares of our Common Stock and 1 Special Series A Preferred (convertible into 150,000,000 shares of Common Stock), representing approximately 57.32% of the outstanding voting shares.

We believe that we will qualify for the listing of both our Common Stock and the Class B Common Stock upon the successful sale of all of the shares of the Class B Common Stock that are the subject of the Offering. We do not intend to close the Offering (the “Closing”) until the earlier of: (i) the sale of a sufficient number of the Class B Common Stock necessary for us to meet the listing requirements for the NASDAQ Capital Markets for both our Common Stock and the Class B Common Stock ; (ii) the sale of a sufficient number of shares of the Class B Common Stock  together with the revenues we generate from our operations necessary for us to meet the listing requirements for the NASDAQ Capital Markets for both our Common Stock and the Class B Common Stock; or (iii) as noted above, on a date 180 days after the effective date of this registration statement, subject to one extension of up to 180 additional days.

The purpose of the Offering is to use the proceeds to: (1) acquire an Electric Vehicle manufacturer; or (2) capitalize our planned Electric Vehicle sourcing, designing, manufacturing and distribution operations.  Until we finalize an acquisition agreement with an Electric Vehicle manufacturer; or until we finalize our Joint Venture (JV) agreement with one or more identified Electric Vehicles manufacturers and commence our planned Electric Vehicles operations, whether as a result of: (i) the receipt of sufficient Offering Proceeds from the issuance and sale of the Class B Common Stock subject to this Offering; or (ii) receipt of Offering Proceeds together with revenues from our other operations, our plan is to place the Offering Proceeds in an account established for the purpose of the holding the proceeds from the sale of the Class B Common Stock  pursuant to this Offering, whether in an escrow, trust or similar account, until we finalize an acquisition agreement with an Electric Vehicle manufacturer; or until we finalize our JV agreement with one or more identified Electric Vehicles manufacturers and commence our planned Electric Vehicles operations, of which there can be no assurance, at which time the Offering Proceeds will be released to the Company and the Closing of the Offering will occur.

See “Use of Proceeds” in this prospectus. We expect the Class B Common Stock  will be ready for delivery in book-entry form through The Depositary Trust Company on or about_______, 2021.

Investing in any class of our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2021

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to:

●

our ability to acquire an Electric Vehicle business and manage our growth, including additional acquisitions and effectively integrating other Electric Vehicle related businesses into our infrastructure;

●	our ability to retain our customers, including effectively migrating and keeping new customers acquired through business acquisitions;
●

our ability to attract and retain key officers and employees, including Frank I Igwealor, our CEO, and personnel critical to the transitioning and integration of our soon-to-be acquired Electric Vehicle businesses;

●	our ability to raise capital and obtain financing on acceptable terms;
●

our ability to compete with other companies developing Electric Vehicle products and selling Electric Vehicle products competitive with ours, and who may have greater resources and name recognition than we have;

●	our ability to maintain operations in a manner that enable us to offer competitively-priced Electric Vehicle products;
●	our ability to keep and increase market acceptance of our Electric Vehicle products;
●	our ability to keep pace with a new and changing Electric Vehicle industry and its rapidly evolving Battery technology demands and regulatory environment;
●	our ability to protect and enforce intellectual property rights; and
●	our ability to maintain and protect the privacy of customer information.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

THE OFFERING

The following summary contains basic terms about this Offering and the Class B Common Stock  and is not intended to be complete. It may not contain all of the information that is important to you. For a more complete description of the terms of the Class B Common Stock, see “Description of the Class B Common Stock.”

Issuer	Video River Networks, Inc.
The Class B Common Stock to be outstanding after this Offering if the maximum number of shares are sold by the Corporation.	1,000,000 shares of the Class B Common Stock (or “The Class B Stock ”)
Offering Price	$10.32 per share of The Class B Common Stock
Common Stock to be outstanding before and after this Offering if the maximum number of shares are sold by the Selling Shareholder.	177,922,436 shares of Common Stock (or “Common Stock”)
Offering Price	$0.11 per share of the Common Stock
Use of Proceeds:

We intend to use no less than 90% of the net proceeds from this offering to: (1) acquire an Electric Vehicle manufacturer; or (2) capitalize our planned Electric Vehicle sourcing, designing, manufacturing and distribution operations.  Until we finalize an acquisition agreement with an Electric Vehicle manufacturer; or until we finalize our Joint Venture (JV) agreement with one or more identified Electric Vehicles manufacturers and commence our planned Electric Vehicles operations.

Minimum number of shares to be sold in this Offering:	None
Offering Period:

The offering will conclude when all 1,000,000 shares of the Class B Common Stock and 8,000,000 of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.

Offering Proceeds to be Held in Trust or Escrow Account Until an Electric Vehicle Manufacturer Acquisition Agreement is Finalized

Our Board-imposed rule, which is similar to the rules of the NASDAQ, provide that at least 90% of the gross proceeds from this offering be deposited in a trust or escrow account. Until we finalize an acquisition agreement with an Electric Vehicle manufacturer; or until we finalize our Joint Venture (JV) agreement with one or more identified Electric Vehicles manufacturers and commence our planned Electric Vehicles operations, whether as a result of: (i) the receipt of sufficient Offering Proceeds from the issuance and sale of the Class B Common Stock subject to this Offering; or (ii) receipt of Offering Proceeds together with revenues from our other operations, our plan is to place the Offering Proceeds in an account established for the purpose of the holding the proceeds from the sale of the Class B Common Stock  pursuant to this Offering, whether in an escrow, trust or similar account, until we finalize an acquisition agreement with an Electric Vehicle manufacturer; or until we finalize our JV agreement with one or more identified Electric Vehicles manufacturers and commence our planned Electric Vehicles operations, of which there can be no assurance, at which time the Offering Proceeds will be released to the Company and the Closing of the Offering will occur.  Of the net proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $10,320,000 ($10.32 per share), will be will be deposited into a segregated trust account located in the United States and $1.0 million will be used to pay expenses in connection with the closing of this offering and for working capital following this offering.

Placement Agent Agreement

The Offering will be made using the services of our management, who will not be compensated for their services and efforts related to the Offering of our The Class B Common Stock . We also contemplate utilizing the services of one or more placement agents (collectively, the “Placement Agents”), which means our management and Placement Agent(s) will attempt to sell the Class B Common Stock  being offered hereby on behalf of the Company. There is no underwriter for this Offering. To date, we have not yet retained any Placement Agent nor are we in negotiations with any Placement Agent but expect that we will utilize one or more Placement Agent(s) and expect that will enter into a Placement Agent Agreement in the form attached as Exhibit 10.17 hereto prior to the commencement of the Offering. Reference is also made to the disclosure under “The Offering” and “Plan of Distribution” below.

Pursuant to the terms of the Placement Agent Agreement, we will pay the Placement Agents a cash fee equal to 7% of the gross proceeds received by the Company from qualified investors from such closing of the sale of The Class B Common Stock  as a direct result of the selling efforts and introductions of each respective Placement Agent.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of The Class B Common Stock  are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of The Class B Common Stock , as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of The Class B Common Stock , subject to certain exceptions described in this prospectus. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Class B Common Stock  within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Quotation

Our Common Stock is currently subject to quotation on the OTC Market under the symbol “NIHK.” We intend to apply for listing on the NASDAQ Capital Markets (“NASDAQ Listing”) of our Common Stock and The Class B Common Stock upon the earlier of: (i) receipt of sufficient proceeds from the Offering of The Class B Common Stock ; or (ii) receipt to sufficient proceeds from the Offering together with revenues from operations that we qualify for NASDAQ Listing.

Risk Factors	Please read the section entitled “Risk Factors” beginning on page 9 for a discussion of some of the factors you should carefully consider before deciding to invest in our The Class B Common Stock.
Transfer Agent	Issuer Direct Corporation, with an address of 1981 Murray Holladay Rd Suite 100, SLC UT 84117, with a telephone of 801-272-9294.
Material U.S. Federal Income Tax Considerations

For a discussion of the federal income tax consequences of purchasing, owning and disposing of the Class B Common Stock, please see the section entitled “Material U.S. Federal Income Tax Considerations.” You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Class B Common Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Book Entry and Form

The Class B Common Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

PROSPECTUS SUMMARY

This prospectus summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto included in this prospectus, before investing. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Information regarding forward-looking statements.”

In this prospectus, unless the context otherwise requires, the terms “Video River Networks,” “the Company,” “we,” “us” and “our” refer to Video River Networks Inc.

This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

Overview

In addition to the historical information contained herein, the discussion in this prospectus contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the section captioned “Risk Factors” on page 8 of this prospectus as well as those cautionary statements and other factors set forth elsewhere herein.

Corporate History

Video River Networks, Inc. (“NIHK,” “PubCo” or “Company”), previously known as Nighthawk Systems Inc., a Nevada corporation, used to be a provider of wireless and IP-based control solutions for the utility and hospitality industries. Since 2002, the Company’s Power Controls Division has used wireless technology to control both residential utility meters and remote, mission-critical devices. The Set Top Box Division, acquired in October 2007, enables hotels to provide in-room high definition television (“HDTV”) broadcasts, integrated with video-on-demand, and customized guest services information.

On August 14, 2009, the Company filed Form 15D, Suspension of Duty to Report, and as a result, the Company was not required to file any SEC forms since August 14, 2009.

On October 29, 2019, Video River Networks, Inc. sold one (1) Special 2019 series A preferred share (one preferred share is convertible 150,000,000 share of common stocks) of the company for an Fifty Thousand and 00/100 ($50,000/00) Dollars, to Community Economic Development Capital LLC, (“CED Capital”) a California limited liability company CED. The Special preferred share controls 60% of the company’s total voting rights and thus, gave to CED Capital the controlling vote power to control and dominate the affairs of the company theretofor.  Upon the closing of the transaction, the business of CED Capital was merged into the Company and CED Capital became a wholly owned subsidiary of the Company.

Following the completion of the October 29, 2019 transactions, the Company pivoted its business model to become a specialty real estate holding company for specialized assets including, affordable housing, opportunity zones properties, medical real estate investments, hemp farms, CBD related commercial facilities, industrial and commercial real estate, and other real estate related services.  Furthermore, as a result of the change of control transaction of October 29, 2019, the Company appointed Mr. Frank I Igwealor as President and CEO.

On June 10, 2020, the Company filed Form 10-12g, General Form for Registration of Securities, which became effective on August 10, 2020, and as a result, the Company is required to file all required SEC forms since August 10, 2020.

On September 15, 2020, the Company spun-off its specialty real estate holding business to an operating subsidiary and then pivot back to being a technology company.

Subsequent to the above spinoff, the Company has now returned back to its original technology-focused businesses of Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices in addition to a primary focus of building a portfolio businesses and assets and operations that source, design, develop, manufacture and distribute affordable, high-performance fully electric vehicles in North America.

Going forward, the Company intends to focus its business model to operate and manage a portfolio of Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) assets, businesses and operations in addition to its Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices businesses in North America.

Our corporate office is located at 370 Amapola Ave., Suite 200A, Torrance, California 90501. Our telephone number is (310) 895-1839.

As of September 30, 2020, we had no W-2 employee, but three of our officers and directors provide all the services without pay until we formally enter into employment contract with them as full-time employees.

General – Electric Vehicles (EV) Business

The Company’s Electric Vehicles (EV) business model is a newly created business model created in the 3rd quarter of 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business acquisition with one or more EV manufacturers and related businesses, which we refer to throughout this prospectus as our EV Business acquisition plan.  We have not selected any specific EV Business acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any EV Business acquisition target. We have generated no revenues to date and we do not expect that we will generate operating revenues at the earliest until we consummate our initial EV Business acquisition. While we may pursue an acquisition opportunity in the Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) industry or sector, we intend to focus on: (1) businesses that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles; and (2) businesses that design, manufacture, install and sell Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered using Artificial Intelligence, Machine Learning and Robotic technologies.

Our management team is comprised of two business professionals that have a broad range of experience in executive leadership, strategy development and implementation, operations management, financial policy and corporate transactions.  Our management team members have worked together in the past, at Goldstein Franklin, Inc. and other firms as executive leaders and senior managers spearheading turnarounds, rollups and industry-focused consolidation while generating shareholder value for many for investors and stakeholders.

We believe that our management team is well positioned to identify acquisition opportunities in the marketplace. Our management team's industry expertise, principal investing transaction experience and business acumen will make us an attractive partner and enhance our ability to complete a successful Business acquisition. Our management believes that its ability to identify and implement value creation initiatives has been an essential driver of past performance and will remain central to its differentiated acquisition strategy.

Although our management team is well positioned and have experience to identify acquisition opportunities in the marketplace, past performance of our management team is not a guarantee either (i) of success with respect to any EV Business acquisition we may consummate or (ii) that we will be able to identify a suitable candidate for our initial EV Business acquisition. You should not rely on the historical performance record of our management team as indicative of our future performance. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful. Our officers and directors have not had management experience with EV companies in the past.

Our Business Plan

Returning back to its foremost business model of technology focused operations, Video River Networks, Inc. (the “Company”), a technology firm intends to operate and manage a portfolio of Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) assets, businesses and operations in North America.  The Company’s current targeted portfolio businesses include those that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles; and design, manufacture, install and sell Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered using Artificial Intelligence, Machine Learning and Robotic technologies.

Our current technology-focused business model was a result of our board resolution on September 15, 2020 to spin-in our specialty real estate holding business to an operating subsidiary and then pivot back to being a technology company.  The Company has now returned back to its original technology-focused businesses of Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices.  In addition to above list, the Company intends to spread its wings into the Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) businesses/markets, targeting acquisition, ownership and operation of acquired EV-AI-ML-R businesses or portfolio of EV-AI-ML-R businesses.

Video River Networks, Inc., prior to September 15, 2020, used to be a specialty real estate holding company, focuses on the acquisition, ownership, and management of specialized industrial properties.  The Company’s real estate business objective is to maximize stockholder returns through a combination of (1) distributions to our stockholders, (2) sustainable long-term growth in cash flows from increased rents, which we hope to pass on to stockholders in the form of increased distributions, and (3) potential long-term appreciation in the value of our properties from capital gains upon future sale.  As a real estate holding company, the Company is engaged primarily in the ownership, operation, management, acquisition, development and redevelopment of predominantly multifamily housing and specialized industrial properties in the United States.

Having partially freed itself from the day-to-day operation of the real estate operations, the Company now returns to its technology root with a primary purpose of acquiring Electric Vehicles manufacturer or doing a joint venture (JV) with Electric Vehicles businesses that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles; and design, manufacture, install and sell Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered using Artificial Intelligence, Machine Learning and Robotic technologies.

Business Strategy and Deal Origination

We have not finalized an acquisition target yet, but making progress in identifying several potential candidates from which we intend to pick those that meet our criteria for acquisition.  Our acquisition and value creation strategy will be to identify, acquire and, after our initial EV Business acquisition, build an EV company that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles that suit the experience of our management team and can benefit from their operational expertise. Our Business acquisition strategy will leverage our management team's network of potential transaction sources, where we believe a combination of our relationships, knowledge and experience could effect a positive transformation or augmentation of existing businesses to improve their overall value proposition.

Our management team's objective is to generate attractive returns and create value for our shareholders by applying our disciplined strategy of underwriting intrinsic worth and implementing changes after making an acquisition to unlock value. While our approach is focused on the EV-AI-ML-R industries where we have differentiated insights, we also have successfully driven change through a comprehensive value creation plan framework. We favor opportunities where we can accelerate the target's growth initiatives. As a management team we have successfully applied this approach over approximately 16 years and have deployed capital successfully in a range of market cycles.

We plan to utilize the network and Finance industry experience of our Chief Executive Officer and our management team in seeking an initial EV Business acquisition and employing our Business acquisition strategy described below. Our CEO is a top financial professional with designations that include, CPA, CMA, and CFM.  He’s very knowledgeable in the fields of corporate law, real estate, lending, turnarounds and restructuring.  Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships that we believe will serve as a useful source of EV acquisition opportunities. This network has been developed through our management team's extensive experience:

•         investing in and operating a wide range of businesses;

•         growing brands through repositioning, increasing household penetration and geographic expansion; expanding into new distribution channels, such as e-Commerce, in an increasingly omni-channel world;

•         identifying lessons learned and applying solutions across product portfolios and channels;

•         sourcing, structuring, acquiring, operating, developing, growing, financing and selling businesses;

•         developing relationships with sellers, financing providers, advisors and target management teams; and

•         executing transformational transactions in a wide range of businesses under varying economic and financial market conditions.

In addition, drawing on their extensive investing and operating experience, our management team anticipates tapping four major sources of deal flow:

•         directly identifying potentially attractive undervalued situations through primary research into EV industries and companies;

•         receiving information from our management team's global contacts about a potentially attractive situation;

•         leads from investment bankers and advisors regarding businesses seeking a combination or added value that matches our strengths; and

•         inbound opportunities from a company or existing stakeholders seeking a combination, including corporate divestitures.

We expect this network will provide our management team with a robust flow of EV acquisition opportunities. In addition, we anticipate that target EV Business candidates will be brought to our attention by various unaffiliated sources, which may include investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Upon completion of this offering, members of our management team will communicate with their network of relationships to articulate the parameters for our search for a target company and a potential Business acquisition and begin the process of pursuing and reviewing potential leads.

Acquisition/Business acquisition Criteria

Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target EV businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. While we intend to acquire EV companies that we believe exhibit one or more of the following characteristics, we may decide to enter into our initial EV Business acquisition with a target EV business that does not meet these criteria and guidelines. We intend to acquire EV companies that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles:

•         have potential for significant growth, or can act as an attractive EV acquisition platform, following our initial EV Business acquisition;

•         have demonstrated market segment, category and/or cost leadership and would benefit from our extensive network and insights;

•         provide operational platform and/or infrastructure for variety of EV models and/or services, with the potential for revenue, market share, footprint and/or distribution improvements;

•         are at the forefront of EV evolution around changing consumer trends;

•         offer marketing, pricing and product mix optimization opportunities across distribution channels;

•         are fundamentally sound companies that could be underperforming their potential and/or offer compelling value;

•         offer the opportunity for our management team to partner with established target management teams or business owners to achieve long-term strategic and operational excellence, or, in some cases, where our access to accomplished executives and the skills of the management of identified targets warrants replacing or supplementing existing management;

•         exhibit unrecognized value or other characteristics, desirable returns on capital and a need for capital to achieve the company's growth strategy, that we believe have been misevaluated by the marketplace based on our analysis and due diligence review; and

•         will offer an attractive risk-adjusted return for our shareholders.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial EV Business acquisition may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial EV Business acquisition with a target EV Business that does not meet the above criteria and guidelines, we will disclose that the target EV Business does not meet the above criteria in our shareholder communications related to our initial EV Business acquisition.

Acquisition/Business acquisition Process

In evaluating a prospective target EV business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of EV manufacturing facilities, as well as a review of financial and other information. We will also utilize our operational and capital allocation experience.

In order to execute our business strategy, we intend to:

Assemble a team of EV industry and financial experts:    For each potential transaction, we intend to assemble a team of EV industry and financial experts to supplement our management's efforts to identify and resolve key issues facing a target EV Business. We intend to construct an operating and financial plan that optimizes the potential to grow shareholder value. With extensive experience investing in both healthy and underperforming businesses, we expect that our management will be able to demonstrate to the target EV business and its stakeholders that we have the resources and expertise to lead the combined company through complex and potentially turbulent market conditions and provide the strategic and operational direction necessary to grow the business in order to maximize cash flows and improve the overall strategic prospects for the company.

Conduct rigorous research and analysis:    Performing disciplined, fundamental research and analysis is core to our strategy, and we intend to conduct extensive due diligence to evaluate the impact that a transaction may have on a target EV Business.

Business acquisition driven by trend analysis:    We intend to understand the underlying purchase and industry behaviors that would enhance a potential transaction's attractiveness. We have extensive experience in identifying and analyzing evolving industry and consumer trends, and we expect to perform macro as well as bottoms-up analysis on consumer and industry trends.

Acquire the target company at an attractive price relative to our view of intrinsic value:    Combining rigorous analysis as well as input from industry and financial experts, our management team intends to develop its view of the intrinsic value of a potential Business acquisition. In doing so, our management team will evaluate future cash flow potential, relative industry valuation metrics and precedent transactions to inform its view of intrinsic value, with the intention of creating a Business acquisition at an attractive price relative to its view of intrinsic value.

Implement operational and financial structuring opportunities:    Our management team has the ability to structure and execute a Business acquisition that will establish a capital structure that will support the growth in shareholder value and give it the flexibility to grow organically and/or through strategic acquisitions. We intend to also develop and implement strategies and initiatives to improve the business' operational and financial performance and create a platform for growth.

Seek strategic acquisitions and divestitures to further grow shareholder value:    Our management team intends to analyze the strategic direction of the company, including evaluating potential non-core asset sales to create financial and/or operational flexibility for the company to engage in organic and/or inorganic growth. Our management team intends to evaluate strategic opportunities and chart a clear path to take the EV business to the next level after the Business acquisition.

After the initial EV Business acquisition, our management team intends to apply a rigorous approach to enhancing shareholder value, including evaluating the experience and expertise of incumbent management and making changes where appropriate, examining opportunities for revenue enhancement, cost savings, operating efficiencies and strategic acquisitions and divestitures and developing and implementing corporate strategies and initiatives to improve profitability and long-term value. In doing so, our management team anticipates evaluating corporate governance, opportunistically accessing capital markets and other opportunities to enhance liquidity, identifying acquisition and divestiture opportunities and properly aligning management and board incentives with growing shareholder value. Our management team intends to pursue post-merger initiatives through participation on the board of directors, through direct involvement with company operations and/or calling upon a stable of former managers and advisors when necessary.

Strategic Approach to Management.     We intend to approach the management of a company as strategy consultants would. This means that we approach business with performance-based metrics based on strategic and operational goals, both at the overall company level and for specific divisions and functions.

Corporate Governance and Oversight.    Active participation as board members can include many activities ranging from conducting monthly or quarterly board meetings to chairing standing (compensation, audit or investment committees) or special committees, replacing or supplementing company management teams when necessary, adding outside directors with industry expertise which may or may not include members of our own board of directors, providing guidance on strategic and operational issues including revenue enhancement opportunities, cost savings, brand repositioning, operating efficiencies, reviewing and testing annual budgets, reviewing acquisitions and divestitures and assisting in the accessing of capital markets to further optimize financing costs and fund expansion.

Direct Operational Involvement.    Our management team members, through ongoing board service, intend to actively engage with company management. These activities may include: (i) establishing an agenda for management and instilling a sense of accountability and urgency; (ii) aligning the interest of management with growing shareholder value; (iii) providing strategic planning and management consulting assistance, particularly in regards to re-invested capital and growth capital in order to grow revenues, achieve more optimal operating scale or eliminate costs; (iv) establishing measurable key performance metrics; and (v) complementing product lines and brands while growing market share in attractive market categories. These skill sets will be integral to shareholder value creation.

M&A Expertise and Add-On Acquisitions.    Our management team has expertise in identifying, acquiring and integrating synergistic, margin-enhancing and transformational businesses. We intend to, wherever possible, utilize M&A as a strategic tool to strengthen the financial profile of an EV business we acquire, as well as its competitive positioning. We would seek to enter into accretive Business acquisitions where our management team or an acquired company's management team can seamlessly transition to working together as one organization and team.

Access to Portfolio Company Managers and Advisors.    Through their combined 32+ year history of investing in and controlling businesses, our management team members have developed strong professional relationships with former company managers and advisors. When appropriate, we intend to bring in outside directors, managers or consultants to assist in corporate governance and operational turnaround activities. The use of supplemental advisors should provide additional resources to management to address time intensive issues that may be delaying an organization from realizing its full potential shareholder returns.

Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial EV Business acquisition may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial EV Business acquisition with a target EV Business that does not meet the above criteria and guidelines, we will disclose that the target EV Business does not meet the above criteria in our shareholder communications related to our initial EV Business acquisition, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Sourcing of Potential Business acquisition Targets

We believe that the operational and transactional experience of our management team and their respective affiliates, and the relationships they have developed as a result of such experience, will provide us with a substantial number of potential Business acquisition targets. These individuals and entities have developed a broad network of contacts and corporate relationships around the world. This network has grown through sourcing, acquiring and financing businesses and maintaining relationships with sellers, financing sources and target management teams. Our management team members have significant experience in executing transactions under varying economic and financial market conditions. We believe that these networks of contacts and relationships and this experience will provide us with important sources of investment opportunities. In addition, we anticipate that target EV Business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.

Other Acquisition Considerations

We are not prohibited from pursuing an initial EV Business acquisition with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial EV Business acquisition with a company that is affiliated with our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial EV Business acquisition is fair to our company from a financial point of view.

Unless we complete our initial EV Business acquisition with an affiliated entity, or our Board of Directors cannot independently determine the fair market value of the target EV Business or businesses, we are not required to obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the business judgment of our Board of Directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial EV Business acquisition.

Members of our management team may directly or indirectly own our ordinary shares and/or private placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target EV Business is an appropriate business with which to effectuate our initial EV Business acquisition. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular Business acquisition if the retention or resignation of any such officers and directors was included by a target EV Business as a condition to any agreement with respect to our initial EV Business acquisition.

In the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our Business acquisition.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Plan of Operations

While our major focus is to find, acquire and manage an EV business, our real estate portfolio is still alive and must figure in our plan of operation.  As of the date of this S-1 Registration, we have two available-for-sale real estate properties with a carrying amount of $970,148.  We bought three single family residences (SFR) with a cost/carrying amount of $1,452,897, in Los Angeles in 2019.  We bought a fourth property in June 2020.  During the nine months ended September 30, 2020, we sold two of the four properties for a total amount of $1,205,000.  In the next twelve months, we plan on selling the remaining two properties and adding the proceeds obtained from the sales to the Proceeds from this Offering to finance our electric vehicles business plan.

The Company will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy the Company’s working capital and other cash requirements.

Upon completion of the acquisition of an Electric Vehicles manufacturer or doing a joint venture (JV) with Electric Vehicles businesses that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles, our strategy will subsequently include distribution of the electric vehicles and related product lines to retailers and consumers across North America.

Summary of Risk Factors

This offering involves substantial risk. Our ability to execute our business strategy is also subject to certain risks. The risks described under the heading “Risk Factors” included elsewhere in this prospectus may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy.

There are a number of potential difficulties that we might face, including the following:

●	Competitors may develop alternatives that render our products redundant or unnecessary;
●	We may not obtain and maintain sufficient protection of our electric vehicles models;
●	Our electric vehicles products may not become widely accepted by consumers and merchants; and
●	We may not be able to raise sufficient additional funds to fully implement our business plan and grow our business.

Some of the most significant challenges and risks include the following:

●	Our Auditor has expressed substantial doubt as to our ability to continue as a going concern.
●	Our limited operating history does not afford investors a sufficient history on which to base an investment decision.
●

Our revenues will be dependent upon acceptance of our Electric Vehicle brand/models and product line by consumers and distributors. The failure of such acceptance will cause us to curtail or cease operations.

●

We cannot be certain that we will obtain patents for our product line or that such patents will protect us. Infringement or misappropriation claims (or claims for indemnification resulting from such claims) against us may be asserted or prosecuted, regardless of their merit, and any such assertions or prosecutions may adversely affect our business and/or our operating results.

●	The availability of a large number of authorized but unissued shares of Common Stock may, upon their issuance, lead to dilution of existing stockholders.
●	Our stock is thinly traded, sale of your holding may take a considerable amount of time.

Before you invest in our common stock, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors.”

Insurance

We carry comprehensive general liability coverage on our communities, with limits of liability customary within the multi-family properties industry to insure against liability claims and related defense costs. We are also insured, with limits of liability customary within the real estate industry, against the risk of direct physical damage in amounts necessary to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period.

Our primary lines of insurance coverage are property, general liability and workers’ compensation. We believe that our insurance coverages adequately insure our multifamily properties against the risk of loss attributable to fire, earthquake, hurricane, tornado, flood, terrorism and other perils, and adequately insure us against other risk. Our coverage includes deductibles, retentions and limits that are customary in the industry. We have established loss prevention, loss mitigation, claims handling and litigation management procedures to manage our exposure.

Seasonality

Our business has not been, and we do not expect it to become subject to, material seasonal fluctuations.

Employees

As of September 30, 2020, we had 3 non-W2 staff considered to be part of our management team.  Those three include our sole officer, Frank I Igwealor and Director, Patience Ogbozor. We have not experienced any work stoppages, and we consider our relations with our officers to be good.

Going Concern

We are dependent upon the receipt of capital investment and other financing to fund our ongoing operations and to execute our business plan. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations. We may be required to obtain alternative or additional financing, from financial institutions or otherwise, in order to maintain and expand our existing operations. The failure by us to obtain such financing would have a material adverse effect upon our business, financial condition and results of operations.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements are issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment.

Where You Can Find Us

 The Company’s principal executive office and mailing address is at 370 Amapola Ave., Suite 200-A, Torrance, California 90501.

 Telephone: 310-895-1839.

Where You Can Find More Information

We have restarted filing annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

Our Filing Status as a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;

●

Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of

2002 (“SOX”);

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus. The risks and uncertainties described in this prospectus are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference into this prospectus actually occurs, then our business, results of operations and financial condition could be adversely affected in a material way. This could cause the market price of the Class B Common Stock  to decline, perhaps significantly, and you may lose part or all of your investment.

Our independent registered public accounting firm's report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

The Company has and operates small ongoing revenue generating businesses.   As of September 30, 2020, the Company reported revenue of $1,304,877 and an accumulated deficit of $19,445,493 as of the end of the period. Further, we expect to incur significant costs in pursuit of our EV acquisition plans. Management's plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management's Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial EV business combination may not be successful. These factors, among other conditions, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in merging with another entity with experienced management and profitable operations. No assurances can be given that we will be successful in achieving these objectives.

Risks Related to this Offering and Ownership of Shares of Our The Class B Common Stock

Closing of the offering and escrow of offering proceeds subject to finalizing acquisition agreement with an Electric Vehicles Manufacturer or finalizing a JV with such.

Until we finalize an acquisition agreement with an Electric Vehicle manufacturer; or until we finalize our Joint Venture (JV) agreement with one or more identified Electric Vehicles manufacturers and commence our planned Electric Vehicles operations, whether as a result of: (i) the receipt of sufficient Offering Proceeds from the issuance and sale of the Class B Common Stock subject to this Offering; or (ii) receipt of Offering Proceeds together with revenues from our other operations, our plan is to place the Offering Proceeds in an account established for the purpose of the holding the proceeds from the sale of the Class B Common Stock  pursuant to this Offering, whether in an escrow, trust or similar account, until we finalize an acquisition agreement with an Electric Vehicle manufacturer; or until we finalize our JV agreement with one or more identified Electric Vehicles manufacturers and commence our planned Electric Vehicles operations, of which there can be no assurance, at which time the Offering Proceeds will be released to the Company and the Closing of the Offering will occur.

The Class B Common Stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Class B Common Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Class B Common Stock  to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of stock we may issue that ranks senior to the Class B Common Stock . Also, the Class B Common Stock  effectively ranks junior to all existing and future indebtedness and to the indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Class B Common Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Class B Common Stock  then outstanding. We have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Class B Common Stock . At September 30, 2020, we had total liabilities of $1,088,382.

Future offerings of debt or senior equity securities may adversely affect the market price of the Class B Common Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instruments containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Class B Common Stock and may result in dilution to owners of the Class B Common Stock. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The holders of the Class B Common Stock  will bear the risk of our future offerings, which may reduce the market price of the Class B Common Stock  and will dilute the value of their holdings in us.

There is no existing market for our The Class B Common Stock  and a trading market that will provide you with adequate liquidity may not develop for our The Class B Common Stock .

The Class B Common Stock is a new issue of securities and currently no market exists for the Class B Common Stock. We intend to apply to have our The Class B Common Stock become listed on the NASDAQ Capital Market and, at the same time, apply for NASDAQ Listing for our Common Stock, which is currently subject to quotation of the OTC Markets under the symbol “NIHK.” However, a trading market for the Class B Common Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. The liquidity of any market for the Class B Common Stock  that may develop, assuming that we qualify for our planned NASDAQ Listing for our Common Stock and The Class B Common Stock, of which there can be no assurance, will depend on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the Class B Common Stock , the market for similar securities and the interest of securities dealers in making a market in the Class B Common Stock . We cannot predict the extent to which investor interest in our company will lead to the development of a trading market in our The Class B Common Stock, or how liquid that market might be. If an active market does not develop, you may have difficulty selling your shares of our The Class B Common Stock. The price of our The Class B Common Stock was determined by the negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the open market following the completion of this offering.

We may issue additional shares of The Class B Common Stock and additional series of preferred stock that rank on parity with the Class B Common Stock as to dividend rights, rights upon liquidation or voting rights.

We are allowed to issue additional shares of The Class B Common Stock and additional series of preferred stock that would rank equally to or above the Class B Common Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our articles of incorporation and the articles of amendment relating to the Class B Common Stock without any vote of the holders of the Class B Common Stock. The issuance of additional shares of The Class B Common Stock and additional series of preferred stock could have the effect of reducing the amounts available to the Class B Common Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Class B Common Stock issued in this offering if we do not have sufficient funds to pay dividends on all The Class B Common Stock outstanding and other classes or series of stock with equal priority with respect to dividends.

If our common stock is delisted, your ability to transfer or sell your shares of the Class B Common Stock may be limited and the market value of the Class B Common Stock will likely be materially adversely affected.

The Class B Common Stock does not contain provisions that are intended to protect you  if our common stock ceased to be subject to quotation on the OTC Market. Since the Class B Common Stock  has no stated maturity date, you may be forced to hold your shares of the Class B Common Stock  and receive stated dividends on the Class B Common Stock  when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof. Also, if our common stock ceased to be subject to quotation on the OTC Market, it is likely that the Class B Common Stock will also ceased to be subject to quotation on the OTC Market. Accordingly, if our common stock ceased to be subject to quotation on the OTC Market, your ability to transfer or sell your shares of the Class B Common Stock  may be limited and the market value of the Class B Common Stock  will likely be materially adversely affected.

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

We intend to use a portion of the net proceeds of this offering to fund acquisitions and initiatives to drive additional growth. We will use the balance for working capital and general corporate purposes, which may include, developing new products and funding capital expenditures and investments. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

The Class B Common Stock  is not convertible, and investors will not realize a corresponding upside if the price of the common stock increases.

The Class B Common Stock is not convertible into the common stock and earns dividends at a fixed rate. Accordingly, an increase in market price of our common stock will not necessarily result in an increase in the market price of our The Class B Common Stock. The market value of the Class B Common Stock may depend more on dividend and interest rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and in the event of dissolution satisfy the liquidation preference with respect to, the Class B Common Stock.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be adversely effected and the price of the Class B Common Stock could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

If we fail to maintain effective internal controls over financial reporting, the price of our Class B Common Stock  may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

The JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations and to reduce the amount of information provided in reports filed with the SEC. We cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Class B Common Stock  less attractive to investors.

We are and we will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our IPO (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed a “large accelerated filer” under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, will therefore be subject to the same new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We cannot predict if investors will find our Class B Common Stock less attractive because we rely on some of the exemptions available to us under the JOBS Act. If some investors find our Class B Common Stock less attractive as a result, there may be a less active trading market for our Class B Common Stock and our stock price may be more volatile. If we avail ourselves of certain exemptions from various reporting requirements, our reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence.

 RISKS RELATED TO OUR INDUSTRY

Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of your investment.

On September 15, 2020, the Company spun-off its specialty real estate holding business to an operating subsidiary and then pivot back to being a technology company. Going forward, the Company intends to focus its business model to operate and manage a portfolio of Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) assets, businesses and operations in addition to its Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices businesses in North America.  The Company has been absent from the technology industry for more than ten years.  Thus, in the Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics industry, the Company is an early stage company.  You must consider the risks and difficulties we face as an early stage company with limited operating history. If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed.  We have a very limited operating history on which investors can base an evaluation of our business, operating results and prospects.  We intend to derive our revenues from sales of the electric vehicles, related sales of zero emission vehicle credits, and from electric powertrain development services and sales.  However, there is no assurance that we could achieve this goal because we are new to this industry.

We would significantly be dependent upon revenue generated from the sale of our yet-to-be-made electric vehicles, and  our success would be dependent upon our ability to design and achieve market acceptance of new electric vehicle models

We currently produce zero electric vehicles.  As soon as we has successfully completed this Offering, we plan to use the proceeds from this offering to acquire a company that sources, designs, develops and manufactures high-performance, affordable and fully electric vehicles that we intend to sell across North America.  Once we have completed the acquisition, we plan to begin production and marketing of various models of electric vehicles.  Our electric vehicles business plan will require significant investment prior to commercial introduction, and may never be successfully developed or commercially successful. There can be no assurance that we will be able to design attractive and affordable models of performance electric vehicles that will meet the expectations of our customers or that our models, will become commercially viable. In particular, it is common in the automotive industry for the production vehicle to have a styling and design different from that of the concept vehicle, which may happen with our electric vehicle models.  To the extent that we are not able to build the models to the expectations and our anticipated specifications, customers may stay away and our future sales could be harmed. Additionally, historically, automobile customers have come to expect new and improved vehicle models to be introduced frequently. In order to meet these expectations, we may in the future be required to introduce on a regular basis new vehicle models as well as enhanced versions of existing vehicle models. As technologies change in the future for automobiles in general and performance electric vehicles specifically, we will be expected to upgrade or adapt our vehicles and introduce new models in order to continue to provide vehicles with the latest technology. To date, we no experience simultaneously designing, testing, manufacturing and selling electric vehicles.

Increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, could harm our business.

We may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. Any such an increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. We intend to use various raw materials in our business including aluminum, steel, nickel, carbon fiber, non-ferrous metals such as copper, as well as cobalt. The prices for these raw materials fluctuate depending on market conditions and global demand for these materials and could adversely affect our business and operating results. For instance, we would be exposed to multiple risks relating to price fluctuations for lithium-ion cells. These risks include:

•

the inability or unwillingness of current battery manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the electric or plug-in hybrid vehicle industry as demand for such cells increases;

•	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

•	an increase in the cost of raw materials, such as cobalt, used in lithium-ion cells.

Our business would be dependent on the continued supply of battery cells for our electric vehicles and for the battery pack we intend to produce for other automobile manufacturers.  Any disruption in the supply of battery cells from vendors could temporarily disrupt production of our electric vehicles and the battery packs we intend to produce for other automobile manufacturers.  Moreover, battery cell manufacturers may not supply us at reasonable prices or on reasonable terms or may choose to refuse to supply electric vehicle manufacturers to the extent they determine that the vehicles are not sufficiently safe.

Our future growth would be dependent upon consumers’ willingness to adopt electric vehicles.

Our electric vehicles business growth would be dependent upon the adoption by consumers of, and we would be subject to an elevated risk of any reduced demand for, alternative fuel vehicles in general and electric vehicles in particular. If the market for electric vehicles does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be harmed. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors.

Other factors that may influence the adoption of alternative fuel vehicles, and specifically electric vehicles, include:

•

perceptions about electric vehicle quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles;

•

perceptions about vehicle safety in general, in particular safety issues that may be attributed to the use of advanced technology, including vehicle electronics and regenerative braking systems, such as the possible perception that Toyota’s recent vehicle recalls may be attributable to these systems;

•	the limited range over which electric vehicles may be driven on a single battery charge;
•	the decline of an electric vehicle’s range resulting from deterioration over time in the battery’s ability to hold a charge;
•	concerns about electric grid capacity and reliability, which could derail our past and present efforts to promote electric vehicles as a practical solution to vehicles which require gasoline;
•	the availability of alternative fuel vehicles, including plug-in hybrid electric vehicles;
•	improvements in the fuel economy of the internal combustion engine;
•	the availability of service for electric vehicles;

•	consumers’ desire and ability to purchase a luxury automobile or one that is perceived as exclusive;
•	the environmental consciousness of consumers;
•	volatility in the cost of oil and gasoline;
•	consumers’ perceptions of the dependency of the United States on oil from unstable or hostile countries;
•	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;
•	access to charging stations, standardization of electric vehicle charging systems and consumers’ perceptions about convenience and cost to charge an electric vehicle;
•	the availability of tax and other governmental incentives to purchase and operate electric vehicles or future regulation requiring increased use of nonpolluting vehicles;
•	perceptions about and the actual cost of alternative fuel; and
•	macroeconomic factors.

In addition, recent reports have suggested the potential for extreme temperatures to affect the range or performance of electric vehicles.  The influence of any of the factors described above may cause current or potential customers not to purchase our electric vehicles, which would materially adversely affect our business, operating results, financial condition and prospects.

The operation of electric vehicles is different from internal combustion engine vehicles and customers may experience difficulty operating them properly, including difficulty transitioning between different methods of braking.

We would design our vehicles to minimize inconvenience and inadvertent driver damage to the powertrain. In certain instances, these protections may cause the vehicle to behave in ways that are unfamiliar to drivers of internal combustion vehicles. However, there is no assurance that our design would achieve such goals.

Developments in alternative technologies or improvements in the internal combustion engine may materially adversely affect the demand for our electric vehicles.

Significant developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways we do not currently anticipate. For example, fuel which is abundant and relatively inexpensive in North America, such as compressed natural gas, may emerge as consumers’ preferred alternative to petroleum based propulsion. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced electric vehicles, which could result in the loss of competitiveness of our vehicles, decreased revenue and a loss of market share to competitors.

If we are unable to design, develop, market and sell new electric vehicles and services that address additional market opportunities, our business, prospects and operating results will suffer.

We may not be able to successfully develop new electric vehicles and services, address new market segments or develop a significantly broader customer base. To date, we have focused our business on the sale of high-performance electric vehicles and have targeted relatively affluent consumers.  We have not completed the design, component sourcing or manufacturing process for any of the electric vehicle models, so it is difficult to forecast its eventual cost, manufacturability or quality. Therefore, there can be no assurance that we will be able to deliver a vehicle that is ultimately competitive in the premium vehicle market.

Any changes to the Federal Trade Commission’s electric vehicle range testing procedure or the United States Environmental Protection Agency’s energy consumption regulations for electric vehicles could result in a reduction to the advertised range of our vehicles which could negatively impact our sales and harm our business.

The Federal Trade Commission (FTC) requires us to calculate and display the range of our electric vehicles on a label we affix to the vehicle’s window. The FTC specifies that we follow testing requirements set forth by the Society of Automotive Engineers (SAE) which further requires that we test using the EPA’s combined city and highway testing cycles. The EPA recently announced that it would develop and establish new energy efficiency testing methodologies for electric vehicles. Based on initial indications from the EPA, we believe it is likely that the EPA will modify its testing cycles in a manner that, when applied to our vehicles, could reduce the advertised range of our vehicles by up to 30% as compared to the combined two-cycle test currently applicable to our vehicles. However, there can be no assurance that the modified EPA testing cycles will not result in a greater reduction. To the extent that the FTC adopts these procedures in place of the current procedures from the SAE, this could impair our ability to advertise the Tesla Roadster as a vehicle that is capable of going in excess of 200 miles. Moreover, such changes could impair our ability to deliver the Model S with the initially advertised range, which could result in the cancellation of a number of the approximately 4,600 reservations that have been placed for the Model S as of April 30, 2011. Any reduction in the advertised range of our vehicles could negatively impact our vehicle sales and harm our business. The EPA’s final rule on fuel economy labeling is scheduled for release in the summer of 2011 with an effective date likely to apply to model year 2013, but potentially as soon as model year 2012.

We may experience significant delays in the design, manufacture, launch and financing of various models of our electric vehicles which could harm our business and prospects.

Once we receive proceeds from this Offering, and use the proceeds to acquire an electric vehicles manufacturer, we intend to introduce models of crossover of electric vehicles within twelve months of the completion of the projected acquisition. Any delay in the completing this Offering, making acquisition of an electric vehicles manufacturer, obtaining additional financing, source, design, manufacture and launch of models of our electric vehicles, could materially damage our brand, business, prospects, financial condition and operating results. Automobile manufacturers often experience delays in the design, manufacture and commercial release of new vehicle models. We may experience similar delays, cost overruns and adverse publicity before we could launch our electric vehicle models, any of which could be significant.

The automotive market is highly competitive, and we may not be successful in competing in this industry. We currently face competition from established competitors and expect to face competition from others in the future.

The worldwide automotive market, particularly for alternative fuel vehicles, is highly competitive today and we expect it will become even more so in the future. Another automobile manufacturer entered the electric vehicle market at the end of 2010 and we expect additional competitors to enter this market within the next several years and as they do so we expect that we will experience significant competition. With respect to our anticipated models, we expect to face strong competition from established automobile manufacturers, including manufacturers of high-performance vehicles, such as Tesla, Porsche and Ferrari. In addition, we will face competition from existing and future automobile manufacturers in the extremely competitive premium sedan market, including Audi, BMW, Lexus and Mercedes.

Many established and new automobile manufacturers have entered or have announced plans to enter the alternative fuel vehicle market. In Japan, Mitsubishi has been selling its electric iMiEV since April 2010. In December 2010, Nissan introduced in the United States the Nissan Leaf, a fully electric vehicle and Ford has announced that it plans to introduce an electric vehicle in 2011. In addition, several manufacturers, including General Motors, Toyota, Ford, and Honda, are each selling hybrid vehicles, and certain of these manufacturers have announced plug-in versions of their hybrid vehicles. For example, in December 2010, General Motors introduced the Chevrolet Volt, which is a plug-in hybrid vehicle that operates purely on electric power for a limited number of miles, at which time an internal combustion engine engages to recharge the battery.

Moreover, it has been reported that BMW, Daimler, Lexus, Audi, Renault and Volkswagen are also developing electric vehicles. Several new start-ups have also announced plans to enter the market for performance electric vehicles, although none of these have yet come to market. Finally, electric vehicles have already been brought to market in China and other foreign countries and we expect a number of those manufacturers to enter the United States market as well.

Most of our prospective competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we would have and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Virtually all of our prospective competitors have extensive customer bases and broader customer and industry relationships than we would have. In addition, almost all of these companies have longer operating histories and greater name recognition than we would do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively.

Furthermore, certain large manufacturers offer financing and leasing options on their vehicles and also have the ability to market vehicles at a substantial discount, provided that the vehicles are financed through their affiliated financing company. We would not be in a position to offer any such financing program to customers in the United States. We do not currently offer, or plan to offer, any form of direct financing on our vehicles. We have not in the past, and do not currently, offer customary discounts on our vehicles. The lack of our direct financing options and the absence of customary vehicle discounts could put us at a competitive disadvantage.

We expect competition in our industry to intensify in the future in light of increased demand for alternative fuel vehicles, continuing globalization and consolidation in the worldwide automotive industry. Factors affecting competition include product quality and features, innovation and development time, pricing, reliability, safety, fuel economy, customer service and financing terms. Increased competition may lead to lower vehicle unit sales and increased inventory, which may result in a further downward price pressure and adversely affect our business, financial condition, operating results and prospects. Our ability to successfully compete in our industry will be fundamental to our future success in existing and new markets and our market share. There can be no assurances that we will be able to compete successfully in the electric vehicle industry/markets. If our competitors introduce new cars or services that compete with or surpass the quality, price or performance of the vehicles we anticipate to make, we may be unable to attract or satisfy our prospective customers at the prices and levels that would allow us to generate attractive rates of return on our investment. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm our business, prospects, financial condition and operating results.

Demand in the automobile industry is highly volatile.

Volatility of demand in the automobile industry may materially and adversely affect our business, prospects, operating results and financial condition. The markets in which we anticipate/plan to compete in the future have been subject to considerable volatility in demand in recent periods. For example, according to automotive industry sources, sales of passenger vehicles in North America during the fourth quarter of 2019 were over 31% lower than those during the same period in the prior year. Demand for automobile sales depends to a large extent on general, economic, political and social conditions in a given market and the introduction of new vehicles and technologies. As a new automobile manufacturer and low volume producer, we have less financial resources than more established automobile manufacturers to withstand changes in the market and disruptions in demand. As our business grows, economic conditions and trends in other countries and regions where we sell our electric vehicles will impact our business, prospects and operating results as well. Demand for our electric vehicles may also be affected by factors directly impacting automobile price or the cost of purchasing and operating automobiles such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, including tariffs, import regulation and other taxes. Volatility in demand may lead to lower vehicle unit sales and increased inventory, which may result in further downward price pressure and adversely affect our business, prospects, financial condition and operating results. These effects may have a more pronounced impact on our business given our relatively smaller scale and financial resources as compared to many incumbent automobile manufacturers.

RISKS RELATED TO OUR BUSINESS

Our business, operating results, cash flows and financial condition are subject to various risks and uncertainties, including, without limitation, those set forth below, any one of which could cause our actual operating results to vary materially from recent results or from our anticipated future results.

We have a limited operating history, and may not be able to operate our business successfully or generate sufficient cash flow to sustain distributions to our stockholders.

We have a limited operating history. We currently own three investment properties. We are subject to many of the business risks and uncertainties associated with any new business enterprise. We cannot assure you that we will be able to operate our business successfully or profitably or find additional suitable investments. Our ability to provide attractive risk-adjusted returns to our stockholders over the long term is dependent on our ability both to generate sufficient cash flow to pay an attractive dividend and to achieve capital appreciation, and we cannot assure you we will do either. There can be no assurance that we will be able to continue to generate sufficient revenue from operations to pay our operating expenses and make distributions to stockholders. The results of our operations and the execution on our business plan depend on several factors, including the availability of additional opportunities for investment, the performance of our existing properties and tenants, the availability of adequate equity and debt financing, the federal and state regulatory environment relating to the medical-use cannabis industry, conditions in the financial markets and economic conditions.

Risks Related to Our Real Estate Investments and Operations

Our current real estate portfolio consists of three investment properties and will likely continue to be concentrated in a limited number of properties in the future, which subjects us to an increased risk of significant loss if any property declines in value or if we are unable to lease a property.

As at December 31, 2019, we owned three real estate investment properties. We have no tenant nor rental revenues for the year ended December 31, 2019.  As at September 30, 2020 we still owned two real estate investment properties. Lease payment defaults by any of our future tenants or a significant decline in the value of any single property would materially adversely affect our business, financial position and results of operations, including our ability to make distributions to our stockholders. A lack of diversification may also increases the potential that a single underperforming investment could have a material adverse effect on our cash flows and the price we could realize from the sale of our properties. Any adverse change in the financial condition of any of our future tenants would subject us to a significant risk of loss.

In addition, failure by any our future tenants to comply with the terms of its lease agreement with us could require us to find another lessee for the applicable property. We may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing that property. Furthermore, we cannot assure you that we will be able to re-lease that property for the rent we currently receive, or at all, or that a lease termination would not result in our having to sell the property at a loss. The result of any of the foregoing risks could materially and adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

General real estate investment risks may adversely affect property income and values.

Real estate investments are subject to a variety of risks. If the multifamily properties and other real estate investments do not generate sufficient income to meet operating expenses, including debt service and capital expenditures, cash flow and the ability to make distributions to NIHK's stockholders will be adversely affected. Income from the multifamily properties may be further adversely affected by, among other things, the following factors:

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changes in the general or local economic climate, including layoffs, plant closings, industry slowdowns, relocations of significant local employers and other events negatively impacting local employment rates and wages and the local economy;

•	local economic conditions in which the multifamily properties are located, such as oversupply of housing or a reduction in demand for rental housing;
•

the attractiveness and desirability of our multifamily properties to tenants, including, without limitation, our technology offerings and our ability to identify and cost effectively implement new, relevant technologies, and to keep up with constantly changing consumer demand for the latest innovations;

•

inflationary environments in which the costs to operate and maintain multifamily properties increase at a rate greater than our ability to increase rents, or deflationary environments where we may be exposed to declining rents more quickly under our short-term leases;

•	competition from other available housing alternatives;
•	changes in rent control or stabilization laws or other laws regulating housing;
•	the Company’s ability to provide for adequate maintenance and insurance;
•	declines in the financial condition of our tenants, which may make it more difficult for us to collect rents from some tenants;
•	tenants' perceptions of the safety, convenience and attractiveness of our multifamily properties and the neighborhoods where they are located; and
•	changes in interest rates and availability of financing.

As leases at the multifamily properties expire, tenants may enter into new leases on terms that are less favorable to the Company. Income and real estate values also may be adversely affected by such factors as applicable laws, including, without limitation, the Americans with Disabilities Act of 1990 (the "Disabilities Act"), Fair Housing Amendment Act of 1988 (the "FHAA"), permanent and temporary rent control laws, rent stabilization laws, other laws regulating housing that may prevent the Company from raising rents to offset increased operating expenses, and tax laws.

Short-term leases expose us to the effects of declining market rents, and the Company may be unable to renew leases or relet units as leases expire.

Substantially all of our apartment leases are for a term of one year or less. If the Company is unable to promptly renew the leases or relet the units, or if the rental rates upon renewal or reletting are significantly lower than expected rates, then the Company’s results of operations and financial condition will be adversely affected. With these short term leases, our rental revenues are impacted by declines in market rents more quickly than if our leases were for longer terms.

National and regional economic environments can negatively impact the Company’s liquidity and operating results.

The Company's forecast for the national economy assumes growth of the gross domestic product of the national economy and the economies of the west coast states. In the event of a recession, the Company could incur reductions in rental rates, occupancy levels, property valuations and increases in operating costs such as advertising and turnover expenses. A recession may affect consumer confidence and spending and negatively impact the volume and pricing of real estate transactions, which could negatively affect the Company’s liquidity and its ability to vary its portfolio promptly in response to changes to the economy. Furthermore, if residents do not experience increases in their income, they may be unable or unwilling to pay rent increases, and delinquencies in rent payments and rent defaults may increase.

Rent control, or other changes in applicable laws, or noncompliance with applicable laws, could adversely affect the Company's operations or expose us to liability.

The Company must own, operate, manage, acquire, develop and redevelop its properties in compliance with numerous federal, state and local laws and regulations, some of which may conflict with one another or be subject to limited judicial or regulatory interpretations. These laws and regulations may include zoning laws, building codes, rent control or stabilization laws, federal, state and local tax laws, landlord tenant laws, environmental laws, employment laws, immigration laws and other laws regulating housing or that are generally applicable to the Company's business and operations. Noncompliance with laws could expose the Company to liability. If the Company does not comply with any or all of these requirements, it may have to pay fines to government authorities or damage awards to private litigants, and/or may have to decrease rents in order to comply with such requirements. The Company does not know whether these requirements will change or whether new requirements will be imposed. Changes in, or noncompliance with, these regulatory requirements could require the Company to make significant unanticipated expenditures, which could have a material adverse effect on the Company's financial condition, results of operations or cash flows.

In addition, rent control or rent stabilization laws and other regulatory restrictions may limit our ability to increase rents and pass through new or increased operating costs to our tenants. There has been a recent increase in municipalities, including those in which we own properties, considering or being urged by advocacy groups to consider rent control or rent stabilization laws and regulations or take other actions which could limit our ability to raise rents based solely on market conditions. These initiatives and any other future enactments of rent control or rent stabilization laws or other laws regulating multifamily housing, as well as any lawsuits against the Company arising from such rent control or other laws, may reduce rental revenues or increase operating costs. Such laws and regulations limit our ability to charge market rents, increase rents, evict tenants or recover increases in our operating expenses and could reduce the value of our multifamily properties or make it more difficult for us to dispose of properties in certain circumstances. Expenses associated with our investment in these multifamily properties, such as debt service, real estate taxes, insurance and maintenance costs, are generally not reduced when circumstances cause a reduction in rental income from the community. Furthermore, such regulations may negatively impact our ability to attract higher-paying tenants to such multifamily properties.

Acquisitions of multifamily properties involve various risks and uncertainties and may fail to meet expectations.

The Company intends to continue to acquire apartment multifamily properties. However, there are risks that acquisitions will fail to meet the Company’s expectations. The Company’s estimates of future income, expenses and the costs of improvements or redevelopment that are necessary to allow the Company to market an acquired apartment community as originally intended may prove to be inaccurate. In addition, following an acquisition, the value and operational performance of an apartment community may be diminished if obsolescence or neighborhood changes occur before we are able to redevelop or sell the community. Also, in connection with such acquisitions, we may assume unknown liabilities, which could ultimately lead to material costs for us that we did not expect to incur. The Company expects to finance future acquisitions, in whole or in part, under various forms of secured or unsecured financing or through the issuance of partnership units by the Operating Partnership or related partnerships or joint ventures or additional equity by the Company. The use of equity financing, rather than debt, for future developments or acquisitions could dilute the interest of the Company’s existing stockholders. If the Company finances new acquisitions under existing lines of credit, there is a risk that, unless the Company obtains substitute financing, the Company may not be able to undertake additional borrowing for further acquisitions or developments or such borrowing may be not available on advantageous terms.

Development and redevelopment activities may be delayed, not completed, and/or not achieve expected results.

The Company pursues development and redevelopment projects and these projects generally require various governmental and other approvals, which have no assurance of being received and/or the timing of which may be delayed from the Company’s expectations. The Company defines development projects as new multifamily properties that are being constructed or are newly constructed and are in a phase of lease-up and have not yet reached stabilized operations, and redevelopment projects as existing properties owned or recently acquired that have been targeted for additional investment by the Company with the expectation of increased financial returns through property improvement.

The Company’s development and redevelopment activities generally entail certain risks, including, among others:

•	funds may be expended and management's time devoted to projects that may not be completed on time or at all;

•	construction costs of a project may exceed original estimates possibly making the project economically unfeasible;
•	projects may be delayed due to, without limitation, adverse weather conditions, labor or material shortage, or environmental remediation;

•	occupancy rates and rents at a completed project may be less than anticipated;

•

expenses at completed development or redevelopment projects may be higher than anticipated, including, without limitation, due to costs of environmental remediation or increased costs for labor, materials and leasing;

•

we may be unable to obtain, or experience a delay in obtaining, necessary zoning, occupancy, or other required governmental or third party permits and authorizations, which could result in increased costs or delay or abandonment of opportunities;

•	we may be unable to obtain financing with favorable terms, or at all, for the proposed development or redevelopment of a community, which may cause us to delay or abandon an opportunity; and

•

we may incur liabilities to third parties during the development process, for example, in connection with managing existing improvements on the site prior to tenant terminations and demolition (such as commercial space) or in connection with providing services to third parties (such as the construction of shared infrastructure or other improvements.)

These risks may reduce the funds available for distribution to our stockholders. Further, the development and redevelopment of multifamily properties is also subject to the general risks associated with real estate investments. For further information regarding these risks, please see the risk factor above titled "General real estate investment risks may adversely affect property income and values."

Our apartment multifamily properties may be subject to unknown or contingent liabilities which could cause us to incur substantial costs.

The properties that the Company owns or may acquire are or may be subject to unknown or contingent liabilities for which the Company may have no recourse, or only limited recourse, against the sellers. In general, the representations and warranties provided under the transaction agreements related to the sales of the properties may not survive the closing of the transactions. While the Company will seek to require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification may be limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses. As a result, there is no guarantee that we will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that may be incurred with respect to liabilities associated with apartment multifamily properties may exceed our expectations, and we may experience other unanticipated adverse effects, all of which may adversely affect our business, financial condition and results of operations.

The geographic concentration of the Company’s multifamily properties and fluctuations in local markets may adversely impact the Company’s financial condition and operating results.

The geographic concentration of our properties could present risks if local property market performance falls below expectations. In general, factors that may adversely affect local market and economic conditions include, among others, the following:

•	the economic climate, which may be adversely impacted by a reduction in jobs or income levels, industry slowdowns, changing demographics and other factors;

•	local conditions, such as oversupply of, or reduced demand for, apartment homes;

•	declines in household formation or employment or lack of employment growth;

•

rent control or stabilization laws, or other laws regulating rental housing, which could prevent the Company from raising rents to offset increases in operating costs, or the inability or unwillingness of tenants to pay rent increases;

•	competition from other available apartments and other housing alternatives and changes in market rental rates;

•	economic conditions that could cause an increase in our operating expenses, including increases in property taxes, utilities and routine maintenance; and

•	regional specific acts of nature (e.g., earthquakes, fires, floods, etc.).

Because the Company’s multifamily properties would be primarily located in Southern California, Northern California, Clark County, Nevada, and Baltimore, Maryland and other metropolitan area, the Company is exposed to greater economic concentration risks than if it owned a more geographically diverse portfolio. The Company is susceptible to adverse developments in California, Nevada, Maryland  and Urban/metropolitan economic and regulatory environments, such as increases in real estate and other taxes, and increased costs of complying with governmental regulations. In addition, the State of California is generally regarded as more litigious and more highly regulated and taxed than many states, which may reduce demand for the Company’s properties. Any adverse developments in the economy or real estate markets in California, Nevada, Maryland  and Urban/metropolitan, or any decrease in demand for the Company’s multifamily properties resulting from the California, Nevada, Maryland  and Urban/metropolitan regulatory or business environments, could have an adverse effect on the Company’s business and results of operations.

Our success depends on certain key personnel.

Our performance to date has been and will continue to be largely dependent on the talents, efforts and performance of our senior management and key technical personnel. It is anticipated that our executive officers will enter into employment agreements. However, while it is customary to use employment agreements as a method of retaining the services of key personnel, these agreements do not guarantee us the continued services of such employees. In addition, we have not entered into employment agreements with most of our key personnel. The loss of our executive officers or our other key personnel, particularly with little or no notice, could cause delays on projects and could have an adverse impact on our client and industry relationships, our business, operating results or financial condition.

We rely on highly skilled and qualified personnel, and if we are unable to continue to attract and retain such qualified personnel it will adversely affect our businesses.

Our success depends to a significant extent on our ability to identify, attract, hire, train and retain qualified creative, technical and managerial personnel. We expect competition for personnel with the specialized creative and technical skills needed to provide our services will continue to intensify. We often hire individuals on a project-by-project basis, and individuals who work on one or more projects for us may not be available to work on future projects. If we have difficulty identifying, attracting, hiring, training and retaining such qualified personnel, or incur significant costs in order to do so, our business and financial results could be negatively impacted.

If we are unable to effectively manage organizational productivity and global supply chain efficiency and flexibility, then our business could be adversely affected.

We need to continually evaluate our organizational productivity and supply chains and assess opportunities to reduce costs. We must also enhance quality, speed and flexibility to meet changing and uncertain market conditions. Our success also depends in part on refining our cost structure and supply chains so that we have flexibility and are able to respond to market pressures to protect profitability and cash flow or ramp up quickly and effectively to meet demand. Failure to achieve the desired level of quality, capacity or cost reductions could adversely affect our financial results. Despite our efforts to control costs and increase efficiency in our facilities, increased competition could still cause us to realize lower operating margins and profitability.

Our operating results may fluctuate significantly, which may cause the market price of our common stock to decrease significantly.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. As a result of these fluctuations, financial planning and forecasting may be more difficult and comparisons of our operating results on a period-to-period basis may not necessarily be meaningful. Accordingly, you should not rely on our annual and quarterly results of operations as any indication of future performance. Each of the risk factors described in this “Risks Related to Our Business” section, and the following factors, may affect our operating results:

●	our ability to continue to attract clients for our services and products;
●	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure;
●	our focus on long-term goals over short-term results;
●	the results of our investments in high risk products;
●	general economic conditions and those economic conditions specific to our industries;
●	changes in business cycles that affect the markets in which we sell our products and services; and
●	geopolitical events such as war, threat of war or terrorist actions.

In response to these fluctuations, the value of our common stock could decrease significantly in spite of our operating performance. In addition, our business, and the alcoholic beverage business, has historically been cyclical and seasonal in nature, reflecting overall economic conditions as well as client budgeting and buying patterns.  The cyclicality and seasonality in our business could become more pronounced and may cause our operating results to fluctuate more widely.

We have a history of losses, have generated limited revenue to date, and may continue to suffer losses in the future.

We have a history of losses and have generated limited revenue to date. We expect to continue to incur losses for the foreseeable future. If we cannot become profitable, our financial condition will deteriorate, and we may be unable to achieve our business objectives, including without limitation, having to cease operations due to a lack of capital.

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not available may require us to delay, scale back or cease our marketing or product development activities and operations.

We will require substantial additional capital in order to continue the marketing of our existing products and complete the development of our contemplated products. Raising funds in the current economic climate may be difficult and additional funding may not be available on acceptable terms, or at all.

The amount and timing of our future funding requirements, both near- and long-term, will depend on many factors, including, but not limited to:

●	the number and characteristics of investments or products that we pursue;

●	our potential need to expand operations, including the hiring of additional employees;

●	the costs of licensing, acquiring or investing in complimentary businesses, products and technologies;

●	the effect of any competing technological or market developments;

●	the need to implement additional internal systems and infrastructure, including financial and reporting systems; and

●	the economic and other terms, timing of and success of our co-branding, licensing, collaboration or marketing relationships into which we have entered or may enter in the future.

Some of these factors are outside of our control. We will require an additional capital infusion in order to get back to as an operating technology-focused company that design, manufacture, install and sell Electric Vehicles, Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered through Artificial Intelligence, Machine Learning and Robotic technologies. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to raise additional capital when required or on acceptable terms, we may be required to significantly delay, scale back or discontinue the development or marketing of one or more of our products or product candidates or curtail our operations, which will have a Material Adverse Effect on our business, operating results and prospects.

We may sell additional equity or debt securities or enter into other arrangements to fund our operations, which may result in dilution to our stockholders and impose restrictions or limitations on our business.

We may seek additional funding through a combination of equity offerings, debt-financings, or other third party funding or other collaborations, strategic alliances or licensing arrangements. These financing activities may have an adverse impact on our stockholders’ rights as well as our operations. For instance, any debt financing may impose restrictive covenants on our operations or otherwise adversely affect the holdings or the rights of our stockholders. In addition, if we seek funds through arrangements with partners, these arrangements may require us to relinquish rights to some of our technologies, products or product candidates or otherwise agree to terms unfavorable to us.

Acquisitions we pursue in our industry and related industries could result in operating difficulties, dilution to our stockholders and other consequences harmful to our business.

As part of our growth strategy, we may selectively pursue strategic acquisitions in our industry and related industries. We may not be able to consummate such acquisitions, which could adversely impact our growth. If we do consummate acquisitions, integrating an acquired company, business or technology may result in unforeseen operating difficulties and expenditures, including:

●	increased expenses due to transaction and integration costs;

●	potential liabilities of the acquired businesses;

●	potential adverse tax and accounting effects of the acquisitions;

●	diversion of capital and other resources from our existing businesses;

●	diversion of our management’s attention during the acquisition process and any transition periods;

●	loss of key employees of the acquired businesses following the acquisition; and

●	inaccurate budgets and projected financial statements due to inaccurate valuation assessments of the acquired businesses.

Foreign acquisitions also involve unique risks related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

Our evaluations of potential acquisitions may not accurately assess the value or prospects of acquisition candidates, and the anticipated benefits from our future acquisitions may not materialize. In addition, future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, including our common stock, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition.

Interruption or failure of our information technology systems could impair our ability to effectively and timely provide our services and products, which could damage our reputation and have an adverse impact on our operating results.

Our systems are vulnerable to damage or interruption from earthquakes, hurricanes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses or other attempts to harm our systems, and similar events. Our facilities are located in areas with a high risk of major earthquakes and are also subject to break-ins, sabotage and intentional acts of vandalism. Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster or other unanticipated problems at our Santa Monica, California facility or manufacturing facility located in Orange County, California could result in lengthy interruptions in our projects and our ability to deliver services. An error or defect in the software, a failure in the hardware, a failure of our backup facilities could delay our delivery of products and services and could result in significantly increased production costs, hinder our ability to retain and attract clients and damage our brand if clients believe we are unreliable. Given our reliance on our industry relationships, it could also result in a decrease in our revenues and otherwise adversely affect our business and operating results.

Our insurance policies are expensive and only protect us from some business risks, which will leave us exposed to significant uninsured liabilities.

We do not carry insurance for all categories of risk that our business may encounter. Some of the policies that we generally maintain include general liability, automobile and property insurance. We do not know, however, if we will be able to maintain insurance with adequate levels of coverage. In addition, we do not know if we will be able to obtain and maintain coverage for the business in which we engage. No assurance can be given that an insurance carrier will not seek to cancel or deny coverage after a claim has occurred. Any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, financial condition and business results.

Our business is subject to the risks of earthquakes, fires, floods, power outages and other catastrophic events, and to interruption by manmade problems such as terrorism. A disruption at our production facility could adversely impact our results of operations, cash flows and financial condition.

All of our products are produced in one location, which is located in Southern California. A significant natural disaster, such as an earthquake, fire or a flood or a significant power outage could have a material adverse impact on our business, financial condition or operating results. If there were a catastrophic failure at our major production facility, our business would be adversely affected. The loss of a substantial amount of inventory – through fire, other natural or man-made disaster, contamination, or otherwise – could result in a significant reduction in supply of the affected product or products. Similarly, if we experienced a disruption in the supply of our products, our business could suffer. A consequence of any of these supply disruptions could be our inability to meet consumer demand for the affected products for a period of time. In addition, there can be no assurance that insurance proceeds would cover the replacement value of our products or other assets if they were to be lost. In addition, if a catastrophe such as an earthquake, fire, flood or power loss should affect one of the third parties on which we rely, our business prospects could be harmed. Moreover, acts of terrorism could cause disruptions in our business or the business of our third-party service providers, partners, customers or the economy as a whole.

Future tax law changes and/or interpretation of existing tax laws may adversely affect our effective income tax rate and the resolution of unrecognized tax benefits.

We are subject to income taxation in the U.S. It is possible that future income tax legislation may be enacted that could have a material impact on our income tax provision. We believe that our tax estimates are reasonable and appropriate, however, there are inherent uncertainties in these estimates. As a result, the ultimate outcome from any potential audit could be materially different from amounts reflected in our income tax provisions and accruals. Future settlements of income tax audits may have a material effect on earnings between the period of initial recognition of tax estimates in the financial statements and the timing of ultimate tax audit settlement.

Potential liabilities and costs from litigation and other legal proceedings could adversely affect our business.

From time to time we may be subject to various lawsuits, claims, disputes and investigations in the normal conduct of our operations. These include, but are not limited to, commercial disputes, including purported class actions, employment claims, actions by tax and customs authorities, and environmental matters. Some of these legal proceedings may include claims for substantial or unspecified damages. It is possible that some of the actions could be decided unfavorably and could adversely affect our results of operations, cash flows or financial condition. In addition, because litigation and other legal proceedings can be costly to defend, even actions that are ultimately decided in our favor could have a negative impact on our results of operations and cash flows. If Tara Spencer enforces the Labor Commission judgment against the Company for the amount owed, this may result in a material adverse effect on our financial condition.

Historical financial statements may not be reflective of our future results of operations, cash flows, and financial condition.

Although we believe that you have been provided access to all material information necessary to make an informed assessment of our assets and liabilities, financial position, profits and losses and prospects, historical financial statements do not represent what our results of operations, cash flows, or financial position will be in the future.

We must expend time and resources addressing potential cybersecurity risk, and any breach of our information security safeguards could have a material adverse effect on the Company.

The threat of cyber attacks requires additional time and money to be expended in efforts to prevent any breaches of our information security protocols. However, we can provide no assurances that we can prevent all such attempts from being successful, which could result in expenses to address and remediate such breaches as well as potentially losing the confidence of our customers who depend upon our services to prevent and mitigate such attacks on their respective business. Should a material breach of our information security systems occur, it would likely have a material adverse impact on our business operations, our customer relations, and our current and future sales prospects, resulting in a significant loss of revenue.

Risks Related to Our Common Stock

There currently is only a minimal public market for our common stock. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There currently is only a minimal public market for shares of our common stock and an active market may never develop. Our common stock is currently subject to quotation on the OTC Pink Market operated by the OTC Market’s Group, Inc. under the symbol “NIHK”. While we plan in connection with the Closing of the Offering of our Class B Common Stock  to apply for listing of such Class B Common Stock  on the NASDAQ Capital Market and at the same time apply to the NASDAQ Capital Market for listing our Common Stock, we may not be able to satisfy the listing requirements for our Common Stock to be listed on the NASDAQ Capital Market which are often more widely-traded and liquid markets. Some, but not all, of the factors which may delay or prevent the listing of our Common Stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by, any of the several exchanges and markets to have our common stock listed. Reference is made to the disclosure under “The Offering” and specifically to the subcaption “NASDAQ Capital Markets Listing Requirements,” above.

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your conversion price, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline, precipitously or otherwise, in the event that a large number of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

●	that a broker or dealer approve a person’s account for transactions in penny stocks, and
●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person, and
●

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination, and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The application of Rule 144 creates some investment risk to potential investors; for example, existing shareholders may be able to rely on Rule 144 to sell some of their holdings, driving down the price of the shares you purchased.

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the total number of securities of the same class then outstanding (shares of common stock as of the date of this Report); or
●	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Our common stock may experience volatility in trading or loss in value as a result of the effects of the coronavirus on the US and global economies.

Uncertainties surrounding the effects of the coronavirus on the US and global economies has resulted in an increase in volatility and violent drops in the value of publicly traded securities. While the price of our common stock has not experienced such volatility or loss in value, we can offer no assurances that the long-term effects on the overall US economy will not negatively affect us in the future.

Fluctuations in our quarterly revenues may cause the price of our common stock to decline.

Our operating results have varied significantly from quarter to quarter in the past, and we expect our operating results to vary from quarter to quarter in the future due to a variety of factors, many of which are outside of our control. Therefore, if revenues are below our expectations, this shortfall is likely to adversely and disproportionately affect our operating results. Accordingly, we may not attain positive operating margins in future quarters. Any of these factors could cause our operating results to be below the expectations of securities analysts and investors, which likely would negatively affect the price of our common stock.

Our management and larger stockholders currently exercise significant control over our Company and will continue to have influence over our Company after the offering has concluded, and such influence may be in conflict to your interests.

As of September 30, 2020, our executive officers and directors beneficially own approximately 57.32% of our voting power. As a result, these stockholders have been able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, including the details of this offering.

We do not intend to pay dividends on our common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes. Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the Board of Directors deems relevant. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

In recent years, there have been several changes in laws, rules, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and various other new regulations promulgated by the SEC and rules promulgated by the national securities exchanges. The Dodd-Frank Act, enacted in July 2010, expands federal regulation of corporate governance matters and imposes requirements on publicly-held companies, including us, to, among other things, provide stockholders with a periodic advisory vote on executive compensation and also adds compensation committee reforms and enhanced pay-for-performance disclosures. While some provisions of the Dodd-Frank Act were effective upon enactment, others will be implemented upon the SEC’s adoption of related rules and regulations. The scope and timing of the adoption of such rules and regulations is uncertain and accordingly, the cost of compliance with the Dodd-Frank Act is also uncertain.

In addition, Sarbanes-Oxley specifically requires, among other things, that we maintain effective internal control over financial reporting and disclosure of controls and procedures.

These and other new or changed laws, rules, regulations and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our board of directors and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

Risks Related to Our Electric Vehicles Business Acquisition Strategy

We are dependent upon our ability to successfully complete acquisitions of Electric Vehicles Manufacturer or successful execution of a Joint Venture agreement with an Electric Vehicles Manufacturer to grow our business.

We intend to re-launch our technology focused business model through acquisitions and Joint Ventures (JV) with willing businesses that source, design, develop, manufacture, install and distribute Electric Vehicles, Power Control, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered through Artificial Intelligence, Machine Learning and Robotic technologies.

We also intend to pursue and consummate one or more acquisitions using part of the Offering Proceeds from the sale of our Class B Common Stock as well as other funding sources, which have not yet been determined, if any, to fund any cash portion of the consideration we will pay in connection with those acquisitions. However, such acquisitions may also be subject to conditions and other impediments to closing, including some that are beyond our control, and we may not be able to close any of them successfully, in a timely manner. In addition, our future acquisitions will be required to be closed within certain timeframes as negotiated between us and the acquisition target, and if we are unable to meet the closing deadlines for a given transaction, we may be required to forfeit payments we have made, if any, be forced to renegotiate the transaction on less advantageous terms and could fail to consummate the transaction at all.

Further, we may not be able to identify suitable acquisition candidates, and even if we were to do so, we may only be able to consummate them on less advantageous terms. In addition, some of the businesses we would acquire may incur significant losses from operations, which, in turn, could have a material and adverse impact on our business, results of operations and financial condition.

We may face unforeseen difficulties in the future in fully-integrating the operations of Electric Vehicles Manufacturer to be acquired using the proceeds from this offering, or any other businesses we may acquire in the future. Acquisitions will be an important component of our growth strategy; however, we will need to integrate these acquired businesses successfully in order for our growth strategy to succeed and for us to become profitable. We expect that the management teams of the acquired businesses will adopt our policies, procedures and best practices, and cooperate with each other in scheduling events, booking talent and in other aspects of their operations. We may face difficulty with the integration of Electric Vehicles Manufacturer to be acquired using the proceed from this offering, and any other business we may acquire, such as coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures, the diversion of management’s attention from other business concerns, the inherent risks in entering markets or lines of business in which we have either limited or no direct experience; and the potential loss of key employees, individual service providers, customers and strategic partners of acquired companies.

Further, we expect that future target companies may have material weaknesses in internal controls relating to the proper application of accrual based accounting under the accounting principles generally accepted in the United States of America (“GAAP”) prior to our acquiring them. The Public Company Accounting Oversight Board (the “PCAOB”) defines a material weakness as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. We will be relying on the proper implementation of our policies and procedures to remedy any such material weaknesses and prevent any potential material misstatements in our financial reporting. Any such misstatement could adversely affect the trading price of our common stock, cause investors to lose confidence in our reported financial information, and subject us to civil and criminal fines and penalties. If our acquired companies fail to integrate in these important ways, or we fail to adequately understand the business operations of our acquired companies, our growth and financial results could suffer.

We may enter into acquisitions and take actions in connection with such transactions that could adversely affect our business and results of operations.

Our future growth rate depends in part on our selective acquisition of Electric Vehicles Manufacturer or successful execution of a Joint Venture agreement with an Electric Vehicles Manufacturers. We may be unable to identify suitable targets for acquisition or make further acquisitions at favorable prices. If we identify a suitable acquisition candidate, our ability to successfully complete the acquisition would depend on a variety of factors and may include our ability to obtain financing on acceptable terms and requisite government approvals. In addition, any credit agreements or credit facilities that we may enter into in the future may restrict our ability to make certain acquisitions. In connection with future acquisitions, we could take certain actions that could adversely affect our business, including:

●	using a significant portion of our available cash;
●	issuing equity securities, which would dilute current stockholders’ percentage ownership;
●	incurring substantial debt;
●	incurring or assuming contingent liabilities, known or unknown;
●	incurring amortization expenses related to intangibles; and
●	incurring large accounting write-offs or impairments.

We may also enter into joint ventures, which involve certain unique risks, including, among others, risks relating to the lack of full control of the joint venture, potential disagreements with our joint venture partners about how to manage the joint venture, conflicting interests of the joint venture, requirement to fund the joint venture and its business not being profitable.

In addition, we cannot be certain that the due diligence investigation that we conduct with respect to any investment or acquisition opportunity will reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. For example, instances of fraud, accounting irregularities and other deceptive practices can be difficult to detect. Executive officers, directors and employees may be named as defendants in litigation involving a company we are acquiring or have acquired. Even if we conduct extensive due diligence on a particular investment or acquisition, we may fail to uncover all material issues relating to such investment, including regarding controls and procedures of a particular target or the full scope of its contractual arrangements. We rely on our due diligence to identify potential liabilities in the businesses we acquire, including such things as potential or actual lawsuits, contractual obligations or liabilities imposed by government regulation. However, our due diligence process may not uncover these liabilities, and where we identify a potential liability, we may incorrectly believe that we can consummate the acquisition without subjecting ourselves to that liability. Therefore, it is possible that we could be subject to litigation in respect of these acquired businesses. If our due diligence fails to identify issues specific to an investment or acquisition, we may obtain a lower return from that transaction than the investment would return or otherwise subject ourselves to unexpected liabilities. We may also be forced to write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in our reporting losses. Charges of this nature could contribute to negative market perceptions about us or our shares of common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our Class B Common Stock in this offering will be $10,320,000, based on the public offering price of $10.32 per share, after deducting Placement Agent fees and other expenses of $1,000,000, assuming all of the shares of the Class B Common Stock are sold as a result of the efforts of the Placement Agents, and estimated Offering expenses. Until we finalize an acquisition agreement with an Electric Vehicle manufacturer; or until we finalize our Joint Venture (JV) agreement with one or more identified Electric Vehicles manufacturers and commence our planned Electric Vehicles operations, whether as a result of: (i) the receipt of sufficient Offering Proceeds from the issuance and sale of the Class B Common Stock subject to this Offering; or (ii) receipt of Offering Proceeds together with revenues from our other operations, our plan is to place the Offering Proceeds in an account established for the purpose of the holding the proceeds from the sale of the Class B Common Stock  pursuant to this Offering, whether in an escrow, trust or similar account, until we finalize an acquisition agreement with an Electric Vehicle manufacturer; or until we finalize our JV agreement with one or more identified Electric Vehicles manufacturers and commence our planned Electric Vehicles operations, of which there can be no assurance, at which time the Offering Proceeds will be released to the Company and the Closing of the Offering will occur.

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with the preparation and filing of this registration statement and prospectus.

We intend to use the net proceeds of this offering to re-launch and become a technology company that sources, designs, develops, manufactures, installs and sell Electric Vehicles, Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered through Artificial Intelligence, Machine Learning and Robotic technologies. We will use approximately 80% of the net proceeds of the Offering for financing acquisitions and will use the remaining 20% of the net proceeds for working capital and general corporate purposes to support the resultant product line growth. We will also use the proceeds to pay the legal, accounting and other fees associated with this offering of approximately $277,000. Although we may have to adjust the amounts we will be able to pay for these items and our working capital would be less if we sold less than the maximum amount offered, we do not believe our inability to raise any minimum amount in this offering will have a material impact on us.

Other than the items specified above, we have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. Furthermore, the amount and timing of our actual expenditures will depend on numerous factors, including the cash used in or generated by our operations, the pace of the integration of acquired businesses, the level of our sales and marketing activities and the attractiveness of any additional acquisitions or investments.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our solution development team, the scale achieved by our sales and marketing team, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DIVIDEND POLICY

We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future.

CAPITALIZATION

Set forth below is our cash and capitalization as of September 30, 2020:

●	on an actual basis;
●

on a pro forma as adjusted basis, reflecting the issuance of 1,000,000 shares of the Class B Common

Stock  offered by this prospectus, at $10.32 per share, assuming net proceeds of approximately

$9,320,000, after deducting placement agent fees of $722,400 and estimated offering expenses of $277,600 payable by us. If we sold 67% or 33% of the maximum amount offered, our net proceeds would be approximately $6,050,100 or $2,979,900, respectively.

As of September 30, 2020 (unaudited)
		Pro Forma As Adjusted
	Actual	33% of Maximum	67% of Maximum	Maximum
Cash	$5,341	$2,985,241	$6,055,441	$9,325,341
Current liabilities	8,032	$8,032	$8,032	$8,032
Long-term debt, net of current portion	1,080,350	$1,080,350	$1,080,350	$1,080,350
Total liabilities	1,088,382	$1,088,382	$1,088,382	$1,088,382
Shareholders’ equity
Class B Common Stock , $0.001 par value, authorized 10,000,000 shares; Class B Common Stock issued and outstanding, 0 shares actual and 330,000, 670,000 and 1,000,000 pro forma as adjusted at 33%, 67% and 100% of maximum offering.	$0	$3,300	$6,700	$10,000
Preferred stock, $.001 par value, 1,000,000 shares authorized, 1 issued and outstanding as at December 31, 2019 and September 30, 2020 respectively.	3	3	3	3
Common Stock, $0.001 par value, 1,190,000,000 shares authorized, 169,922,436 issued and outstanding as at December 31, 2019 and September 30, 2020 respectively	171,898	$171,898	$171,898	$171,898
Additional paid-in capital	19,197,097	$22,173,697	$25,240,497	$28,507,097
Accumulated deficit	(19,445,493)	$(19,445,493)	$(19,445,493)	$(19,445,493)
Total shareholders’ equity (deficit)	$(76,497)	$2,903,405	$5,973,605	$9,243,505
Total liabilities and stockholders’ equity	$1,011,885	$3,991,787	$7,061,987	$10,331,887

DILUTION

Not applicable because there is zero shares of our Class B Common Stock issued and outstanding prior to this Offering.

The following financial statements are being filed as part of this Registration Statement:

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

(a) Financial Statements for September 30, 2020

Page

Condensed Consolidated Balance Sheets as of September 30, 2020 (unaudited) and December 31, 2019 (audited)	2

Condensed Consolidated Statements of Operations for the Nine months ended September 30, 2020 and nine months ended September 30, 2020 and 2019 (unaudited)	3

Condensed Consolidated Statements of Changes in Shareholders’ Deficit for the nine months ended September 30, 2020 and 2019 (unaudited)	4

Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2020 and 2019 (unaudited)	4

Notes to the condensed consolidated financial statements (unaudited)	5

(b) Financial Statements for December 31, 2019

VIDEO RIVER NETWORKS INC
CONSOLIDATED BALANCE SHEETS
	As of	December 31,
	September 30, 2020	2019 (audited)
ASSETS
Current Assets:
Cash and cash equivalents	$5,341	$850
Inventory Asset	22,961	-
Other Current Asset	186	-
Real Estate Investments	970,148	1,452,897
Total Current Assets	998,635	1,453,747
Fixed Assets
Fixed assets, net	$13,249	$-
Total Fixed Assets	13,249	-
TOTAL ASSETS	$1,011,885	$1,453,747
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accrued expenses	2,508	-
Current portion, notes payable	5,524	-
Total Current Liabilities	$8,032	$-

Long-Term Liabilities:
Notes payable	$150,000	$-
Notes payable - related party	930,350	1,459,971
Total Long-Term Liabilities	1,080,350	1,459,971
Total Liabilities	$1,088,382	$1,459,971

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.001 par value, 1,000,000 shares authorized, 1 issued and outstanding as at December 31, 2019 and September 30, 2020 respectively.	$3	$-

Common Stock, $0.001 par value, 1,200,000,000 shares authorized, 169,922,436 issued and outstanding as at December 31, 2019 and September 30, 2020 respectively	171,898	169,922
Additional paid in capital	19,197,097	18,974,719
Accumulated deficit	(19,445,493)	(19,150,865)
Total Stockholders’ equity	(42,073)
Non-controlling shareholders	(34,425)
Total Stockholders’ Equity (Deficit)	$(76,497)	$(6,224)
Total Liabilities and Stockholders’ Equity (Deficit)	$1,011,885	$1,453,747
The accompanying notes are an integral part of these consolidated financial statements

VIDEO RIVER NETWORKS INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
Nine Months Ended September 30			Three Months Ended September 30
2020		2019	2020	2019

Net gain from sales of investments under trading securities	$99,877	$-	$19,035	$-
Sales - Investment property	1,205,000	-	-	-
Total Revenue	1,304,877	-	19,035	-

Cost of Investment Properties Sold	1,179,827	-	-	-
Gross Profit	125,050	-	19,035	-

OPERATING EXPENSES
General and administrative	42,923		8,095
Marketing and advertising	16,325	775	1,598	775
Amortization and depreciation	4,301		1,434
Professional fees	66,059	5,423	11,221	4,923
Total Expenses	129,608	6,198	22,347	5,698
INCOME FROM OPERATIONS	(4,559)	(6,198)	(3,312)	(5,698)

OTHER INCOME
Interest expense, net	-	-	-	-
Dividends	173	-	152	-
Unrealized gain (loss)	(128,233)	-	(39,515)	-
Total other income	(128,233)	-	(39,363)	-
INCOME (LOSS) BEFORE TAXES	(132,618)	(6,198)	(42,675)	(5,698)
INCOME TAX PROVISION	-	-	-	-
NET INCOME (LOSS)	$(132,618)	$(6,198)	$(42,675)	$(5,698)

Earnings (loss) per Share: Basic and Diluted	$(0.00068)	$(0.00003)	$(0.0002)	$(0.00)

Weighted Average Common Shares Outstanding: Basic and Diluted	196,223,806	196,223,806	196,223,806	139,153,206

The accompanying notes are an integral part of these condensed consolidated financial statements

VIDEO RIVER NETWORKS INC
STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

			Additional
	Common		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2006	139,153,206	$139,153	$18,974,719	$(19,113,872)	$-

Balance at December 31, 2018	139,153,206	$139,153	$18,974,719	$(19,113,872)	$-

Issuance of common stock to employee	30,769,230	30,769	-	-	30,769
Net income for the period	-	-	-	(36,993)	(36,993)
Balance, December 31, 2019	169,922,436	$169,922	$18,974,719	$(19,150,865)	$(6,224)
Consolidation Adjustment	-	1,975	222,378	(162,008)	62,345
Net income for the period				(132,618)	(132,618)

Balance, September 30, 2020	169,922,436	$171,897	$19,197,097	$(19,445,491)	$(76,497)
			Additional
	Common		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balances – July 1, 2020	169,922,436	$169,922	$18,974,719	$(19,240,807)	(96,166)
Consolidation Adjustment	-	1,975	222,378	(162,008)	62,345
Net income for the period	-	-		(42,675)	(42,675)
Balance, September 30, 2020	169,922,436	$171,897	$19,197,097	$(19,445,491)	$(76,497)

The accompanying notes are an integral part of these consolidated financial statements

VIDEO RIVER NETWORKS INC
STATEMENTS OF CASHFLOWS
(unaudited)
	Nine Months Ended September 30
	2020	2019
Cash Flows from Operating Activities:
Net Income (Loss)	$(132,618)	$(6,198)
Adjustments to reconcile net income (loss) to
net cash used in operating activities:
Inventory Asset: Trading Securities	22,435	-
Accrued expenses	1,522	-
Depreciation	4,301	-
Net cash provided by (used in) operating activities	(104,360)	(6,198)

Net Cash Flows from Investing Activities:
Payment for real estate investment	(439,409)	(1,445,054)
Receipt from sales of real estate investment	922,159	-
Receipt from sales of other investment	41,579	-
Net cash provided by (used in) investing activities	524,328	(1,445,054)

Net Cash Flows from Financing Activities
Borrowing from brokerage loan - margin loan	1,208	-
Line of credit - short term - related party	122,431	-
Line of credit - long term - related party	(726,192)	1,452,443
Proceeds from issuance of long term loan	150,000	-
Proceeds from issuance of stock	25,697	-
Net cash provided by (used in) financing activities	(426,856)	1,452,443

Net increase (decrease) in cash:	(6,888)	1,191
Cash at the beginning of the period:	12,229
Cash at the end of the period:	$5,341	$1,191

Supplemental disclosures of cash flow information Cash paid during the period for:
Cash paid for interest	$115.49	$-
Cash paid for tax	$-	$-
The accompanying notes are an integral part of these consolidated financial statements

VIDEO RIVER NETWORKS, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

1. NATURE OF OPERATIONS

Video River Networks, Inc. (the “Company”) is a technology firm that operates and manages a portfolio of Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) assets, businesses and operations in North America.  The Company’s current and target portfolio businesses and assets include operations that design, develop, manufacture and sell high-performance fully electric vehicles and design, manufacture, install and sell Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered through Artificial Intelligence, Machine Learning and Robotic technologies.  The Company already built minor equity interest/positions in: (1) Tesla, Inc. (TSLA), a California based maker of high-performance fully electric vehicles; (2) Electrameccanica Vehicles Corp. (SOLO), a British Columbia, Canada headquartered company that designs and builds the all-electric SOLO and the Tofino all-electric sport coupe; (3) Lordstown Motors Corp. (RIDE), a Lordstown, Ohio based company that designs and manufactures electric vehicles; (4) Fisker Inc. (FSR), a Los Angeles, California headquartered company that designs and builds all-electric, zero-emissions vehicles; (5) Nikola Corporation (NKLA), a Phoenix, Arizona company that designs and manufactures electric components, drivetrains and vehicles.

Our current technology-focused business model is a result of our board resolution on September 15, 2020 to spin-in/off our specialty real estate holding business to an operating subsidiary and then pivot back to being a technology company.  The Company has now returned back to its original technology-focused businesses of Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices.  In addition to above list, the Company intends to spread its wings into the Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) businesses/markets, targeting acquisition, ownership and operation of acquired EV-AI-ML-R businesses or portfolio of EV-AI-ML-R businesses.

Video River Networks, Inc., prior to September 15, 2020, used to be a specialty real estate holding company, focuses on the acquisition, ownership, and management of specialized industrial properties. Prior to its real estate business model, the Company’s Power Controls Division has used wireless technology to control both residential utility meters and remote, mission-critical devices since 2002.

The current management of the Company resulted from a purchase of voting control of the Company by Community Economic Development Capital LLC, (“CED Capital”) a California limited liability company.  After the change of control transaction, CED Capital spun out the control-stock to its sole unitholder before being sold to the Company for $1. Thereafter CED Capital became an operating subsidiary of the Company.  We used the acquisition of method of accounting for acquisition of subsidiaries by the Group method to account for this transaction.  The cost of the acquisition was measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange.

As previously disclosed on our Form 8-K filed with the Securities and Exchange Commission, on December 8, 2019, on October 29, 2019, the company sold one (1) Special 2019 series A preferred share (one preferred share is convertible 150,000,000 share of common stocks) of the company for Fifty Thousand and 00/100 ($50,000/00) Dollars, to Community Economic Development Capital LLC, a California limited liability company. The Special preferred share controls 60% of the company’s total voting rights. The issuance of the preferred share to Community Economic Development Capital LLC gave to Community Economic Development Capital LLC, the controlling vote to control and dominate the affairs of the company theretofor.

Following the completion of above mentioned transactions, the company pivoted the business model of NIHK to become a specialty real estate holding company for specialized assets including, affordable housing, opportunity zones properties, hemp and cannabis farms, dispensaries facilities, CBD related commercial facilities, industrial and commercial real estate, and other real estate related services.

On September 15, 2020, Video River Networks, Inc. (the “Company”) entered into a stock purchase agreement with Kid Castle Educational Corporation (“Kid Castle”), an entity related to, and controlled by our President and CEO with respect to the purchase through private placement, of 900,000 shares of its preferred stock at a purchase price of $3 in cash and a transfer of 100% interest in, and control of Community Economic Development Capital, LLC (a California Limited Liability Company).   The shares were issued to the investors without registration under the Securities Act of 1933 based upon exemptions from registration provided under Section 4(2) of the Act and Regulation D promulgated thereunder.  The issuances did not involve any public offering; no general solicitation or general advertising was used in connection with the offering.  Following the acquisition, the Company now has 55% of the voting control of and 100% of operating control of Kid Castle.

The consolidated financial statements of the Company therefore include Kid Castle Educational Corporation and its subsidiary, GiveMePower Corporation, and all wholly owned (or majority owned) subsidiaries of GiveMePower  including Alpharidge Capital LLC. (“Alpharidge”), Community Economic Development Capital, LLC. (“CED Capital”), and Cannabinoid Biosciences, Inc. (“CBDX”), and subsidiaries, in which has a controlling voting interest and entities consolidated under the variable interest entities (“VIE”) provisions of ASC 810, “Consolidation” (“ASC 810”), after elimination of intercompany transactions and accounts.  As at the time of this transaction, all four businesses involved in the transaction were controlled by Mr. Frank I Igwealor. Because both the buyer and seller in the above acquisitions were under the control of the same person, the transaction was classified as “common control transaction and therefore fall under “Transactions Between Entities Under Common Control“ subsections of ASC 805-50.

Following the completion of the transaction with Kid Castle, the Company having been partly freed of the internally-managed real estate holding business that focused on the acquisition, ownership and management of specialized industrial properties, affordable housing and opportunity zone real estate properties and businesses, has decided to return back to its original technology-focused businesses of Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices.  In addition to above list, the Company is spreading its wings into the Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) businesses/markets, targeting acquisition, ownership and operation of acquired EV-AI-ML-R businesses or portfolio of EV-AI-ML-R businesses.

NOTE 2. GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company has and operates small ongoing revenue generating businesses.   For the Nine months ended September 30, 2020, the Company reported revenue of $1,304,877 in revenue and an accumulated deficit of $19,445,493 as of the end of the period. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in merging with another entity with experienced management and profitable operations. No assurances can be given that we will be successful in achieving these objectives.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied. The Company has elected a calendar year of December 31 year-end.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiaries, in which the Company has a controlling voting interest and entities consolidated under the variable interest entities (“VIE”) provisions of ASC 810, “Consolidation” (“ASC 810”).  The consolidated financial statements include the Company and Kid Castle Educational Corporation and all of its controlled subsidiary companies.  All significant intercompany accounts and transactions have been eliminated. Investments in business entities in which we do not have control, but we have the ability to exercise significant influence over operating and financial policies (generally 20% to 50% ownership) are accounted for using the equity method of accounting. Operating results of acquired businesses are included in the Consolidated Statements of Income from the date of acquisition. We consolidate variable interest entities if we have operational and financial control, and are deemed to be the >50.1% beneficiary of the profit and loss of the entity. Operating results for variable interest entities in which we are determined to be the primary beneficiary are included in the Consolidated Statements of Income from the date such determination is made.

COVID-19 Risks, Impacts and Uncertainties

COVID-19 Risks, Impacts and Uncertainties — We are subject to the risks arising from COVID-19's impacts on the residential real estate industry. Our management believes that these impacts, which include but are not limited to the following, could have a significant negative effect on our future financial position, results of operations, and cash flows: (i) prohibitions or limitations on in-person activities associated with residential real estate transactions; (ii) lack of consumer desire for in-person interactions and physical home tours; and (iii) deteriorating economic conditions, such as increased unemployment rates, recessionary conditions, lower yields on individuals' investment portfolios, and more stringent mortgage financing conditions. In addition, we have considered the impacts and uncertainties of COVID-19 in our use of estimates in preparation of our consolidated financial statements. These estimates include, but are not limited to, likelihood of achieving performance conditions under performance-based equity awards, net realizable value of inventory, and the fair value of reporting units and goodwill for impairment.

In April 2020, following the government lockdown order, we asked all employees to begin to work from their homes and we also reduced the number of hours available to each of our employees by approximately by approximately 75%. These actions taken in response to the economic impact of COVID-19 on our business resulted in a reduction of productivity for the three and six months ended September 30, 2020. All cost related to these actions are included in general and administrative expenses, as these costs were determined to be direct and incremental.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of September 30, 2020 and December 31, 2019, we did maintain $5,341 and $850.00 balance of cash equivalents respectively.

Financial Instruments

The estimated fair values for financial instruments were determined at discrete points in time based on relevant market information. These estimates involved uncertainties and could not be determined with precision. The carrying amount of the our accounts payable and accruals, our accruals- related parties and loans – related parties approximate their fair values because of the short-term maturities of these instruments.

Fair Value Measurements:

ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements.  Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs.  ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date.  The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date.  The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of accounts payable and accruals and our accruals- related parties. The carrying amount of the out accounts payable and accruals, accruals- related parties and loans – related parties approximates their fair values because of the short-term maturities of these instruments.

The table below describes the Company’s valuation of financial instruments using guidance from ASC 820-10:

Description	Level 1	Level 2	Level 3

Investments – trading securities – September 30, 2020	$22,960

Investment – Trading Securities

All investment securities are classified as trading securities and are carried at fair value in accordance with ASC 320 Investments — Debt and Equity Securities. Investment transactions are recorded on a trade date basis. Realized gains or losses on sales of investments are based on the first-in, first-out or the specific identification method. Realized and unrealized gains or losses on investments are recorded in the statements of operations as realized and unrealized gains or losses as net revenue. All investment securities are held and transacted by the Company’s broker firm, TD Ameritrade. The Company did not hold more than 3% of equity of the shares of any public companies as investments as of September 30, 2020.

All investments that are listed on a securities exchange are valued at their last sales price on the primary securities exchange on which such securities are traded on such date. Securities that are not listed on any exchange but are traded over-the-counter are valued at the mean between the last “bid” and “ask” price for such security on such date. The Company does not have any investment securities for which market quotes are not readily available.

The Company’s trading securities are held by a third-party brokerage firm, TD Ameritrade, and composed of publicly traded companies with readily available fair value which are quoted prices in active markets.

Related Party Transactions:

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person's immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.  As at September 30, 2020, the Company has a loan balance of $930,350 from company that is controlled by the Company’s majority stockholder.  Additionally, during the period under review, the Company paid rent $18,785 to a company that is controlled by the Company’s majority stockholder.  See NOTES 7 and 14 for more details of our related party transactions.

Leases:

In February 2016, the FASB issued ASU 2016-02, "Leases" that requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements. The Company has reviewed the new standard and does not expect it to have a material impact to the statement of financial condition or its net capital.

Income Taxes:

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. We record a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Uncertain Tax Positions:

We evaluate tax positions in a two-step process. We first determine whether it is more likely than not that a tax position will be sustained upon examination, based on the technical merits of the position. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. We classify gross interest and penalties and unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as long term liabilities in the financial statements.

Revenue Recognition:

The Company recognizes revenue in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, which requires that five basic steps be followed to recognize revenue: (1) a legally enforceable contract that meets criteria standards as to composition and substance is identified; (2) performance obligations relating to provision of goods or services to the customer are identified; (3) the transaction price, with consideration given to any variable, noncash, or other relevant consideration, is determined; (4) the transaction price is allocated to the performance obligations; and (5) revenue is recognized when control of goods or services is transferred to the customer with consideration given, whether that control happens over time or not. Determination of criteria (3) and (4) are based on our management’s judgments regarding the fixed nature of the selling prices of the products and services delivered and the collectability of those amounts. The adoption of ASC 606 did not result in a change to the accounting for any of the in-scope revenue streams; as such, no cumulative effect adjustment was recorded.

The Company generates revenue primarily from: (1) the sale of homes/properties, (2) commissions and fees charged on each real estate services transaction closed by our lead agents or partner agents, and (3) sales of trading securities using its broker firm, TD Ameritrade less original purchase cost. Net trading revenues primarily consist of revenues from trading securities earned upon completion of trade, net of any trading fees. A trading is completed when earned and recognized at a point in time, on a trade-date basis, as the Company executes trades. The Company records trading revenue on a net basis, trading sales less original purchase cost. Net realized gains and losses from securities transactions are determined for federal income tax and financial reporting purposes on the first-in, first-out method and represent proceeds on disposition of investments less the cost basis of investments. Sale of real estate properties are recognized at the sales price/amount and the total cost (including cost of rehabilitations) associated with the property acquisition and rehabilitation are classified in Cost of Goods Sold (COGS).

During the nine months ended September 30, 2020, the Company did recognized revenue of $1,304,877 which comprises of $1,205,000.00 from sales of real estate properties and $99,877 from Net trading revenues respectively.

Advertising Costs:

We expense advertising costs when advertisements occur.  During the Nine months ended September 30, 2020, the Company did recognized advertising costs of $16,325 compared to $775 it spent in Nine months ended September 30, 2019.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. The Company maintains cash balances at financial institutions within the United States which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to limits of approximately $250,000. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any risk of loss on its cash bank accounts. It is possible that at times, the company’s cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. In such situation, the Company's management would assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures would be addressed and mitigated.

Stock Based Compensation:

The cost of equity instruments issued to non-employees in return in accordance with ASC 505-50 “Equity-Based Payments to Non-Employees” for goods and services is measured by the fair value of the goods or services received or the measurement date fair value of the equity instruments issued, whichever is the more readily determinable. Measurement date for non-employees is the earlier of performance commitment date or the completion of services. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued in accordance with ASC 718 “Compensation - Stock Compensation.”

NOTE 4. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings as of September 30, 2020 and to the best of our knowledge, no legal proceedings are pending or threatened.

The Company’s principal executive office is located at 370 Amapola Ave., Suite 200A, Torrance, CA 90501.   The space is a shared office space, which at the current time is suitable for the conduct of our business.  The Company has no real property and do not presently owned any interests in real estate.  As at September 30, 2020, the Company has spent a total of $18,784.80 on rent which was paid to Poverty Solutions to sublet office space for the company operations.

From time to time, the Company may be involved in certain legal actions and claims arising in the normal course of business. Management is of the opinion that such matters will be resolved without material effect on the Company’s financial condition or results of operations.

Contractual Obligations

We were not subject to any contractual obligations as at September 30, 2020.

NOTE 5. NET TRADING REVENUE

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The Company’s net revenue primarily consists of revenues from sales of trading securities using its broker firm, TD Ameritrade less original purchase cost. Net trading revenues primarily consist of revenues from trading securities earned upon completion of trade, net of any trading fees. A trading is completed when earned and recognized at a point in time, on a trade-date basis, as the Company executes trades. The Company records trading revenue on a net basis, trading sales less original purchase cost.

Net trading revenue consisted of the following:

January 1, 2020 to September 30, 2020	Total
Revenue from sales of securities	$261,219
Cost of securities	(161,342)
Net trading revenue	$99,876.72

NOTE 6. SALES – INVESTMENT PROPERTY

Sales and other disposition of properties from Real Estate Investments holdings:

Dispositions

Below is the schedule of the details of the Real Estate Investments sales transactions during the period:

	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
Description	Amount	Amount
Sales - Investment property		$ 1,205,000
Closing costs		(11,522)
Commissions Paid		(60,645)
Developer’s Fees		(95,750)
Escrow & Title		(6,714)
Cost of Investment property sold		(917,825)
Old Liens Payoff		(51,879)
Property Taxes		(20,064)
Recording Charges		(7,048)
Seller Credit		(8,380)
Net Profit from Real Estate Investment Sales		$ 25,173

NOTE 7. LINE OF CREDIT / LOANS - RELATED PARTIES

The Company considers its founders, managing directors, employees, significant shareholders, and the portfolio Companies to be affiliates. In addition, companies controlled by any of the above named is also classified as affiliates.

Line of credit from related party consisted of the following:

	September 30, 2020	December 31, 2019
September 2019 (line of credit) - Line of credit with maturity date of February 28, 2021 with 0% interest per annum with unpaid principal balance and accrued interest payable on the maturity date.	$163,632	$41,200
May 20, 2020 (line of credit) Line of credit with maturity date of May 4, 2025 with 0% interest per annum with unpaid principal balance and accrued interest payable on the maturity date.	766,717	-
July 3, 2020 (30 year term loan) Term loan with maturity date of July 2, 2050 with 3.75% interest per annum with unpaid principal balance and accrued interest payable on the maturity date.	150,000	-
Total Line of credit - related party	930,350	41,200
Less current portion	(163,632)	(41,200)
Total Line of credit - related party	$766,718	$-

Goldstein Franklin, Inc. - $190,000 line of credit

On February 28, 2020, the Company amended its line of credit agreement to increase it to the amount of $190,000 with maturity date of February 28, 2021. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The Company had unused line of credit of $26,368 as of September 30, 2020.  See NOTE 14 for more details of our related party transactions.

NOTE 8. EARNINGS (LOSS) PER SHARE

Net Loss per Share Calculation:

Basic net loss per common share ("EPS") is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Dilutive earnings per share include the effect of any potentially dilutive debt or equity under the treasury stock method, if including such instruments is dilutive, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company’s diluted earnings (loss) per share is the same as the basic earnings/loss per share for the period January 1, 2020 to September 30, 2020, as there are no potential shares outstanding that would have a dilutive effect.

January 1, 2020 to September 30, 2020	Amount
Net income	$(132,618)
Dividends	-
Stock option	-
Adjusted net income attribution to stockholders	$(132,618)

Weighted-average shares of common stock outstanding
Basic and Diluted	169,922,436
Net changes in fair value at end of the period
Basic and Diluted	$(0.00068)

NOTE 9. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A full valuation allowance is established against all net deferred tax assets as of September 30, 2020 and December 31, 2019 based on estimates of recoverability. While the Company has optimistic plans for its business strategy, it determined that such a valuation allowance was necessary given the current and expected near term losses and the uncertainty with respect to its ability to generate sufficient profits from its business model.

We did not provide any current or deferred US federal income tax provision or benefit for any of the periods presented in these financial statements because we have accumulated substantial operating losses over the years.  When it is more likely than not, that a tax asset cannot be realized through future income, we must record an allowance against any future potential future tax benefit.  We have provided a full valuation allowance against the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward periods.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements as of September 30, 2020 and December 31, 2019 as defined under ASC 740, "Accounting for Income Taxes."  We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of the accumulated deficit on the balance sheet.

A reconciliation of the differences between the effective and statutory income tax rates for the period ended September 30, 2020 and December 31, 2019:

	Percent	30-Sep-20	31-Dec-19
Federal statutory rates	34%	$(6,611,468)	$(6,511,294)
State income taxes	5%	(972,275)	(957,543)
Permanent differences	-0.5%	97,227	95,754
Valuation allowance against net deferred tax assets	-38.5%	7,486,515	7,373,083
Effective rate	0%	$-	$-

At September 30, 2020 and December 31, 2019, the significant components of the deferred tax assets are summarized below:

	30-Sep-20	31-Dec-19
Deferred income tax asset
Net operation loss Roll-forwards	19,445,493	19,150,865
Total deferred income tax asset	7,583,742	7,468,837
Less: valuation allowance	(7,583,742)	(7,468,837)
Total deferred income tax asset	$-	$-

The Company has recorded as of September 30, 2020 and December 31, 2019, a valuation allowance of  $7,583,742  and  $7,468,837 respectively, as it believes that it is more likely than not that the deferred tax assets will not be realized in future years. Management has based its assessment on the Company’s lack of profitable operating history.

The valuation allowance $7,583,742 as At September 30, 2020 increased by $113,432 compared to December 31, 2019 of $7,468,837 as a result of the Company generating net operating loss of $132,618.

The Company conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of September 30, 2020 and 2019.

For the period ended September 30, 2020 and 2019, the Company has net operating loss carry-forwards of approximately $19,445,493 and $19,150,865 respectively. Such amounts are subject to IRS code section 382 limitations and expire in 2034.

NOTE 10. RECENTLY ACCOUNTING PRONOUNCEMENTS

Recently Issued Accounting Standards

ASU 2019-12 — In December 2019, the Financial Accounting Standards Board  ("FASB")  issued  ASU 2019-  12, Simplifying the Accounting for Income Taxes. The amendments in ASU 2019-12 simplify the accounting for income taxes by removing certain exceptions to the general principles in Accounting Standards Codification ("ASC") Topic 740, Income Taxes. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 will be effective for the Company's fiscal year beginning October 1, 2021, with early adoption permitted. The transition requirements are dependent upon each amendment within this update and will be applied either prospectively or retrospectively. The Company does not expect this ASU to have a material impact on its condensed consolidated financial statements.

ASU 2016-13 — In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments, which amends FASB ASC Topic 326, Financial Instruments - Credit Losses. In addition, in May 2019, the FASB issued ASU 2019-05, Targeted Transition Relief, which updates FASB ASU 2016-13. These ASU’s require financial assets measured at amortized cost to be presented at the net amount to be collected and broadens the information, including forecasted information incorporating more timely information, that an entity must consider in developing its expected credit loss estimate for assets measured. These ASU’s are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early application is permitted for fiscal years beginning after December 15, 2018. Most of our financial assets are excluded from the requirements of this standard as they are measured at fair value or are subject to other accounting standards. In addition, certain of our other financial assets are short-term in nature and therefore are not likely to be subject to significant credit losses beyond what is already recorded under current accounting standards. As a result, we currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurements, which amends FASB ASC Topic 820, Fair Value Measurements. This ASU eliminates, modifies and adds various disclosure requirements for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Certain disclosures are required to be applied using a retrospective approach and others using a prospective approach. Early adoption is permitted. The various disclosure requirements being eliminated, modified or added are not significant to us. As a result, we currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract, which amends FASB ASC Subtopic 350-40, Intangibles-Goodwill and Other-Internal-Use Software. This ASU adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements. The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The amendments in this ASU should be applied either using a retrospective or prospective approach. Early adoption is permitted. We currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this update provide such guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted. We currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

In January 2013, the FASB issued ASU No. 2013-01, "Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities." This ASU clarifies that the scope of ASU No. 2011-11, "Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities." applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in FASB Accounting Standards Codification or subject to a master netting arrangement or similar agreement. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013.  We currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

In February 2013, the FASB issued ASU No. 2013-02, "Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income." The ASU adds new disclosure requirements for items reclassified out of accumulated other comprehensive income by component and their corresponding effect on net income. The ASU is effective for public entities for fiscal years beginning after December 15, 2013.  We currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

In February 2013, the Financial Accounting Standards Board, or FASB, issued ASU No. 2013-04, "Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for which the Total Amount of the Obligation Is Fixed at the Reporting Date." This ASU addresses the recognition, measurement, and disclosure of certain obligations resulting from joint and several arrangements including debt arrangements, other contractual obligations, and settled litigation and judicial rulings. The ASU is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2013. We currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

In March 2013, the FASB issued ASU No. 2013-05, "Foreign Currency Matters (Topic 830): Parent's Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity." This ASU addresses the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The guidance outlines the events when cumulative translation adjustments should be released into net income and is intended by FASB to eliminate some disparity in current accounting practice. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013.  We currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

In March 2013, the FASB issued ASU 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting.” The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks). The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

We have reviewed all the recently issued, but not yet effective, accounting pronouncements. Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 11. INVESTMENT SECURITIES (TRADING)

The Company applied the fair value accounting treatment for trading securities per ASC 320, with unrealized gains and losses recorded in net income each period. Debt securities classified as trading should be measured at fair value in the currency in which the debt securities are denominated and remeasured into the investor’s functional currency using the spot exchange rate at the balance sheet date.

Investments in equity securities as of September 30, 2020 are summarized based on the following:

September 30, 2020	Cost	Changes in Fair Value	Fair Value

Stocks	$22,366	$(6,403)	$15,963
Options	20,955	(13,957)	6,998
Investments - Trading Securities	$43,320	$(20,360)	$22,960

Trading securities are treated using the fair value method, whereby the value of the securities on the company’s balance sheet is equivalent to their current market value. These securities will be recorded in the current assets section under the Investment Securities account and will be offset in the shareholder’s equity section under the unrealized proceeds from sale of short-term investments” account. The Short Term Investments account amount represents the current market value of the securities, and the “Unrealized Proceeds From Sale of Short Term Investments” account represents the cash proceeds that the company would receive if it were to sell the investments at the end of the specified accounting period.

January 1, 2020 to September 30, 2020	Amount

Total beginning balance - fair market	$45,396
Total investment purchases - cost	266,958
Total investment sales - cost	(261,219)
Unrealized losses	(28,175)
Investment - Trading Securities	$22,960

NOTE 12. REAL ESTATE INVESTMENTS

Current Holdings of Real Estate Investments:

In 2019, we bought three single family residences (SFR) with a cost/carrying amount of $1,452,897, in Los Angeles.  We financed the purchase with borrowing from our controlling shareholder.  Our goals for the properties was to rehabilitee and deliver each of them to eligible homebuyers as part of our mission of promoting homeownership affordable housing.  As at September 30, 2020, we have two available-for-sale real estate properties with a carrying amount of $970,148:

Cost basis
9/30/2020
SFR - 11253 S New Hampshire, 90044	$359,821
SFR - 4904 S Wilton Place 90062	610,327
Total Holdings of Real Estate Investments	$970,148

Inventory costs include direct home acquisition costs and any capitalized improvements.  The following is the Real Estate Investments activities for the period under review:

We bought the 11253 S New Hampshire, LA 90044 property in June of 2020 at a cost of 321,498.  We financed the purchase with borrowing from our controlling shareholder.  Our goal for the property was to rehabilitee and resell to eligible homebuyers as part of our mission of promoting homeownership affordable housing.  As of September 30, 2020, we have expended $38,323 on rehabilitation of the property.

The 4904 S Wilton Place, Los Angeles, CA 90062 property was bought on April 23, 2019 for a total acquisition cost of $498,983.51.  Our goal for the property was to rehabilitee and resell to eligible homebuyers as part of our mission of promoting homeownership affordable housing.  As of September 30, 2020, we have expended $111,343 on rehabilitation of the property.

Real estate held for use:

As at September 30, 2020, the Company has no real estate held for use.

NOTE 13. MARGINAL LOAN PAYABLE

The Company’s subsidiary, Alpharidge Capital LLC. entered into a marginal loan agreement as part of its new trading account process in 2019 with TD Ameritrade, the Company’s brokerage to continue the purchase of securities and to fund the underfunded balance.  The balance of this account as at September 30, 2020 is $5,524.

NOTE 14. RELATED PARTY TRANSACTIONS

The Company had the following related party transactions:

•         Line of Credit – On September 15, 2019, the Company entered into a line of credit agreement in the amount of $41,200 with Goldstein Franklin, Inc. which is owned and operated by Frank I. Igwealor, Chief Executive Officer of the Company. The maturity date of the line of credit is February 15, 2020. The line of credit agreement was amended to the amount of $190,000 and maturity date of February 28, 2021. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. As at September 30, 2020, the Company had drawn $163,632.36 from the LOC.

•         Line of credit - On May 5, 2020, the Company entered into a line of credit agreement in the amount of $1,500,000 with Los Angeles Community Capital, which is owned and operated by Frank I. Igwealor, Chief Executive Officer of the Company. The maturity date of the line of credit is May 4, 2025. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The Company had unused line of credit of $1,280,902 As of September 30, 2020.

In addition, during the nine months ended September 30, 2020, the Company pursuant to the terms of loan agreement, paid to an entity controlled by our CEO $95,750 respectively, as developer’s fees from the sales amount of the two real estate investment properties sold.  Although the $95,750 was less than the 10% of the total sales amount of $1,205,000, the Company agreed with the lender to take less than 10% in accommodation because one of the two properties sold had unanticipated cost overrun.

Real Property Sales and Loan Repayment to a Related Party Lender

As at September 30, 2020, we have sold two of our four properties with two properties left.

We closed the sale of the 831 E 94th Street property on February 21, 2020 and used part of the proceeds to payoff $367,128, which was the total sum borrowed for the property purchase and rehabilitation.  The payment was made to Los Angeles Community Capital, an entity controlled by CEO.  Los Angeles Community Capital was the lender in this transaction.

We closed the sale of the condominium unit located at 5125 Harold Way #307, Los Angeles, CA 90027, on April 26, 2020 and used part of the proceeds to payoff $555,031, which was the total sum borrowed for the property purchase and rehabilitation.  The payment was made to Los Angeles Community Capital, an entity controlled by CEO.  Los Angeles Community Capital was the lender in this transaction.

Having used $922,159, part of the proceeds from the two properties sales to pay down the related party loan, the outstanding balance on the related party loan was reduced to $561,751 as at September 30, 2020.

Developer’s Fees paid to a Related Party Lender following the sales of two real properties

As at September 30, 2020, we have sold two of the three properties with only one of the three properties left. Following the close of the sales of two of the properties, we paid out Developer Fee, pursuant to the loan agreement we had with the lender, Los Angeles Community Capital, an entity controlled by Mr. Igwealor, who has 100% voting control of Los Angeles Community Capital.

Following the sale of the 831 E 94th Street property on February 21, 2020 for $495,000, the agreed upon Developer Fee of $49,500 was due to Los Angeles Community Capital.  However, the Company negotiated the fee down to $24,750 (50% reduction) because an undiscovered utility lien latter popped up at title/escrow and reduced the profit by $50,000.

Following the sale of the 5125 Harold Way property on April 26, 2020 for $710,000, the agreed upon Developer Fee of $71,000 was due and paid to Los Angeles Community Capital.

In total, the Company paid $95,750 as Developer Fees to a related party lender, Los Angeles Community Capital, an entity controlled by our CEO, Mr. Igwealor, who has 100% voting control of Los Angeles Community Capital.

Thus, during the six months ended September 30, 2020, the Company pursuant to the terms of its Line of Credit agreement, paid $95,750 as developer’s fees from the sales amount of the two real estate investment properties sold, to Los Angeles Community Capital, an entity controlled by our CEO, Mr. Igwealor, who has 100% voting control of Los Angeles Community Capital.

Although the Company was still able to recorded $25,173 in net realized gains from the sale of Real Estate Investment properties during the six months ended September 30, 2020, the Company would have made more profit (save $95,750) from the sales if the Company had a different financing mechanism including its own capital.

Notwithstanding the above mentioned possibility of making more profit from sales of Real Estate Investment properties, there are no guarantees that we could be able to raise sufficient capital to stand on our own and stop using the credit line from a related party.

NOTE 15. RESTRUCTURING

On September 15, 2020, Video River Networks, Inc. (the “Company”) entered into a stock purchase agreement with Kid Castle Educational Corporation (“Kid Castle”), an entity related to, and controlled by our President and CEO with respect to the purchase through private placement, of 900,000 shares of its preferred stock at a purchase price of $3 in cash and a transfer of 100% interest in, and control of Community Economic Development Capital, LLC (a California Limited Liability Company).   The shares were issued to the investors without registration under the Securities Act of 1933 based upon exemptions from registration provided under Section 4(2) of the Act and Regulation D promulgated thereunder.  The issuances did not involve any public offering; no general solicitation or general advertising was used in connection with the offering.  Following the acquisition, the Company now has 55% of the voting control of and 100% of operating control of Kid Castle.  As at the time of this transaction, all four businesses involved in the transaction were controlled by Mr. Frank I Igwealor.

The transaction was classified as “common control transaction because both the buyer and seller in the above acquisitions were under the control of the same person.  Thus, the transaction fall under “Transactions Between Entities Under Common Control“ subsections of ASC 805-50.  As a result of the transaction, the consolidated financial statements of the Company henceforth includes Kid Castle Educational Corporation and its subsidiary, GiveMePower Corporation, and all wholly owned (or majority owned) subsidiaries of GiveMePower  including Alpharidge Capital LLC. (“Alpharidge”), Community Economic Development Capital, LLC. (“CED Capital”), and Cannabinoid Biosciences, Inc. (“CBDX”), and subsidiaries, in which has a controlling voting interest and entities consolidated under the variable interest entities (“VIE”) provisions of ASC 810, “Consolidation” (“ASC 810”), after elimination of intercompany transactions and accounts.  As at the time of this transaction, all four businesses involved in the transaction were controlled by Mr. Frank I Igwealor. Because both the buyer and seller in the above acquisitions were under the control of the same person,

The board undertook the transaction to transition the Company back to its original technology-focused businesses of Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices.  And to partly free the Company of the internally-managed real estate holding business that focused on the acquisition, ownership and management of specialized industrial properties, affordable housing and opportunity zone real estate properties and businesses.

In addition the board has resolved to push the Company into the Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) businesses/markets by targeting acquisition, ownership and operation of acquired EV-AI-ML-R businesses or portfolio of EV-AI-ML-R businesses.

NOTE 16. SHAREHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

As of September 30, 2020 and 2019, we were authorized to issue 1,000,000 shares of preferred stock with a par value of $0.001.

The Company has 1 and 1 shares of preferred stock were issued and outstanding during the periods ended September 30, 2020 and 2019 respectively.

Common Stock

The Company is authorized to issue 1,119,000,000 and 1,119,000,000 shares of common stock with a par value of $0.001 as At September 30, 2020 and 2019 respectively.

Period ended September 30, 2020

The Company has issued 169,922,436 and 169,922,436 shares of our common stock to more than 163 shareholders as At September 30, 2020 and December 31, 2019 respectively.

Warrants

No warrants were issued or outstanding during the periods ended September 30, 2020 and 2019.

Stock Options

The Company has never adopted a stock option plan and has never issued any stock options.

NOTE 17. SUBSEQUENT EVENTS

Pursuant to ASC 855-10, the Company evaluated subsequent events after September 30, 2020 through November 18, 2020, the date these financial statements were issued and has determined there have been no subsequent events for which disclosure is required.  The Company did not have any material recognizable subsequent events that required disclosure in these financial statements.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors

Video River Networks Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Video River Networks Inc. (the "Company") as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders' equity, for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern Uncertainty

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $19,150,865 for the year ended December 31, 2019. These factors as discussed in Note 2 of the financial statements raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Emphasis of a Matter

As discussed in Note 11 to the financial statements, the 2019 financial statements have been restated to correct misstatements. Our opinion is not modified with respect to this matter.

Albert Garcia, CPA

Dylan Floyd Accounting & Consulting

We have served as the Company's auditor since 2020.

Newhall, California

July 24, 2020

VIDEO RIVER NETWORKS INC
BALANCE SHEETS
As of December 31, 2019 and 2018

	DECEMBER 31,
	2019		2018

ASSETS

Current Assets
Cash and Cash Equivalents		$850	$0
Marketable Securities			0
Total Current Assets		850	0

Real Estate Holdings		1,452,897	$0
Fixed Assets			0
		1,452,897	0

Total Assets		$1,453,747	$0

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities

Accounts Payable	$		$0
Loans – Related Parties		1,459,971
Total Current Liabilities		1,459,971	0

Total Liabilities		1,459,971	0

Shareholders' Deficit
Preferred stock, $.001 par value, 1,000,000 shares authorized, 1 issued and outstanding
Common stock ($0.001 par value)			—
200,000,000 shares authorized, no par 139,153,206 and 169,922,436 issued and outstanding on 12/31/2018 and 2019		169,922	139,153
Additional Paid-In Capital		18,974,719	18,974,719
Accumulated Deficit		(19,150,865)	(19,113,872)
Other Comprehensive Income/Loss
Total Shareholders' Equity		(6,224)	-

Total Liabilities and Shareholders' Deficit		$1,453,747	$-

The accompanying notes are an integral part of these audited financial statements

VIDEO RIVER NETWORKS INC
STATEMENTS OF OPERATIONS
Years Ended December 31, 2019 and 2018

	DECEMBER 31,
	2019	2018

REVENUE	$-	$—

COST OF SALES	-	0

GROSS PROFIT	-	0

EXPENSES
General and administrative expenses	36,993	0

Total Expenses	36,993	0

OPERATING PROFIT/LOSS	(36,993)	0

INCOME (LOSS) BEFORE TAXES	(36,993)	0

TAXES	0	0

NET INCOME (LOSS)	$(36,993)	$0

Net Income (Loss) per Common Share: Basic and Diluted	$(0.000189)	$0.00

Weighted Average Common Shares Outstanding: Basic and Diluted	196,223,806	139,153,206

The accompanying notes are an integral part of these audited financial statements

VIDEO RIVER NETWORKS INC
STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
Years Ended December 31, 2019 and 2018

			Additional
	Common		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2006	139,153,206	$139,153	$18,974,719	$(19,113,872)	$-

Balance at December 31, 2018	139,153,206	$139,153	$18,974,719	$(19,113,872)	$-
Issuance of common stock to employee	30,769,230
Cumulative Restructuring adjustment	-	30,769	(30,769)	-	30,769
Net income for the period			-
Other Comprehensive Income (loss)	-		-	(36,993)	(36,993)

Balance, December 31, 2019	169,922,436	$169,922	$19,005,488	$(19,150,865)	$(6,224)

The accompanying notes are an integral part of these audited financial statements

VIDEO RIVER NETWORKS INC
STATEMENTS OF CASHFLOWS
Years Ended December 31, 2019 and 2018

	DECEMBER 31,
	2019	2018
Cash Flows from Operating Activities:
Net Income (Loss)	$(36,993)	$0
Adjustments to reconcile net income (loss) to
net cash used in operating activities:

Net Cash Flows Used in Operating Activities	(36,993)	0

Net Cash Flows from Investing Activities
Real Estate: CND 5125 Harold Way #307	(555,031)
Real Estate: SFR - 4904 S Wilton Place 90062	(530,739)
Real Estate: SFR - 831 E 94TH ST 90002	(367,128)
Net Cash Flows Used in Investing Activities	(1,452,897)	0

Net Cash Flows from Financing Activities
Share based compensation	30,769
Loan from related parties	1,459,971
New Cash Flows from Financing Activities	1,490,740	0

Net Change in Cash:	850	0
Beginning cash:	0	0
Ending Cash:	850

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$0	$0
Cash paid for tax	$0	$0

Supplemental Disclosures of Non-Cash Financing Activities
Shares issued to settle accounts payable	$0	$0
Shares issued to settle accruals - related parties	$0	$0

The accompanying notes are an integral part of these audited financial statements

NOTE 1. NATURE OF OPERATIONS

Nature of Business

The Company and Nature of Business

Video River Networks, Inc., a real estate holding company, focuses on the acquisition, ownership, and management of specialized industrial properties. The company was formerly known as Nighthawk Systems, Inc. and changed its name to Video River Networks, Inc. in March 2011.

The current management of the Company resulted from a purchase of voting control of the Company by Community Economic Development Capital LLC, (“CED Capital”) a California limited liability company.  After the change of control transaction, CED Capital spun out the control-stock to its sole unitholder before being sold to the Company for $1. Thereafter CED Capital became an operating subsidiary of the Company.  We used the acquisition of method of accounting for acquisition of subsidiaries by the Group method to account for this transaction.  The cost of the acquisition was measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange.

As previously disclosed on our Form 8-K filed with the Securities and Exchange Commission, on December 8, 2019, on October 29, 2019, the company sold one (1) Special 2019 series A preferred share (one preferred share is convertible 150,000,000 share of common stocks) of the company for Fifty Thousand and 00/100 ($50,000/00) Dollars, to Community Economic Development Capital LLC, a California limited liability company. The Special preferred share controls 60% of the company’s total voting rights. The issuance of the preferred share to Community Economic Development Capital LLC gave to Community Economic Development Capital LLC, the controlling vote to control and dominate the affairs of the company theretofor.

Following the completion of above mentioned transactions, the company pivoted the business model of NIHK to become a specialty real estate holding company for specialized assets including, affordable housing, opportunity zones properties, hemp and cannabis farms, dispensaries facilities, CBD related commercial facilities, industrial and commercial real estate, and other real estate related services.  Because our principal is a California Real Estate Broker, NIHK aspires to qualify as a Real Estate Investment Trust in the near future and lead in providing real estate focused on hemp and medial-cannabis growth, to the public markets.

Furthermore, we are now, an internally-managed real estate holding company focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated state-licensed cannabis facilities. We plan to acquire our properties through sale-leaseback transactions and third-party purchases. We expect to lease our properties on a triple-net lease basis, where the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term, including structural repairs, maintenance, taxes and insurance.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiaries, in which the Company has a controlling voting interest and entities consolidated under the variable interest entities (“VIE”) provisions of ASC 810, “Consolidation” (“ASC 810”). Inter-company balances and transactions have been eliminated upon consolidation.

NOTE 2. GOING CONCERN

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We have a limited ongoing business or income.  For the year ended December 31, 2019, we reported net loss of $36,993 and an accumulated deficit of $19,150,865 as of December 31, 2019. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in merging with another entity with experienced management and profitable operations. No assurances can be given that we will be successful in achieving these objectives.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied. The Company has elected a calendar year of December 31 year-end.

Principles of Consolidation

The consolidated financial statements include the Company and Community Economic Development Capital LLC, (“CED Capital”) a California limited liability company. All inter-company accounts have been eliminated during consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of December 31, 2019 and 2018, we did maintain $850.00 and $0.00 balance of cash equivalents respectively.

Financial Instruments

The estimated fair values for financial instruments were determined at discrete points in time based on relevant market information. These estimates involved uncertainties and could not be determined with precision. The carrying amount of the our accounts payable and accruals, our accruals- related parties and loans – related parties approximate their fair values because of the short-term maturities of these instruments.

Fair Value Measurements:

ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements.  Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs.  ASC 820 defines the hierarchy as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date.  The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date.  The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of accounts payable and accruals and our accruals- related parties. The carrying amount of the out accounts payable and accruals, accruals- related parties and loans – related parties approximates their fair values because of the short-term maturities of these instruments.

Related Party Transactions:

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person's immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.  During the period under review, the Company recorded a loan of $1,459,971 to from company that is controlled by the Company’s majority stockholder.

Leases:

In February 2016, the FASB issued ASU 2016-02, "Leases" that requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right·of·use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements. The Company has reviewed the new standard and does not expect it to have a material impact to the statement of financial condition or its net capital.

Income Taxes:

The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. We record a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Uncertain Tax Positions:

We evaluate tax positions in a two-step process. We first determine whether it is more likely than not that a tax position will be sustained upon examination, based on the technical merits of the position. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. We classify gross interest and penalties and unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year as long term liabilities in the financial statements.

Revenue Recognition:

The Company recognizes revenue in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, which requires that five basic steps be followed to recognize revenue: (1) a legally enforceable contract that meets criteria standards as to composition and substance is identified; (2) performance obligations relating to provision of goods or services to the customer are identified; (3) the transaction price, with consideration given to any variable, noncash, or other relevant consideration, is determined; (4) the transaction price is allocated to the performance obligations; and (5) revenue is recognized when control of goods or services is transferred to the customer with consideration given, whether that control happens over time or not. Determination of criteria (3) and (4) are based on our management’s judgments regarding the fixed nature of the selling prices of the products and services delivered and the collectability of those amounts. The adoption of ASC 606 did not result in a change to the accounting for any of the in-scope revenue streams; as such, no cumulative effect adjustment was recorded.  During the years ended December 31, 2019 or 2018, the Company did recognized revenue of $0.00 and $0.00 respectively.

Advertising Costs:

We expense advertising costs when advertisements occur.  During the years ended December 31, 2019 or 2018, the Company did recognized advertising costs of $0.00 and $0.00 respectively.

Stock Based Compensation:

The cost of equity instruments issued to non-employees in return in accordance with ASC 505-50 “Equity-Based Payments to Non-Employees” for goods and services is measured by the fair value of the goods or services received or the measurement date fair value of the equity instruments issued, whichever is the more readily determinable. Measurement date for non-employees is the earlier of performance commitment date or the completion of services. The cost of employee services received in exchange for equity instruments is based on the grant date fair value of the equity instruments issued in accordance with ASC 718 “Compensation - Stock Compensation.”  For the year ended December 31, 2019, the Company awarded to Mr. Frank I Igwealor, a hire-on bonus of 30,769,230 shares of its common stock. The shares awarded vested upon Mr. Igwealor’s acceptance of the employment offered.

Net Loss per Share Calculation:

Basic net loss per common share ("EPS") is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Except for the October 29, 2019 transaction in which the company sold one (1) Special 2019 series A preferred share (one preferred share is convertible 150,000,000 share of common stocks) to Community Economic Development Capital LLC, no other potentially dilutive debt or equity instruments were issued or outstanding during the years ended December 31, 2019 or 2018.

Subsequent Events:

Pursuant to ASC 855-10, the Company has evaluated all events or transactions that occurred from January 1, 2020 to April 02, 2020.  The Company did not have any material recognizable subsequent events that required disclosure in these financial statements.

NOTE 4. REAL ESTATE INVESTMENTS

 At December 31, 2019 and 2018 investment properties consist of:

	Cost basis
	2019	2018

5125 Harold Way #307	$555,031	-
SFR - 4904 S Wilton Place 90062	530,739	-
SFR - 831 E 94TH ST 90002	367,128	-
	$1,452,897	-

On April 23, 2019, the Company acquired land and building located at 4904 S Wilton Place, Los Angeles, CA 90062, to hold as investment property for $498,983.51.  The Company plans to improve the property and then sell it for profit.  As at 12/31/2019, the Company had spent about $31,755 on its rehabilitation and improvement.

On April 24, the Company acquired land and building located at 831 E 94th Street, Los Angeles, CA 90002, for $325,000.   The Company plans to improve the property and then sell it for profit.  As at 12/31/2019, the Company had spent about $42,128 on its rehabilitation and improvement processes.

On the same April 24, the Company acquired a Condominium unit located at 5125 Harold Way #307, Los Angeles, CA 90027, for $540,000.   The Company plans to improve the property and then sell it for profit.  As at 12/31/2019, the Company had spent about $15,031 on its rehabilitation and improvement processes.

NOTE 5. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings the years ended December 31, 2019 and 2018, and, to the best of our knowledge, no legal proceedings are pending or threatened.

The Company has no real property and do not presently owned any interests in real estate.   The Company’s executive, administrative and operating offices are located at 370 Amapola Ave, Suite 200A, Torrance, CA 90501.  We have not formalized a lease for the use of the space which belongs to our controlling shareholder.

From time to time, the Company may be involved in certain legal actions and claims arising in the normal course of business. Management is of the opinion that such matters will be resolved without material effect on the Company’s financial condition or results of operations.

Contractual Obligations

We were not subject to any contractual obligations during the years ended December 31, 2019 and 2018.

NOTE 6. ACCRUALS - RELATED PARTIES

N/A

NOTE 7. LOANS- RELATED PARTIES

During the period under review, the Company recorded a loan of $1,459,971 to from company that is controlled by the Company’s majority stockholder.

Real Estate Properties

During the year ended December 31, 2019, we bought three single family residences (SFR) with a carrying amount of $1,459,971, in Los Angeles.  We financed the purchase with borrowing from our controlling shareholder.  We intend to rehabilitee these properties and deliver same to eligible homebuyers as part of our mission of promoting homeownership affordable housing.

NOTE 8. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A full valuation allowance is established against all net deferred tax assets as of December 31, 2019 and December 31, 2018 based on estimates of recoverability. While the Company has optimistic plans for its business strategy, it determined that such a valuation allowance was necessary given the current and expected near term losses and the uncertainty with respect to its ability to generate sufficient profits from its business model.

We did not provide any current or deferred US federal income tax provision or benefit for any of the periods presented in these financial statements because we have accumulated substantial operating losses over the years.  When it is more likely than not, that a tax asset cannot be realized through future income, we must record an allowance against any future potential future tax benefit.  We have provided a full valuation allowance against the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward periods.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended December 31, 2019 and 2018 as defined under ASC 740, "Accounting for Income Taxes."  We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of the accumulated deficit on the balance sheet.

A reconciliation of the differences between the effective and statutory income tax rates for the period ended December 31, 2019 and December 31, 2018:

	Percent	31-Dec-19	31-Dec-18

Federal statutory rates	34%	$(6,511,294)	$(6,498,716)
State income taxes	5%	(957,543)	(955,694)
Permanent differences	-0.5%	95,754	95,569
Valuation allowance against net deferred tax assets	-38.5%	7,373,083	7,358,841
Effective rate	0%	$-	$-

At December 31, 2019 and December 31, 2018, the significant components of the deferred tax assets are summarized below:

	31-Dec-19	31-Dec-18
Deferred income tax asset
Net operation loss carryforwards	19,150,865	19,113,872
Total deferred income tax asset	7,468,837	7,454,410
Less: valuation allowance	(7,468,837)	(7,454,410)
Total deferred income tax asset	$-	$-

The Company has recorded as of December 31, 2019 and December 31, 2018, a valuation allowance of  $7,468,837 and  $7,454,410 respectively, as it believes that it is more likely than not that the deferred tax assets will not be realized in future years. Management has based its assessment on the Company’s lack of profitable operating history.

The valuation allowance $7,468,837 as at December 31, 2019 increased by $14,427 compared to December 31, 2018 of $7,454,410 as a result of the Company generating net operating losses of $36,993.

The Company conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2019 and 2018.

For the year ended December 31, 2019 and 2018, the Company has net operating loss carry-forwards of approximately $19,150,865 and $19,113,872 respectively. Such amounts are subject to IRS code section 382 limitations and expire in 2033.

NOTE 9. RECENTLY ACCOUNTING PRONOUNCEMENTS

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments, which amends FASB ASC Topic 326, Financial Instruments - Credit Losses. In addition, in May 2019, the FASB issued ASU 2019-05, Targeted Transition Relief, which updates FASB ASU 2016-13. These ASU’s require financial assets measured at amortized cost to be presented at the net amount to be collected and broadens the information, including forecasted information incorporating more timely information, that an entity must consider in developing its expected credit loss estimate for assets measured. These ASU’s are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early application is permitted for fiscal years beginning after December 15, 2018. Most of our financial assets are excluded from the requirements of this standard as they are measured at fair value or are subject to other accounting standards. In addition, certain of our other financial assets are short-term in nature and therefore are not likely to be subject to significant credit losses beyond what is already recorded under current accounting standards. As a result, we currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurements, which amends FASB ASC Topic 820, Fair Value Measurements. This ASU eliminates, modifies and adds various disclosure requirements for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Certain disclosures are required to be applied using a retrospective approach and others using a prospective approach. Early adoption is permitted. The various disclosure requirements being eliminated, modified or added are not significant to us. As a result, we currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract, which amends FASB ASC Subtopic 350-40, Intangibles-Goodwill and Other-Internal-Use Software. This ASU adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements. The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The amendments in this ASU should be applied either using a retrospective or prospective approach. Early adoption is permitted. We currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this update provide such guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted. We currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

In January 2013, the FASB issued ASU No. 2013-01, "Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities." This ASU clarifies that the scope of ASU No. 2011-11, "Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities." applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in FASB Accounting Standards Codification or subject to a master netting arrangement or similar agreement. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013.  We currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

In February 2013, the FASB issued ASU No. 2013-02, "Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income." The ASU adds new disclosure requirements for items reclassified out of accumulated other comprehensive income by component and their corresponding effect on net income. The ASU is effective for public entities for fiscal years beginning after December 15, 2013.  We currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

In February 2013, the Financial Accounting Standards Board, or FASB, issued ASU No. 2013-04, "Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for which the Total Amount of the Obligation Is Fixed at the Reporting Date." This ASU addresses the recognition, measurement, and disclosure of certain obligations resulting from joint and several arrangements including debt arrangements, other contractual obligations, and settled litigation and judicial rulings. The ASU is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2013. We currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

In March 2013, the FASB issued ASU No. 2013-05, "Foreign Currency Matters (Topic 830): Parent's Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity." This ASU addresses the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The guidance outlines the events when cumulative translation adjustments should be released into net income and is intended by FASB to eliminate some disparity in current accounting practice. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013.  We currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

In March 2013, the FASB issued ASU 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting.” The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks). The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We currently do not anticipate this standard to have a significant impact on our consolidated financial statements.

We have reviewed all the recently issued, but not yet effective, accounting pronouncements. Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 10. SHAREHOLDERS’ DEFICIT

Preferred Stock

As of December 31, 2019 and 2018, we were authorized to issue 1,000,000 shares of preferred stock with a par value of $0.001.

The Company has 1 and 0 shares of preferred stock were issued and outstanding during the years ended December 31, 2019 and 2018 respectively.

Common Stock

The Company is authorized to issue 1,199,000,000 and 200,000,000 shares of common stock with a par value of $0.001 as at December 31, 2019 and 2018 respectively.

Year ended December 31, 2019

The Company has issued 169,922,436 and 139,153,206 shares of our common stock to more than 163 shareholders as at December 31, 2019 and 2018 respectively.

Warrants

No warrants were issued or outstanding during the years ended December 31, 2019 and 2018.

Stock Options

The Company has never adopted a stock option plan and has never issued any stock options.

NOTE 11. RESTATEMENT

The previously issued consolidated financial statements have been restated for correction of material misstatement for the year ended December 31, 2019.  The correction resulted to changes in our Real Estate Holdings, Deferred tax liabilities, Accumulated Deficit, Total Shareholders’ equity, Income (loss) before taxes, and cash flow accounts.

(a)     The effect of the correction on each financial statement line item and per-share amounts as of December 31, 2019 are as follows:

	As Previously Reported	Change	As Restated
Real Estate Holdings	$1,690,000	$(237,103)	$1,452,897
Deferred tax liabilities	$69,708	$(69,708)	$-
Accumulated Deficit	$(18,952,701)	$(198,164)	$(19,150,865)
Total Shareholders' Equity	$161,171	$(167,395)	$(6,224)
Income (Loss) Before Taxes	$230,879	$(267,872)	$(36,993)
Net Cash Flows Used in Operating Activities	$230,879	$(267,872)	$(36,993)
Net Cash Flows Used in Investing Activities	$1,690,000	$(237,103)	$1,452,897
Net Income (Loss) per Common Share: Basic and Diluted	$0.000821	$(0.00101)	$(0.000189)

(b)     The cumulative effect of the change on retained earnings as of December 31, 2019 are as follows:

	As Previously Reported	Change	As Restated
Retained Earnings (Accumulated Deficit)	$(18,952,701)	$(198,164)	$(19,150,865)
Total Shareholders' Equity	$161,171	$(167,395)	$(6,224)

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated subsequent events after December 31, 2019 through the date these financial statements were issued and has determined there have been no subsequent events for which disclosure is required except for the following:

As shown in Note 6, during the year ended December 31, 2019, we bought three single family residences (SFR) with a carrying amount of $1,459,971, in Los Angeles.  We financed the purchase with borrowing from our controlling shareholder.  We intend to rehabilitee these properties and deliver same to eligible homebuyers as part of our mission of promoting homeownership affordable housing. We sold two of the three properties in February and April of 2020.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which refer to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Corporate History

Video River Networks, Inc. (“NIHK,” “PubCo” or “Company”), previously known as Nighthawk Systems Inc., a Nevada corporation, used to be a provider of wireless and IP-based control solutions for the utility and hospitality industries. Since 2002, the Company’s Power Controls Division has used wireless technology to control both residential utility meters and remote, mission-critical devices. The Set Top Box Division, acquired in October 2007, enables hotels to provide in-room high definition television (“HDTV”) broadcasts, integrated with video-on-demand, and customized guest services information.

On August 14, 2009, the Company filed Form 15D, Suspension of Duty to Report, and as a result, the Company was not required to file any SEC forms since August 14, 2009.

On October 29, 2019, Video River Networks, Inc. sold one (1) Special 2019 series A preferred share (one preferred share is convertible 150,000,000 share of common stocks) of the company for an Fifty Thousand and 00/100 ($50,000/00) Dollars, to Community Economic Development Capital LLC, (“CED Capital”) a California limited liability company CED. The Special preferred share controls 60% of the company’s total voting rights and thus, gave to CED Capital the controlling vote power to control and dominate the affairs of the company theretofor.  Upon the closing of the transaction, the business of CED Capital was merged into the Company and CED Capital became a wholly owned subsidiary of the Company.

Following the completion of the October 29, 2019 transactions, the Company pivoted its business model to become a specialty real estate holding company for specialized assets including, affordable housing, opportunity zones properties, medical real estate investments, hemp farms, CBD related commercial facilities, industrial and commercial real estate, and other real estate related services.  Furthermore, as a result of the change of control transaction of October 29, 2019, the Company appointed Mr. Frank I Igwealor as President and CEO.

On June 10, 2020, the Company filed Form 10-12g, General Form for Registration of Securities, which became effective on August 10, 2020, and as a result, the Company is required to file all required SEC forms since August 10, 2020.

Environmental, Social and Governance (“ESG”)

We endeavor to provide a richly diverse work environment that employs the highest performers, cultivates the best ideas and creates the widest possible platform for success.  We are committed to elevating and supporting the core values of diversity and inclusion, “Total Well-Being” (which brings together physical, financial, career, social and community well-being into a cohesive whole), and environmental, social and governance (“ESG”), which includes sustainability and social responsibility, by actively engaging in these areas.  Each member of the executive team maintains an annual goal related to these core values, which is evaluated by the Company’s Board of Trustees.  Our goal is to create and sustain an inclusive environment where diversity will thrive, employees will want to work and tenants will want.  We are committed to providing our employees with encouragement, guidance, time and resources to learn and apply the skills required to succeed in their jobs.  We provide many classroom and on-line training courses to assist our employees in interacting with prospects and tenants as well as extensive training for our customer service specialists in maintaining our properties and improvements, equipment and appliances.  We actively promote from within and many senior corporate and property leaders have risen from entry level or junior positions.  We monitor our employees’ engagement by surveying them annually and find most employees say they are proud to work at the Company, value one another as colleagues, believe in our mission and values and feel their skills meet their job requirements.

We have a commitment to sustainability and consider the environmental impacts of our business activities.  Sustainability and social responsibility are key drivers of our focus on creating the best properties for tenants operate, work and play.  We have a dedicated in-house team that initiates and applies sustainable practices in all aspects of our business, including investment activities, development, property operations and property management activities.  With its high density, multifamily housing is, by its nature, an environmentally friendly property type.  Our recent acquisition and development activities have been primarily concentrated in pedestrian-friendly urban and close-in suburban locations near public transportation.  When developing and renovating our properties, we strive to reduce energy and water consumption by investing in energy saving technology while positively impacting the experience of our tenants and the value of our assets.  We continue to implement a combination of irrigation, lighting, HVAC and renewable energy improvements at our properties that will reduce energy and water consumption.  For 2020, we continue to have an express company-wide goal for Total Well-Being, which includes enhanced ESG efforts.  Employees, including our executives, will have their performance against our various Total Well - Being goals evaluated as part of our annual performance review process.

On September 15, 2020, the Company spun-off its specialty real estate holding business to an operating subsidiary and then pivot back to being a technology company.

Subsequent to the above spinoff, the Company has now returned back to its original technology-focused businesses of Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices in addition to a primary focus of building a portfolio businesses and assets and operations that source, design, develop, manufacture and distribute affordable, high-performance fully electric vehicles in North America.

Going forward, the Company intends to focus its business model to operate and manage a portfolio of Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) assets, businesses and operations in addition to its Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices businesses in North America.

Our corporate office is located at 370 Amapola Ave., Suite 200A, Torrance, California 90501. Our telephone number is (310) 895-1839.

As of September 30, 2020, we had no W-2 employee, but three of our officers and directors provide all the services without pay until we formally enter into employment contract with them as full-time employees.

General – Electric Vehicles (EV) Business

The Company’s Electric Vehicles (EV) business model is a newly created business model created in the 3rd quarter of 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business acquisition with one or more EV manufacturers and related businesses, which we refer to throughout this prospectus as our EV Business acquisition plan.  We have not selected any specific EV Business acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any EV Business acquisition target. We have generated no revenues to date and we do not expect that we will generate operating revenues at the earliest until we consummate our initial EV Business acquisition. While we may pursue an acquisition opportunity in the Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) industry or sector, we intend to focus on: (1) businesses that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles; and (2) businesses that design, manufacture, install and sell Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered using Artificial Intelligence, Machine Learning and Robotic technologies.

Our management team is comprised of two business professionals that have a broad range of experience in executive leadership, strategy development and implementation, operations management, financial policy and corporate transactions.  Our management team members have worked together in the past, at Goldstein Franklin, Inc. and other firms as executive leaders and senior managers spearheading turnarounds, rollups and industry-focused consolidation while generating shareholder value for many for investors and stakeholders.

We believe that our management team is well positioned to identify acquisition opportunities in the marketplace. Our management team's industry expertise, principal investing transaction experience and business acumen will make us an attractive partner and enhance our ability to complete a successful Business acquisition. Our management believes that its ability to identify and implement value creation initiatives has been an essential driver of past performance and will remain central to its differentiated acquisition strategy.

Although our management team is well positioned and have experience to identify acquisition opportunities in the marketplace, past performance of our management team is not a guarantee either (i) of success with respect to any EV Business acquisition we may consummate or (ii) that we will be able to identify a suitable candidate for our initial EV Business acquisition. You should not rely on the historical performance record of our management team as indicative of our future performance. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful. Our officers and directors have not had management experience with EV companies in the past.

Our Business Plan

Returning back to its foremost business model of technology focused operations, Video River Networks, Inc. (the “Company”), a technology firm intends to operate and manage a portfolio of Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) assets, businesses and operations in North America.  The Company’s current targeted portfolio businesses include those that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles; and design, manufacture, install and sell Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered using Artificial Intelligence, Machine Learning and Robotic technologies.

Our current technology-focused business model was a result of our board resolution on September 15, 2020 to spin-in our specialty real estate holding business to an operating subsidiary and then pivot back to being a technology company.  The Company has now returned back to its original technology-focused businesses of Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices.  In addition to above list, the Company intends to spread its wings into the Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) businesses/markets, targeting acquisition, ownership and operation of acquired EV-AI-ML-R businesses or portfolio of EV-AI-ML-R businesses.

Video River Networks, Inc., prior to September 15, 2020, used to be a specialty real estate holding company, focuses on the acquisition, ownership, and management of specialized industrial properties.  The Company’s real estate business objective is to maximize stockholder returns through a combination of (1) distributions to our stockholders, (2) sustainable long-term growth in cash flows from increased rents, which we hope to pass on to stockholders in the form of increased distributions, and (3) potential long-term appreciation in the value of our properties from capital gains upon future sale.  As a real estate holding company, the Company is engaged primarily in the ownership, operation, management, acquisition, development and redevelopment of predominantly multifamily housing and specialized industrial properties in the United States.

Having partially freed itself from the day-to-day operation of the real estate operations, the Company now returns to its technology root with a primary purpose of acquiring Electric Vehicles manufacturer or doing a joint venture (JV) with Electric Vehicles businesses that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles; and design, manufacture, install and sell Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered using Artificial Intelligence, Machine Learning and Robotic technologies.

Business Strategy and Deal Origination

We have not finalized an acquisition target yet, but making progress in identifying several potential candidates from which we intend to pick those that meet our criteria for acquisition.  Our acquisition and value creation strategy will be to identify, acquire and, after our initial EV Business acquisition, build an EV company that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles that suit the experience of our management team and can benefit from their operational expertise. Our Business acquisition strategy will leverage our management team's network of potential transaction sources, where we believe a combination of our relationships, knowledge and experience could effect a positive transformation or augmentation of existing businesses to improve their overall value proposition.

Our management team's objective is to generate attractive returns and create value for our shareholders by applying our disciplined strategy of underwriting intrinsic worth and implementing changes after making an acquisition to unlock value. While our approach is focused on the EV-AI-ML-R industries where we have differentiated insights, we also have successfully driven change through a comprehensive value creation plan framework. We favor opportunities where we can accelerate the target's growth initiatives. As a management team we have successfully applied this approach over approximately 16 years and have deployed capital successfully in a range of market cycles.

We plan to utilize the network and Finance industry experience of our Chief Executive Officer and our management team in seeking an initial EV Business acquisition and employing our Business acquisition strategy described below. Our CEO is a top financial professional with designations that include, CPA, CMA, and CFM.  He’s very knowledgeable in the fields of corporate law, real estate, lending, turnarounds and restructuring.  Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships that we believe will serve as a useful source of EV acquisition opportunities. This network has been developed through our management team's extensive experience:

•         investing in and operating a wide range of businesses;

•         growing brands through repositioning, increasing household penetration and geographic expansion; expanding into new distribution channels, such as e-Commerce, in an increasingly omni-channel world;

•         identifying lessons learned and applying solutions across product portfolios and channels;

•         sourcing, structuring, acquiring, operating, developing, growing, financing and selling businesses;

•         developing relationships with sellers, financing providers, advisors and target management teams; and

•         executing transformational transactions in a wide range of businesses under varying economic and financial market conditions.

In addition, drawing on their extensive investing and operating experience, our management team anticipates tapping four major sources of deal flow:

•         directly identifying potentially attractive undervalued situations through primary research into EV industries and companies;

•         receiving information from our management team's global contacts about a potentially attractive situation;

•         leads from investment bankers and advisors regarding businesses seeking a combination or added value that matches our strengths; and

•         inbound opportunities from a company or existing stakeholders seeking a combination, including corporate divestitures.

We expect this network will provide our management team with a robust flow of EV acquisition opportunities. In addition, we anticipate that target EV Business candidates will be brought to our attention by various unaffiliated sources, which may include investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Upon completion of this offering, members of our management team will communicate with their network of relationships to articulate the parameters for our search for a target company and a potential Business acquisition and begin the process of pursuing and reviewing potential leads.

Acquisition/Business acquisition Criteria

Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target EV businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. While we intend to acquire EV companies that we believe exhibit one or more of the following characteristics, we may decide to enter into our initial EV Business acquisition with a target EV business that does not meet these criteria and guidelines. We intend to acquire EV companies that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles:

•         have potential for significant growth, or can act as an attractive EV acquisition platform, following our initial EV Business acquisition;

•         have demonstrated market segment, category and/or cost leadership and would benefit from our extensive network and insights;

•         provide operational platform and/or infrastructure for variety of EV models and/or services, with the potential for revenue, market share, footprint and/or distribution improvements;

•         are at the forefront of EV evolution around changing consumer trends;

•         offer marketing, pricing and product mix optimization opportunities across distribution channels;

•         are fundamentally sound companies that could be underperforming their potential and/or offer compelling value;

•         offer the opportunity for our management team to partner with established target management teams or business owners to achieve long-term strategic and operational excellence, or, in some cases, where our access to accomplished executives and the skills of the management of identified targets warrants replacing or supplementing existing management;

•         exhibit unrecognized value or other characteristics, desirable returns on capital and a need for capital to achieve the company's growth strategy, that we believe have been misevaluated by the marketplace based on our analysis and due diligence review; and

•         will offer an attractive risk-adjusted return for our shareholders.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial EV Business acquisition may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial EV Business acquisition with a target EV Business that does not meet the above criteria and guidelines, we will disclose that the target EV Business does not meet the above criteria in our shareholder communications related to our initial EV Business acquisition.

Acquisition/Business acquisition Process

In evaluating a prospective target EV business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of EV manufacturing facilities, as well as a review of financial and other information. We will also utilize our operational and capital allocation experience.

In order to execute our business strategy, we intend to:

Assemble a team of EV industry and financial experts:    For each potential transaction, we intend to assemble a team of EV industry and financial experts to supplement our management's efforts to identify and resolve key issues facing a target EV Business. We intend to construct an operating and financial plan that optimizes the potential to grow shareholder value. With extensive experience investing in both healthy and underperforming businesses, we expect that our management will be able to demonstrate to the target EV business and its stakeholders that we have the resources and expertise to lead the combined company through complex and potentially turbulent market conditions and provide the strategic and operational direction necessary to grow the business in order to maximize cash flows and improve the overall strategic prospects for the company.

Conduct rigorous research and analysis:    Performing disciplined, fundamental research and analysis is core to our strategy, and we intend to conduct extensive due diligence to evaluate the impact that a transaction may have on a target EV Business.

Business acquisition driven by trend analysis:    We intend to understand the underlying purchase and industry behaviors that would enhance a potential transaction's attractiveness. We have extensive experience in identifying and analyzing evolving industry and consumer trends, and we expect to perform macro as well as bottoms-up analysis on consumer and industry trends.

Acquire the target company at an attractive price relative to our view of intrinsic value:    Combining rigorous analysis as well as input from industry and financial experts, our management team intends to develop its view of the intrinsic value of a potential Business acquisition. In doing so, our management team will evaluate future cash flow potential, relative industry valuation metrics and precedent transactions to inform its view of intrinsic value, with the intention of creating a Business acquisition at an attractive price relative to its view of intrinsic value.

Implement operational and financial structuring opportunities:    Our management team has the ability to structure and execute a Business acquisition that will establish a capital structure that will support the growth in shareholder value and give it the flexibility to grow organically and/or through strategic acquisitions. We intend to also develop and implement strategies and initiatives to improve the business' operational and financial performance and create a platform for growth.

Seek strategic acquisitions and divestitures to further grow shareholder value:    Our management team intends to analyze the strategic direction of the company, including evaluating potential non-core asset sales to create financial and/or operational flexibility for the company to engage in organic and/or inorganic growth. Our management team intends to evaluate strategic opportunities and chart a clear path to take the EV business to the next level after the Business acquisition.

After the initial EV Business acquisition, our management team intends to apply a rigorous approach to enhancing shareholder value, including evaluating the experience and expertise of incumbent management and making changes where appropriate, examining opportunities for revenue enhancement, cost savings, operating efficiencies and strategic acquisitions and divestitures and developing and implementing corporate strategies and initiatives to improve profitability and long-term value. In doing so, our management team anticipates evaluating corporate governance, opportunistically accessing capital markets and other opportunities to enhance liquidity, identifying acquisition and divestiture opportunities and properly aligning management and board incentives with growing shareholder value. Our management team intends to pursue post-merger initiatives through participation on the board of directors, through direct involvement with company operations and/or calling upon a stable of former managers and advisors when necessary.

Strategic Approach to Management.     We intend to approach the management of a company as strategy consultants would. This means that we approach business with performance-based metrics based on strategic and operational goals, both at the overall company level and for specific divisions and functions.

Corporate Governance and Oversight.    Active participation as board members can include many activities ranging from conducting monthly or quarterly board meetings to chairing standing (compensation, audit or investment committees) or special committees, replacing or supplementing company management teams when necessary, adding outside directors with industry expertise which may or may not include members of our own board of directors, providing guidance on strategic and operational issues including revenue enhancement opportunities, cost savings, brand repositioning, operating efficiencies, reviewing and testing annual budgets, reviewing acquisitions and divestitures and assisting in the accessing of capital markets to further optimize financing costs and fund expansion.

Direct Operational Involvement.    Our management team members, through ongoing board service, intend to actively engage with company management. These activities may include: (i) establishing an agenda for management and instilling a sense of accountability and urgency; (ii) aligning the interest of management with growing shareholder value; (iii) providing strategic planning and management consulting assistance, particularly in regards to re-invested capital and growth capital in order to grow revenues, achieve more optimal operating scale or eliminate costs; (iv) establishing measurable key performance metrics; and (v) complementing product lines and brands while growing market share in attractive market categories. These skill sets will be integral to shareholder value creation.

M&A Expertise and Add-On Acquisitions.    Our management team has expertise in identifying, acquiring and integrating synergistic, margin-enhancing and transformational businesses. We intend to, wherever possible, utilize M&A as a strategic tool to strengthen the financial profile of an EV business we acquire, as well as its competitive positioning. We would seek to enter into accretive Business acquisitions where our management team or an acquired company's management team can seamlessly transition to working together as one organization and team.

Access to Portfolio Company Managers and Advisors.    Through their combined 32+ year history of investing in and controlling businesses, our management team members have developed strong professional relationships with former company managers and advisors. When appropriate, we intend to bring in outside directors, managers or consultants to assist in corporate governance and operational turnaround activities. The use of supplemental advisors should provide additional resources to management to address time intensive issues that may be delaying an organization from realizing its full potential shareholder returns.

Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial EV Business acquisition may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial EV Business acquisition with a target EV Business that does not meet the above criteria and guidelines, we will disclose that the target EV Business does not meet the above criteria in our shareholder communications related to our initial EV Business acquisition, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Sourcing of Potential Business acquisition Targets

We believe that the operational and transactional experience of our management team and their respective affiliates, and the relationships they have developed as a result of such experience, will provide us with a substantial number of potential Business acquisition targets. These individuals and entities have developed a broad network of contacts and corporate relationships around the world. This network has grown through sourcing, acquiring and financing businesses and maintaining relationships with sellers, financing sources and target management teams. Our management team members have significant experience in executing transactions under varying economic and financial market conditions. We believe that these networks of contacts and relationships and this experience will provide us with important sources of investment opportunities. In addition, we anticipate that target EV Business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.

Other Acquisition Considerations

We are not prohibited from pursuing an initial EV Business acquisition with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial EV Business acquisition with a company that is affiliated with our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial EV Business acquisition is fair to our company from a financial point of view.

Unless we complete our initial EV Business acquisition with an affiliated entity, or our Board of Directors cannot independently determine the fair market value of the target EV Business or businesses, we are not required to obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the business judgment of our Board of Directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial EV Business acquisition.

Members of our management team may directly or indirectly own our ordinary shares and/or private placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target EV Business is an appropriate business with which to effectuate our initial EV Business acquisition. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular Business acquisition if the retention or resignation of any such officers and directors was included by a target EV Business as a condition to any agreement with respect to our initial EV Business acquisition.

In the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our Business acquisition.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Plan of Operations

While our major focus is to find, acquire and manage an EV business, our real estate portfolio is still alive and must figure in our plan of operation.  As of the date of this S-1 Registration, we have two available-for-sale real estate properties with a carrying amount of $970,148.  We bought three single family residences (SFR) with a cost/carrying amount of $1,452,897, in Los Angeles in 2019.  We bought a fourth property in June 2020.  During the nine months ended September 30, 2020, we sold two of the four properties for a total amount of $1,205,000.  In the next twelve months, we plan on selling the remaining two properties and adding the proceeds obtained from the sales to the Proceeds from this Offering to finance our electric vehicles business plan.

The Company will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy the Company’s working capital and other cash requirements.

Upon completion of the acquisition of an Electric Vehicles manufacturer or doing a joint venture (JV) with Electric Vehicles businesses that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles, our strategy will subsequently include distribution of the electric vehicles and related product lines to retailers and consumers across North America.

Components of Our Results of Operations

Revenue

We generate revenue primarily from net revenue from trading, commissions and fees charged on each real estate services transaction closed by our lead agents or partner agents, and from the sale of homes.

Real Estate Services Revenue

Brokerage Revenue—Brokerage revenue includes our offer and listing services, where our lead agents represent homebuyers and home sellers. We recognize commission-based brokerage revenue upon closing of a brokerage transaction, less the amount of any commission refunds, closing-cost reductions, or promotional offers that may result in a material right. Brokerage revenue is affected by the number of brokerage transactions we close, the mix of brokerage transactions, home-sale prices, commission rates, and the amount we give to customers.

Partner Revenue—Partner revenue consists of fees paid to us from partner agents or under other referral agreements, less the amount of any payments we make to customers. We recognize these fees as revenue on the closing of a transaction. Partner revenue is affected by the number of partner transactions closed, home-sale prices, commission rates, and the amount we refund to customers. If the portion of customers we introduce to our own lead agents increases, we expect the portion of revenue closed by partner agents to decrease.

Properties Revenue

Properties Revenue—Properties revenue consists of revenue earned when we sell homes that we previously bought directly from homeowners. Properties revenue is recorded at closing on a gross basis, representing the sales price of the home.

Other Revenue

Other Revenue—Other services revenue includes fees earned from mortgage origination services, title settlement services, Walk Score data services, and advertising. Substantially all fees and revenue from other services are recognized when the service is provided.

Intercompany Eliminations

Intercompany Eliminations—Revenue earned from transactions between operating segments are eliminated in consolidating our financial statements. Intercompany transactions primarily consist of services performed from our real estate services segment for our properties segment.

Cost of Revenue and Gross Margin

Cost of revenue consists primarily of home-touring and field expenses, listing expenses, home costs related to our properties segment, office and occupancy expenses, and depreciation and amortization related to fixed assets and acquired intangible assets. Home costs related to our properties segment include home purchase costs, capitalized improvements, selling expenses directly attributable to the transaction, and home maintenance expenses.

Gross profit is revenue less cost of revenue. Gross margin is gross profit expressed as a percentage of revenue. Our gross margin has and will continue to be affected by a number of factors, but the most important are the mix of revenue from our relatively higher-gross-margin real estate services segment and our relatively lower-gross-margin properties segment, real estate services revenue per transaction, agent and support-staff productivity, personnel costs and transaction bonuses, and, for properties, the home purchase costs.

RESULTS OF OPERATIONS

Years ended December 31, 2018 and 2019 and 9 Month periods ended September 30, 2019 and 2020

The following table summarizes our results of operations for the Twelve Months ended December 31, 2018 and 2019 and the nine month periods (unaudited) ended September 30, 2019 and 2020:

	Year Ended		Nine Months Ended
	December 31,	December 31,	September 30	September 30
	2018	2019	2019	2020
Total revenue	$-	$-	$-	$1,304,877

Total cost of revenue	$-	$-	$-	$1,179,827

Gross profit	$-	$-	$-	$125,050

Operating expenses:
Selling, general and administrative	-	36,993	6,198	129,608
Total Expenses	$-	$(36,993)	$(6,198)	$(4,559)

Operating income (loss)	$-	$(36,993)	$(6,198)	$(4,559)

Interest income
Interest expense	-	-	-	-
	-	-	-	-
Income (loss) before income tax provision	$-	$(36,993)	$(6,198)	$(4,559)

Income tax provision	–	–	–	–

Net income (loss)	$-	$	$(6,198)	$(4,559)
Net income (loss): Basic and Diluted	$-	$(0.00019)	$(0.00)	$(0.00068)

Comparison of Years ended December 31, 2019 and 2018

We reported no revenue for the twelve months ended December 31, 2019, versus $0.00 for the same period in 2018.

Our general and administrative expenses were $36,993.00 for the twelve months ended December 31, 2019, versus $0.00 for the same period in 2018.  We do not have enough information to recognize either revenue or expenses in 2018.

Net loss was $36,993.00 for the twelve months ended December 31, 2019, versus $0.00 for the same period in 2018.

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We have limited ongoing business or income and for the year ended December 31, 2019 and 2018. We reported a net loss of $36,993.00 and $0.00 for the year ended December 31, 2019 and 2018 respectively.  We also have accumulated deficit of $19,150,865 and $19,113,872 for the year ended December 31, 2019 and 2018 respectively. These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in merging with another entity with experienced management and profitable operations. No assurances can be given that we will be successful in achieving these objectives.

Real Estate Properties Owned as at December 31, 2019

During the year ended December 31, 2019, we bought three single family residences (SFR) with a carrying amount of $1,459,971, in Los Angeles.  We financed the purchase with borrowing from our controlling shareholder.  We intend to rehabilitee these properties and deliver same to eligible homebuyers as part of our mission of promoting homeownership affordable housing.

We currently own three investment properties in Los Angeles California as at December 31, 2019. Below is the schedule of our investment properties as at December 31, 2019 and 2018:

	Cost basis
	2019	2018

5125 Harold Way #307	$555,031	$ -
SFR - 4904 S Wilton Place 90062	530,739	-
SFR - 831 E 94TH ST 90002	367,128	-
	$1,452,897	$ -

On April 23, 2019, the Company acquired land and building located at 4904 S Wilton Place, Los Angeles, CA 90062, to hold as investment property for $498,983.51.  The Company plans to improve the property and then sell it for profit.  As at 12/31/2019, the Company had spent about $31,755 on its rehabilitation and improvement.

On April 24, the Company acquired land and building located at 831 E 94th Street, Los Angeles, CA 90002, for $325,000.   The Company plans to improve the property and then sell it for profit.  As at 12/31/2019, the Company had spent about $42,128 on its rehabilitation and improvement processes.

On the same April 24, the Company acquired a Condominium unit located at 5125 Harold Way #307, Los Angeles, CA 90027, for $540,000.   The Company plans to improve the property and then sell it for profit.  As at 12/31/2019, the Company had spent about $15,031 on its rehabilitation and improvement processes.

Nine Months ended September 30, 2020, as Compared to Nine Months ended September 30, 2019

Revenue and net gain from sales of investments under trading securities ― The Company recorded $99,877 in net gain from sales of investments under trading securities and $1,205,000 in revenue from sales of investment properties, for the nine months ended September 30, 2020 as compared to $0.00 for the same period of September 30, 2019.

Operating Expenses ― Total operating expenses for the nine months ended September 30, 2020 was $129,608 as compared to $6.198 in the same period in, 2019, due to increased operating activities during the period ended September 30, 2020.

Net Loss ― Net loss from operations for nine months ended September 30, 2020 was $24,082. As compared to $6.198 for the period ending ended September 30, 2019. Unrealized loss (gain) from securities trading was $128,233. Net Dividends was $173.00. Net loss before taxation was $132,618.

Financial Condition, Liquidity and Capital Resources

As of September 30, 2020, the Company had a working capital of $828,499, consisting of $5,341 in cash, $22,961 in Trading Securities, $970,148 in investment properties inventory, minus $5,542 in marginal loan payable, and $163,632 of line credit.

The Company had $22,961 inventory of Trading Securities as of September 30, 2020 as compared to $0.00 for the period ending December 31, 2019.

For the nine months ended September 30, 2020, the Company used $104,360 on operating activities, generated $524,328 on investing activities and used $426,860 from financing activities, resulting in a decrease in total cash of $6,891 and a cash balance of $5,341 for the period.

Total Notes Payable for related and unrelated parties increased by $453,761 for the period ended September 30, 2020, compared to the fiscal year ended December 31, 2019 of $45,517.

As of September 30, 2020, total stockholders’ deficit increased to $76,497 compared to $6224 as of December 31, 2019.

As of September 30, 2020, the Company had a cash balance of $5,341 (i.e. cash is used to fund operations). The Company does not believe our current cash balances will be sufficient to allow us to fund our operating plan for the next twelve months. Our ability to continue as a going concern is dependent on us obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations or substantially curtail its drug development activities. These conditions raise substantial doubt as to our ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities should we be unable to continue as a going concern.

Our principal sources of liquidity in the past has been cash generated from loans to us by our major shareholder. In order to be able to achieve our strategic goals, we need to further expand our business and implement our business plan.  To continue to develop our business plan and generate sales, significant capital has been and will continue to be required. Management intends to fund future operations through private or public equity and/or debt offerings. We continue to engage in preliminary discussions with potential investors and broker-dealers, but no terms have been agreed upon. There can be no assurances, however, that additional funding will be available on terms acceptable to us, or at all. Any equity financing may be dilutive to existing shareholders. We do not currently have any contractual restrictions on our ability to incur debt and, accordingly we could incur significant amounts of indebtedness to finance operations. Any such indebtedness could contain covenants which would restrict our operations.

Our financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties. Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity funding to meet our ongoing operating expenses and ultimately in merging with another entity with experienced management and profitable operations. No assurances can be given that we will be successful in achieving these objectives.

We have not established revenue generating operations and will be dependent upon obtaining financing to pursue any future extensive acquisitions and activities. The revenues, if any, generated from our operations or acquisitions may not be sufficient to fund our operations or planned growth. We will require additional capital to continue to operate our business, and to further expand our business. Sources of additional capital through various financing transactions or arrangements with third parties may include equity or debt financing, bank loans or revolving credit facilities. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.

We will now be obligated to file annual, quarterly and current reports with the SEC pursuant to the Exchange Act. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly. In order to meet the needs to comply with the requirements of the Securities Exchange Act, we will need investment of capital.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.  As of December 16, 2020, December 31, 2019 and 2018, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes. The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the company’s financial condition and results of operations, and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

Based on this definition, we have identified the critical accounting policies and judgments addressed which are described in Note 2 to our condensed consolidated financial statements included elsewhere in this Registration Statement. Although we believe that our estimates, assumptions and judgments are reasonable, they are based upon information presently available. Actual results may differ significantly from these estimates under different assumptions, judgments or conditions.

DESCRIPTION OF BUSINESS

Video River Networks, Inc. (the “Company,” “NIHK”), a Nevada corporation, is a technology firm that operates and manages a portfolio of Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) assets, businesses and operations in North America.  The Company’s current and target portfolio businesses and assets include operations that design, develop, manufacture and sell high-performance fully electric vehicles and design, manufacture, install and sell Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered through Artificial Intelligence, Machine Learning and Robotic technologies.  Previously known as Nighthawk Systems Inc., NIHK used to be a provider of wireless and IP-based control solutions for the utility and hospitality industries. Since 2002, the Company’s Power Controls Division has used wireless technology to control both residential utility meters and remote, mission-critical devices. The Set Top Box Division, acquired in October 2007, enables hotels to provide in-room high definition television (“HDTV”) broadcasts, integrated with video-on-demand, and customized guest services information.

On August 14, 2009, the Company filed Form 15D, Suspension of Duty to Report, and as a result, the Company was not required to file any SEC forms since August 14, 2009.

On October 29, 2019, Video River Networks, Inc. sold one (1) Special 2019 series A preferred share (one preferred share is convertible 150,000,000 share of common stocks) of the company for an Fifty Thousand and 00/100 ($50,000/00) Dollars, to Community Economic Development Capital LLC, (“CED Capital”) a California limited liability company CED. The Special preferred share controls 60% of the company’s total voting rights and thus, gave to CED Capital the controlling vote power to control and dominate the affairs of the company theretofor.  Upon the closing of the transaction, the business of CED Capital was merged into the Company and CED Capital became a wholly owned subsidiary of the Company.

Following the completion of the October 29, 2019 transactions, the Company pivoted its business model to become a specialty real estate holding company for specialized assets including, affordable housing, opportunity zones properties, medical real estate investments, hemp farms, CBD related commercial facilities, industrial and commercial real estate, and other real estate related services.  Furthermore, as a result of the change of control transaction of October 29, 2019, the Company appointed Mr. Frank I Igwealor as President and CEO.

On June 10, 2020, the Company filed Form 10-12g, General Form for Registration of Securities, which became effective on August 10, 2020, and as a result, the Company is required to file all required SEC forms since August 10, 2020.

Our current technology-focused business model was a result of our board resolution on September 15, 2020 to spin-in our specialty real estate holding business to an operating subsidiary and then pivot back to being a technology company.  The Company has now returned back to its original technology-focused businesses of Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices.  In addition to above list, the Company intends to spread its wings into the Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) businesses/markets, targeting acquisition, ownership and operation of acquired EV-AI-ML-R businesses or portfolio of EV-AI-ML-R businesses.

On September 15, 2020, the Company spun-off its specialty real estate holding business to an operating subsidiary and then pivot back to being a technology company.

Subsequent to the above spinoff, the Company has now returned back to its original technology-focused businesses of Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices in addition to a primary focus of building a portfolio businesses and assets and operations that source, design, develop, manufacture and distribute affordable, high-performance fully electric vehicles in North America.

General – Electric Vehicles (EV) Business

The Company’s Electric Vehicles (EV) business model is a newly created business model created in the 3rd quarter of 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business acquisition with one or more EV manufacturers and related businesses, which we refer to throughout this prospectus as our EV Business acquisition plan.  We have not selected any specific EV Business acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any EV Business acquisition target. We have generated no revenues to date and we do not expect that we will generate operating revenues at the earliest until we consummate our initial EV Business acquisition. While we may pursue an acquisition opportunity in the Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) industry or sector, we intend to focus on: (1) businesses that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles; and (2) businesses that design, manufacture, install and sell Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered using Artificial Intelligence, Machine Learning and Robotic technologies.

Our management team is comprised of two business professionals that have a broad range of experience in executive leadership, strategy development and implementation, operations management, financial policy and corporate transactions.  Our management team members have worked together in the past, at Goldstein Franklin, Inc. and other firms as executive leaders and senior managers spearheading turnarounds, rollups and industry-focused consolidation while generating shareholder value for many for investors and stakeholders.

We believe that our management team is well positioned to identify acquisition opportunities in the marketplace. Our management team's industry expertise, principal investing transaction experience and business acumen will make us an attractive partner and enhance our ability to complete a successful Business acquisition. Our management believes that its ability to identify and implement value creation initiatives has been an essential driver of past performance and will remain central to its differentiated acquisition strategy.

Although our management team is well positioned and have experience to identify acquisition opportunities in the marketplace, past performance of our management team is not a guarantee either (i) of success with respect to any EV Business acquisition we may consummate or (ii) that we will be able to identify a suitable candidate for our initial EV Business acquisition. You should not rely on the historical performance record of our management team as indicative of our future performance. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful. Our officers and directors have not had management experience with EV companies in the past.

Our Business Plan

Returning back to its foremost business model of technology focused operations, Video River Networks, Inc. (the “Company”), a technology firm intends to operate and manage a portfolio of Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) assets, businesses and operations in North America.  The Company’s current targeted portfolio businesses include those that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles; and design, manufacture, install and sell Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered using Artificial Intelligence, Machine Learning and Robotic technologies.

Our current technology-focused business model was a result of our board resolution on September 15, 2020 to spin-in our specialty real estate holding business to an operating subsidiary and then pivot back to being a technology company.  The Company has now returned back to its original technology-focused businesses of Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices.  In addition to above list, the Company intends to spread its wings into the Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) businesses/markets, targeting acquisition, ownership and operation of acquired EV-AI-ML-R businesses or portfolio of EV-AI-ML-R businesses.

Video River Networks, Inc., prior to September 15, 2020, used to be a specialty real estate holding company, focuses on the acquisition, ownership, and management of specialized industrial properties.  The Company’s real estate business objective is to maximize stockholder returns through a combination of (1) distributions to our stockholders, (2) sustainable long-term growth in cash flows from increased rents, which we hope to pass on to stockholders in the form of increased distributions, and (3) potential long-term appreciation in the value of our properties from capital gains upon future sale.  As a real estate holding company, the Company is engaged primarily in the ownership, operation, management, acquisition, development and redevelopment of predominantly multifamily housing and specialized industrial properties in the United States.

Having partially freed itself from the day-to-day operation of the real estate operations, the Company now returns to its technology root with a primary purpose of acquiring Electric Vehicles manufacturer or doing a joint venture (JV) with Electric Vehicles businesses that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles; and design, manufacture, install and sell Power Controls, Battery Technology, Wireless Technology, and Residential utility meters and remote, mission-critical devices mostly engineered using Artificial Intelligence, Machine Learning and Robotic technologies.

Business Strategy and Deal Origination

We have not finalized an acquisition target yet, but making progress in identifying several potential candidates from which we intend to pick those that meet our criteria for acquisition.  Our acquisition and value creation strategy will be to identify, acquire and, after our initial EV Business acquisition, build an EV company that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles that suit the experience of our management team and can benefit from their operational expertise. Our Business acquisition strategy will leverage our management team's network of potential transaction sources, where we believe a combination of our relationships, knowledge and experience could effect a positive transformation or augmentation of existing businesses to improve their overall value proposition.

Our management team's objective is to generate attractive returns and create value for our shareholders by applying our disciplined strategy of underwriting intrinsic worth and implementing changes after making an acquisition to unlock value. While our approach is focused on the EV-AI-ML-R industries where we have differentiated insights, we also have successfully driven change through a comprehensive value creation plan framework. We favor opportunities where we can accelerate the target's growth initiatives. As a management team we have successfully applied this approach over approximately 16 years and have deployed capital successfully in a range of market cycles.

We plan to utilize the network and Finance industry experience of our Chief Executive Officer and our management team in seeking an initial EV Business acquisition and employing our Business acquisition strategy described below. Our CEO is a top financial professional with designations that include, CPA, CMA, and CFM.  He’s very knowledgeable in the fields of corporate law, real estate, lending, turnarounds and restructuring.  Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships that we believe will serve as a useful source of EV acquisition opportunities. This network has been developed through our management team's extensive experience:

•         investing in and operating a wide range of businesses;

•         growing brands through repositioning, increasing household penetration and geographic expansion; expanding into new distribution channels, such as e-Commerce, in an increasingly omni-channel world;

•         identifying lessons learned and applying solutions across product portfolios and channels;

•         sourcing, structuring, acquiring, operating, developing, growing, financing and selling businesses;

•         developing relationships with sellers, financing providers, advisors and target management teams; and

•         executing transformational transactions in a wide range of businesses under varying economic and financial market conditions.

In addition, drawing on their extensive investing and operating experience, our management team anticipates tapping four major sources of deal flow:

•         directly identifying potentially attractive undervalued situations through primary research into EV industries and companies;

•         receiving information from our management team's global contacts about a potentially attractive situation;

•         leads from investment bankers and advisors regarding businesses seeking a combination or added value that matches our strengths; and

•         inbound opportunities from a company or existing stakeholders seeking a combination, including corporate divestitures.

We expect this network will provide our management team with a robust flow of EV acquisition opportunities. In addition, we anticipate that target EV Business candidates will be brought to our attention by various unaffiliated sources, which may include investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Upon completion of this offering, members of our management team will communicate with their network of relationships to articulate the parameters for our search for a target company and a potential Business acquisition and begin the process of pursuing and reviewing potential leads.

Acquisition/Business acquisition Criteria

Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target EV businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. While we intend to acquire EV companies that we believe exhibit one or more of the following characteristics, we may decide to enter into our initial EV Business acquisition with a target EV business that does not meet these criteria and guidelines. We intend to acquire EV companies that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles:

•         have potential for significant growth, or can act as an attractive EV acquisition platform, following our initial EV Business acquisition;

•         have demonstrated market segment, category and/or cost leadership and would benefit from our extensive network and insights;

•         provide operational platform and/or infrastructure for variety of EV models and/or services, with the potential for revenue, market share, footprint and/or distribution improvements;

•         are at the forefront of EV evolution around changing consumer trends;

•         offer marketing, pricing and product mix optimization opportunities across distribution channels;

•         are fundamentally sound companies that could be underperforming their potential and/or offer compelling value;

•         offer the opportunity for our management team to partner with established target management teams or business owners to achieve long-term strategic and operational excellence, or, in some cases, where our access to accomplished executives and the skills of the management of identified targets warrants replacing or supplementing existing management;

•         exhibit unrecognized value or other characteristics, desirable returns on capital and a need for capital to achieve the company's growth strategy, that we believe have been misevaluated by the marketplace based on our analysis and due diligence review; and

•         will offer an attractive risk-adjusted return for our shareholders.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial EV Business acquisition may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial EV Business acquisition with a target EV Business that does not meet the above criteria and guidelines, we will disclose that the target EV Business does not meet the above criteria in our shareholder communications related to our initial EV Business acquisition.

Acquisition/Business acquisition Process

In evaluating a prospective target EV business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of EV manufacturing facilities, as well as a review of financial and other information. We will also utilize our operational and capital allocation experience.

In order to execute our business strategy, we intend to:

Assemble a team of EV industry and financial experts:    For each potential transaction, we intend to assemble a team of EV industry and financial experts to supplement our management's efforts to identify and resolve key issues facing a target EV Business. We intend to construct an operating and financial plan that optimizes the potential to grow shareholder value. With extensive experience investing in both healthy and underperforming businesses, we expect that our management will be able to demonstrate to the target EV business and its stakeholders that we have the resources and expertise to lead the combined company through complex and potentially turbulent market conditions and provide the strategic and operational direction necessary to grow the business in order to maximize cash flows and improve the overall strategic prospects for the company.

Conduct rigorous research and analysis:    Performing disciplined, fundamental research and analysis is core to our strategy, and we intend to conduct extensive due diligence to evaluate the impact that a transaction may have on a target EV Business.

Business acquisition driven by trend analysis:    We intend to understand the underlying purchase and industry behaviors that would enhance a potential transaction's attractiveness. We have extensive experience in identifying and analyzing evolving industry and consumer trends, and we expect to perform macro as well as bottoms-up analysis on consumer and industry trends.

Acquire the target company at an attractive price relative to our view of intrinsic value:    Combining rigorous analysis as well as input from industry and financial experts, our management team intends to develop its view of the intrinsic value of a potential Business acquisition. In doing so, our management team will evaluate future cash flow potential, relative industry valuation metrics and precedent transactions to inform its view of intrinsic value, with the intention of creating a Business acquisition at an attractive price relative to its view of intrinsic value.

Implement operational and financial structuring opportunities:    Our management team has the ability to structure and execute a Business acquisition that will establish a capital structure that will support the growth in shareholder value and give it the flexibility to grow organically and/or through strategic acquisitions. We intend to also develop and implement strategies and initiatives to improve the business' operational and financial performance and create a platform for growth.

Seek strategic acquisitions and divestitures to further grow shareholder value:    Our management team intends to analyze the strategic direction of the company, including evaluating potential non-core asset sales to create financial and/or operational flexibility for the company to engage in organic and/or inorganic growth. Our management team intends to evaluate strategic opportunities and chart a clear path to take the EV business to the next level after the Business acquisition.

After the initial EV Business acquisition, our management team intends to apply a rigorous approach to enhancing shareholder value, including evaluating the experience and expertise of incumbent management and making changes where appropriate, examining opportunities for revenue enhancement, cost savings, operating efficiencies and strategic acquisitions and divestitures and developing and implementing corporate strategies and initiatives to improve profitability and long-term value. In doing so, our management team anticipates evaluating corporate governance, opportunistically accessing capital markets and other opportunities to enhance liquidity, identifying acquisition and divestiture opportunities and properly aligning management and board incentives with growing shareholder value. Our management team intends to pursue post-merger initiatives through participation on the board of directors, through direct involvement with company operations and/or calling upon a stable of former managers and advisors when necessary.

Strategic Approach to Management.     We intend to approach the management of a company as strategy consultants would. This means that we approach business with performance-based metrics based on strategic and operational goals, both at the overall company level and for specific divisions and functions.

Corporate Governance and Oversight.    Active participation as board members can include many activities ranging from conducting monthly or quarterly board meetings to chairing standing (compensation, audit or investment committees) or special committees, replacing or supplementing company management teams when necessary, adding outside directors with industry expertise which may or may not include members of our own board of directors, providing guidance on strategic and operational issues including revenue enhancement opportunities, cost savings, brand repositioning, operating efficiencies, reviewing and testing annual budgets, reviewing acquisitions and divestitures and assisting in the accessing of capital markets to further optimize financing costs and fund expansion.

Direct Operational Involvement.    Our management team members, through ongoing board service, intend to actively engage with company management. These activities may include: (i) establishing an agenda for management and instilling a sense of accountability and urgency; (ii) aligning the interest of management with growing shareholder value; (iii) providing strategic planning and management consulting assistance, particularly in regards to re-invested capital and growth capital in order to grow revenues, achieve more optimal operating scale or eliminate costs; (iv) establishing measurable key performance metrics; and (v) complementing product lines and brands while growing market share in attractive market categories. These skill sets will be integral to shareholder value creation.

M&A Expertise and Add-On Acquisitions.    Our management team has expertise in identifying, acquiring and integrating synergistic, margin-enhancing and transformational businesses. We intend to, wherever possible, utilize M&A as a strategic tool to strengthen the financial profile of an EV business we acquire, as well as its competitive positioning. We would seek to enter into accretive Business acquisitions where our management team or an acquired company's management team can seamlessly transition to working together as one organization and team.

Access to Portfolio Company Managers and Advisors.    Through their combined 32+ year history of investing in and controlling businesses, our management team members have developed strong professional relationships with former company managers and advisors. When appropriate, we intend to bring in outside directors, managers or consultants to assist in corporate governance and operational turnaround activities. The use of supplemental advisors should provide additional resources to management to address time intensive issues that may be delaying an organization from realizing its full potential shareholder returns.

Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial EV Business acquisition may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial EV Business acquisition with a target EV Business that does not meet the above criteria and guidelines, we will disclose that the target EV Business does not meet the above criteria in our shareholder communications related to our initial EV Business acquisition, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Sourcing of Potential Business acquisition Targets

We believe that the operational and transactional experience of our management team and their respective affiliates, and the relationships they have developed as a result of such experience, will provide us with a substantial number of potential Business acquisition targets. These individuals and entities have developed a broad network of contacts and corporate relationships around the world. This network has grown through sourcing, acquiring and financing businesses and maintaining relationships with sellers, financing sources and target management teams. Our management team members have significant experience in executing transactions under varying economic and financial market conditions. We believe that these networks of contacts and relationships and this experience will provide us with important sources of investment opportunities. In addition, we anticipate that target EV Business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.

Other Acquisition Considerations

We are not prohibited from pursuing an initial EV Business acquisition with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial EV Business acquisition with a company that is affiliated with our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial EV Business acquisition is fair to our company from a financial point of view.

Unless we complete our initial EV Business acquisition with an affiliated entity, or our Board of Directors cannot independently determine the fair market value of the target EV Business or businesses, we are not required to obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the business judgment of our Board of Directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial EV Business acquisition.

Members of our management team may directly or indirectly own our ordinary shares and/or private placement warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target EV Business is an appropriate business with which to effectuate our initial EV Business acquisition. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular Business acquisition if the retention or resignation of any such officers and directors was included by a target EV Business as a condition to any agreement with respect to our initial EV Business acquisition.

In the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our Business acquisition.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Plan of Operations

While our major focus is to find, acquire and manage an EV business, our real estate portfolio is still alive and must figure in our plan of operation.  As of the date of this S-1 Registration, we have two available-for-sale real estate properties with a carrying amount of $970,148.  We bought three single family residences (SFR) with a cost/carrying amount of $1,452,897, in Los Angeles in 2019.  We bought a fourth property in June 2020.  During the nine months ended September 30, 2020, we sold two of the four properties for a total amount of $1,205,000.  In the next twelve months, we plan on selling the remaining two properties and adding the proceeds obtained from the sales to the Proceeds from this Offering to finance our electric vehicles business plan.

The Company will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy the Company’s working capital and other cash requirements.

Upon completion of the acquisition of an Electric Vehicles manufacturer or doing a joint venture (JV) with Electric Vehicles businesses that source, design, develop, manufacture and distribute high-performance, affordable and fully electric vehicles, our strategy will subsequently include distribution of the electric vehicles and related product lines to retailers and consumers across North America.

Real Estate Business Objectives

Although we have pivoted to technology, our real estate business is still ongoing through our independently managed sub-subsidiaries including Alpharidge Capital LLC, Community Economic Development Capital, LLC and Opportunity Zone Capital LLC. Our principal business objective is to maximize stockholder returns through a combination of (1) distributions to our stockholders, (2) sustainable long-term growth in cash flows from increased rents, which we hope to pass on to stockholders in the form of increased distributions, and (3) potential long-term appreciation in the value of our properties from capital gains upon future sale.

The Company’s real estate holdings entails the ownership, operation, management, acquisition, development and redevelopment of predominantly multifamily housing and specialized industrial properties in the United States. Additionally, our specialized industrial property strategy is to acquire and own a portfolio of specialized industrial properties, including multifamily properties, hemp farms, CBD processing and medical-use cannabis facilities leased to tenants holding the requisite state licenses to operate in the regulated medical-use cannabis industry. This strategy includes the following components:



Owning Specialized Real Estate Properties and Assets for Income.  We intend to primarily acquire multifamily housings, economic development real estates, hemp farms, CBD processing facilities and multifamily properties, hemp farms, CBD processing and medical-use cannabis facilities leased licensed growers who will continue their cultivation operations after our acquisition of the property. We expect to hold acquired properties for investment and to generate stable and increasing rental income from leasing these properties to licensed growers.

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Owning Specialized Real Estate Properties and Assets for Appreciation.  We intend to primarily lease our acquired properties under long-term, triple-net leases. However, from time to time, we may elect to sell one or more properties if we believe it to be in the best interests of our stockholders. Accordingly, we will seek to acquire properties that we believe also have potential for long-term appreciation in value.



Expanding into Additional States Permit Medical-Use Cannabis Cultivation and Production.  We intend to acquire properties in the United States, with a focus on states that permit cannabis cultivation for medical use.

	Affordable Housing. Our motto is: “acquiring distressed/troubled properties, securing generous government subsidies, empowering low-income families, and generating above-market returns to investors.”
	Preserving Financial Flexibility on our Balance Sheet. We intend to focused on maintaining a conservative capital structure, in order to provide us flexibility in financing our growth initiatives.

As of September 30, 2020, we owned one investment property in California, and we expect to continue to expand to other real estate asset classes including hemp and multifamily properties, hemp farms, CBD processing and medical-use cannabis facilities.  We believe an intense focus on operations is necessary to realize consistent, sustained earnings growth. Ensuring tenants’ satisfaction, increasing rents as market conditions allow, maximizing rent collections, maintaining property occupancy at optimal levels, and controlling operating costs comprise our principal strategies to maximize property financial results. We believe a web-based property management and revenue management systems strengthen on-site operations and allow us to quickly adjust rental rates as local market conditions change. Lease terms are generally staggered based on vacancy exposure by property type so lease expirations are matched to each property's seasonal rental patterns. We generally offer leases ranging from twelve to fifteen months with individual property marketing plans structured to respond to local market conditions. In addition, we conduct ongoing customer service surveys to help ensure timely response to tenants' changing needs and a high level of satisfaction.

Our Affordable Housing Target Markets

Our multifamily affordable housing target market is focused on urban and suburban neighborhoods in California, Nevada and Maryland and other highly urbanized states.  We are also open to acquiring properties in opportunity zone multifamily properties that includes most urban neighborhoods of the United States, including underserved suburbs of major cities across the country.

Research Driven Approach to Investments – The Company believes that successful real estate investment decisions and portfolio growth begin with extensive regional economic research and local market knowledge. The Company continually assesses markets where the Company operates, as well as markets where the Company considers future investment opportunities by evaluating markets and focusing on the following strategic criteria:

•	Major metropolitan areas that have regional population in excess of one million;

•

Constraints on new supply driven by: (i) low availability of developable land sites where competing housing could be economically built; (ii) political growth barriers, such as protected land, urban growth boundaries, and potential lengthy and expensive development permit processes; and (iii) natural limitations to development, such as mountains or waterways;

•	Rental demand enhanced by affordability of rents relative to costs of for-sale housing; and

•	Housing demand based on job growth, proximity to jobs, high median incomes and the quality of life including related commuting factors.

Recognizing that all real estate markets are cyclical, the Company regularly evaluates the results of its regional economic, and local market research, and adjusts the geographic focus of its portfolio accordingly. The Company seeks to increase its portfolio allocation in markets projected to have the strongest local economies and to decrease allocations in markets projected to have declining economic conditions. Likewise, the Company also seeks to increase its portfolio allocation in markets that have attractive property valuations and to decrease allocations in markets that have inflated valuations and low relative yields.

Multifamily Property Operations – The Company intends to manage its multifamily properties by focusing on activities that may generate above-average rental growth, tenant retention/satisfaction and long-term asset appreciation.  The Company intends to achieve this by utilizing the strategies set forth below:

•	Property Management – Oversee delivery and quality of the housing provided to our tenants and manage the properties financial performance.

•	Capital Preservation – The Company's asset management services are responsible for the planning, budgeting and completion of major capital improvement projects at the Company’s multifamily properties.

•

Business Planning and Control – Comprehensive business plans are implemented in conjunction with significant investment decisions. These plans include benchmarks for future financial performance based on collaborative discussions between on-site managers, the operations leadership team, and senior management.

•

Development and Redevelopment – The Company focuses on acquiring and developing apartment multifamily properties in supply constrained markets, and redeveloping its existing multifamily properties to improve the financial and physical aspects of the Company’s multifamily properties.

 Our Specialized Industrial Properties Target Markets

The targets for our Specialized Industrial Properties are CBD processing facilities and hemp farms.   We believe we are well positioned in our current markets and have the expertise to take advantage of new opportunities as they arise. These capabilities, combined with what we believe is a conservative financial structure, should allow us to concentrate our growth efforts toward selective opportunities to enhance our strategy of having a geographically diverse portfolio of assets which meet the requirements of our tenants.

We continue to operate in our core markets which we believe provides an advantage due to economies of scale. We believe, where possible, it is best to operate with a strong base of properties in order to benefit from the personnel allocation and the market strength associated with managing multiple properties in the same market. However, consistent with our goal of generating sustained earnings growth, we intend to selectively dispose of properties and redeploy capital for various strategic reasons, including if we determine a property cannot meet our long-term earnings growth expectations.

We try to maximize capital appreciation of our properties by investing in markets characterized by conditions favorable to multifamily property appreciation. These markets generally feature the following:

•	Strong economic growth leading to household formation and job growth, which in turn should support higher demand for our properties; and
•	An attractive quality of life, which may lead to higher demand and retention for our properties and allow us to more readily increase rents.

Subject to market conditions, we intend to continue to seek opportunities to develop new multifamily properties, and to redevelop, reposition and acquire existing multifamily properties. We also intend to evaluate our operating property and land development portfolio and plan to continue our practice of selective dispositions as market conditions warrant and opportunities arise.

We expect to maintain a strong balance sheet and preserve our financial flexibility by continuing to focus on our core fundamentals which currently are generating positive cash flows from operations, maintaining appropriate debt levels and leverage ratios, and controlling overhead costs. We intend to meet our near-term liquidity requirements through a combination of one or more of the following: cash flows generated from operations, draws on our unsecured credit facility or other short-term borrowing, proceeds from property dispositions, other unsecured borrowings, or secured mortgages.

Maintaining a Diversified Portfolio and Allocating Capital to Accretive Investment Opportunities.

We believe greater portfolio diversification, as defined by geographic concentration, location within a market (i.e., urban or suburban) and property quality (i.e., A or B), reduces the volatility of our same-store growth throughout the real estate cycle, appeals to a wider renter and investor audience and lessens the market risk associated with owning a homogenous portfolio.

We are focused on increasing our presence in markets with favorable job formation, high propensity to rent, low single-family home affordability, and a favorable demand/supply ratio for multifamily housing. Portfolio investment decisions consider internal analyses and third-party research.

Our operating focus is on balancing occupancy and rental rates to maximize our revenue while exercising tight cost control to generate the highest possible return to our shareholders.  Revenue is maximized by attracting qualified prospects to our properties, cost-effectively converting these prospects into new tenants and keeping our tenants satisfied so they will renew their leases upon expiration.  While we believe that it is our high-quality, well-located assets that bring our customers to us, it is the customer service and superior value provided by our on-site personnel that keeps them renting with us and recommending us to their friends.

We use technology to engage our tenants, stakeholder and customers in the way that they want to be engaged.  Many of our tenants would utilize our web-based tenant portal and app which allows them to sign and renew their leases, review their accounts and make payments, provide feedback and make service requests on-line or with mobile devices.

Market Opportunity

The Industrial Real Estate Sub-Market

The industrial real estate sub-market continues to perform well in this real estate cycle. According to CBRE Group, Inc., the U.S. industrial property vacancy rate declined to 4.3% in the fourth quarter of 2018, reflecting the 35th consecutive quarter of positive net absorption. Nearly 30.0 million square feet of industrial real estate were absorbed in 2018, which resulted in the highest net asking rents since CBRE Group, Inc. began tracking this metric in 1989.

We believe this supply/demand dynamic creates significant opportunity for owners of industrial facilities, particularly those focused on niche categories, as options are limited for tenants requiring specialized buildings. We intend to capitalize on this opportunity by purchasing specialized industrial real estate assets that are critical to the hemp and CBD industry.

STRATEGY

Our Financing Strategy

As part of our plan to finance our activities, we utilize proceeds from debt and equity offerings and refinancing to extend maturities, pay down existing debt, fund development and redevelopment activities, and acquire rental properties.  We use mortgage with reasonable terms on all our acquisitions.

We intend to meet our long-term liquidity needs through cash flow from operations and the issuance of equity and debt securities, including common stock, preferred stock and long-term notes. Where possible, we also may issue limited partnership interests in our Operating Partnership to acquire properties from existing owners seeking a tax-deferred transaction. We expect to issue equity and debt securities at times when we believe that our stock price is at a level that allows for the reinvestment of offering proceeds in accretive property acquisitions. We may also issue common stock to permanently finance properties that were previously financed by debt securities. However, we cannot assure you that we will have access to the capital markets at times and on terms that are acceptable to us. Our ability to access the capital markets and to obtain other financing arrangements is also significantly limited by our focus on serving the medical-use cannabis industry. Our investment guidelines initially provide that our aggregate borrowings (secured and unsecured) will not exceed 50% of the cost of our tangible assets at the time of any new borrowing, subject to our board of directors' discretion.

We may file a shelf registration statement, which would subsequently be declared effective by the SEC, which may permit us, from time to time, to offer and sell common stock, preferred stock, warrants and other securities to the extent necessary or advisable to meet our liquidity needs.

Portfolio Management

Our portfolio management strategy involves the allocation of investment capital to enhance rent growth and increase long-term capital values through portfolio design, emphasizing land value as well as location and submarket. We target geographic diversification in our portfolio in order to reduce the volatility of our rental revenue and to reduce the risk of undue concentration in any particular market. Similarly, we seek price point diversification by owning multifamily properties that offer properties at rents below those asked by competitive new building supply.

Acquisitions and Dispositions

Acquisitions and developments may be financed from various sources of capital, which may include retained cash flow, issuance of additional equity and debt, sales of properties and joint venture arrangements.  In addition, the Company may acquire properties in transactions that include Operating Partnership (OP) Units as consideration for the acquired properties.  Such transactions may, in certain circumstances, enable the sellers to defer, in whole or in part, the recognition of taxable income or gain that might otherwise result from the sales.

When evaluating potential acquisitions, we consider a wide variety of factors, including:

            • whether it is located in a high barrier-to-entry market;

            • population growth, cost of alternative housing, overall potential for economic growth and the tax and regulatory environment of the community in which the property is located;

            • geographic location, including proximity to jobs, entertainment, transportation, and our existing communities which can deliver significant economies of scale;

            • construction quality, condition and design of the property;

            • current and projected cash flow of the property and the ability to increase cash flow;

            • ability of the property’s projected cash flows to exceed our cost of capital;

            • potential for capital appreciation of the property;

            • ability to increase the value and profitability of the property through operations and redevelopment;

            • terms of resident leases, including the potential for rent increases;

            • occupancy and demand by tenants for properties of a similar type in the vicinity;

            • prospects for liquidity through sale, financing, or refinancing of the property; and

            • competition from existing multifamily communities and the potential for the construction of new multifamily properties in the area.

Our Acquisition Process and Underwriting Criteria

We identify property acquisition opportunities primarily through relationships developed over time by our officers with former borrowers, current joint venture partners, real estate investors and brokers. We are interested in acquiring the following types of properties:

•          Class B or better properties with strong and stable cash flows in markets where we believe there exists opportunity for rental growth and further value creation;

•          Class B or better properties that offer significant potential for capital appreciation through repositioning or rehabilitating the asset to drive rental growth;

•          properties available at opportunistic prices providing an opportunity for a significant appreciation in value; and

•          development of Class A properties in markets where we believe we can generate significant returns from the operation and if appropriate, sale of the development.

We regularly monitor our assets to increase the quality and performance of our portfolio. Factors we consider in deciding whether to dispose of a property include:

•          current market price for an asset compared to projected economics for that asset;

•          potential increases in new construction in the market area;

•          areas with low job growth prospects;

•          markets where we do not intend to establish a long-term concentration; and

•          operating efficiencies.

Additionally, as part of our strategy, the Company purchases properties at various stages of occupancy and completion and may acquire land parcels to hold and/or sell as well as options to buy more land in the future.  The Company may also seek to acquire properties by providing mezzanine financing/equity and/or purchasing defaulted or distressed debt that encumbers desirable properties.

The Company has done an extensive positioning planning of its portfolio into urban and highly walkable, close-in suburban communities.  The Company targets properties and primarily located in markets and submarkets it believes will remain attractive long-term because they are primarily located in the urban and high-density suburban areas noted above.

Buyouts of Joint Venture Partners

From time to time, we acquire our joint venture partner's equity interest in projects and as a result, these properties are wholly-owned by us.

Risk Management

As of September 30, 2020, we owned two real estate investment property.  We embrace portfolio diversification at acquisitions as our main risk management strategy. We intend to diversify the investment size and location of our portfolio of properties in order to manage our portfolio-level risk. Over the long term, we embrace diversification and intend that no single property will exceed 25% of our total assets.

We expect that single tenants will occupy our properties pursuant to triple-net lease arrangements in general and, therefore, the success of our investments will be materially dependent on the financial stability of these tenants. We expect the success of our future tenants, and their ability to make rent payments to us, to significantly depend on the projected growth and development of the applicable state market; as many of these state markets have a very limited history, and other state markets are still forming their regulations, issuing licenses and otherwise establishing the market framework, significant uncertainty exists as to whether these markets will develop in the way that we or our future tenants project.

We intend to evaluate the credit quality of our future tenants and any guarantors on an ongoing basis by reviewing, where available, the publicly filed financial reports, press releases and other publicly available industry information regarding our future tenants and any guarantors. In addition, we intend to monitor the payment history data for all of our future tenants and, in some instances, we monitor our future tenants by periodically conducting site visits and meeting with the tenants to discuss their operations. In many instances, we will generally not be entitled to financial results or other credit-related data from our future tenants.

Plan of Operations

Plan of Operation for the Next Twelve (12) Months

Although we have pivoted to technology, our real estate business is still ongoing through our independently managed sub-subsidiaries including Alpharidge Capital LLC, Community Economic Development Capital, LLC and Opportunity Zone Capital LLC. As the Company moves ahead to implement its business plan, the Company will begin to identify and acquire complimentary Electric Vehicles, Artificial Intelligence, Machine Learning and Robotics (“EV-AI-ML-R”) businesses and internally-manage a real estate holdings focused on affordable housing and specialized properties across the United States.  We plan to acquire control-stake or minor equity positions in EV-AI-ML-R businesses and both single family residence (SFR) and multi-family and specialized commercial properties including sale-leaseback transactions and third-party purchases. On specialized commercial properties we expect to lease our properties on a triple-net lease basis, where the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term, including structural repairs, maintenance, taxes and insurance.

We plan to conduct our affordable housing business through a traditional umbrella partnership real estate holding company, in which our properties are owned by our Operating Partnership, directly or through subsidiaries. We shall be the sole general partner of our Operating Partnership and own, directly or through a subsidiary, 100% of the limited partnership interests in our Operating Partnership.

There is no assurance that we would be able to put the property to good use such as renting it to eligible low-income family / tenant.  If we are unable to put them to productive use, we would be forced to sell them and use the money generated from the sales to pay off the loans used to acquire them.

To effectively fund our business plan, we must raise additional capital.   But there can be no assurance that we will be able to raise the capital necessary to acquire, own or hold profitable businesses and real properties.  Moreover, there can be no assurance that we will be able to raise the capital necessary to execute our business plan and also to acquire, own or hold complimentary businesses and real properties.

Within the next twelve months, we intend to use income generated from our operations to hire employees that would help us to raise capital to build our company.  There is no assurance that we would be able to generate income from our operations in the near future.

We intend to implement the following tasks within the next twelve months:

  Month 1-3: Phase 1 (1-3 months in duration; complete rehabilitation of the two real estate investment property including the opportunity zone located property and sell or put them to good use)
    Continue to develop and build our EV-AI-ML-R business model by making acquisitions of Electric Vehicles manufacture or consummating JVs for the sourcing, design, development, manufacturing and distribution of electric vehicles across North America.
    Identify and start conducting due diligence on acquisition target within the electric vehicles, AI, machine learning and robotics industry.
    Identify 2 profitable complementary businesses to acquire
    Sign purchase agreement with the sellers of the 2 profitable complementary businesses and identified above;
    Acquire and consolidate the revenue from those two acquisitions.
  Month 3-6 Phase 2 (1-3 months in duration; cost control, process improvements, admin & mngt.).
    Integrate acquisitions into NIHK’s model – consolidate the management of the acquired businesses and properties including integration of their accounting and finance systems, synchronization of their operating systems, and harmonization of their human resources functions.
    Complete and file quarterly reports and other required filings for the quarter
  Month 6-9:  Phase 3 (1-3 months in duration; $5 million in estimated fund receipt)
    Identify and acquire 2 profitable businesses that are complementary/similar properties or assets in the target market
  Month 9-12: Phase 4  (1-3 months duration; use acquired businesses’ free cash flow for more acquisitions)
    Run the businesses efficiently, giving employees a conducive and friendly workplace and add value to investors and shareholders by identifying and reducing excesses and also identifying and executing growth strategies
    Acquire 2 profitable businesses and 4 more properties especially in regions where RE is at or below their book-value.
  Operating expenses during the twelve months would be as follows:
    For the six months through June 30, 2021, we anticipate to incur general and other operating expenses of $238,000.
    For the six months through December 31, 2021 we anticipate to incur additional general and other operating expenses of $382,000.

As noted above, the execution of our current plan of operations requires us to raise significant additional capital immediately. If we are successful in raising at least $620,000 in capital, we hope that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months. If we are unable to do so, our ability to continue as a going concern will be in jeopardy, likely causing us to curtail and possibly cease operations.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

Competitive Strengths in Affordable Housing

On affordable housing, all of the Company’s targeted properties are located in developed areas that include other properties.  The number of competitive properties in a particular area could have a material effect on the Company’s ability to lease units at its properties and on the rents charged.  The Company may be competing with other entities that have greater resources than the Company and whose managers have more experience than the Company’s managers.  In addition, other forms of rental properties provide alternatives to potential renters of our properties.

We believe that, in general, we are well-positioned to compete effectively for tenants and investments. We believe our competitive advantages include:

•          a fully integrated organization with property management, development, redevelopment, acquisition, marketing, sales and financing expertise;

•          scalable operating and support systems, which include automated systems to meet the changing electronic needs of our residents and to effectively focus on our Internet marketing efforts;

•          access to sources of capital;

•          geographic diversification with a presence in markets across the country; and

•          significant presence in many of our major markets that allows us to be a local operating expert.

Moving forward, we will continue to optimize lease management, improve expense control, increase resident retention efforts and align employee incentive plans with our bottom line performance. We believe this plan of operation, coupled with the portfolio’s strengths in targeting renters across a geographically diverse platform, should position us for continued operational upside.

The real estate business is cyclical. Real estate cycles are generally impacted by many factors, including availability of equity and debt capital, borrowing cost, rent levels, and asset values. Our strategy will result in a strong track record of creating both asset and entity value for the benefit of our shareholders and partners over these various real estate cycles.

Governmental Regulation

Environmental Matters

Our properties and the operations thereon are subject to federal, state and local environmental laws, ordinances and regulations, including laws relating to water, air, solid wastes and hazardous substances. Our properties and the operations thereon are also subject to federal, state and local laws, ordinances, regulations and requirements related to the federal Occupational Safety and Health Act, as well as comparable state statutes relating to the health and safety of our employees and others working on our properties. Although we believe that we and our future tenants are in material compliance with these requirements, there can be no assurance that we will not incur significant costs, civil and criminal penalties and liabilities, including those relating to claims for damages to persons, property or the environment resulting from operations at our properties.

Real Estate Industry Regulation

Generally, the ownership and operation of real properties are subject to various laws, ordinances and regulations, including regulations relating to zoning, land use, water rights, wastewater, storm water runoff and lien sale rights and procedures. These laws, ordinances or regulations, such as the Comprehensive Environmental Response and Compensation Liability Act and its state analogs, or any changes to any such laws, ordinances or regulations, could result in or increase the potential liability for environmental conditions or circumstances existing, or created by tenants or others, on our properties. Laws related to upkeep, safety and taxation requirements may result in significant unanticipated expenditures, loss of our properties or other impairments to operations, any of which would adversely affect our cash flows from operating activities.

Our property management activities, to the extent we are required to engage in them due to lease defaults by tenants or vacancies on certain properties, will likely be subject to state real estate brokerage laws and regulations as determined by the particular real estate commission for each state.

Insurance

We carry comprehensive general liability coverage on our communities, with limits of liability customary within the multi-family properties industry to insure against liability claims and related defense costs. We are also insured, with limits of liability customary within the real estate industry, against the risk of direct physical damage in amounts necessary to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period.

Our primary lines of insurance coverage are property, general liability and workers’ compensation. We believe that our insurance coverages adequately insure our multifamily properties against the risk of loss attributable to fire, earthquake, hurricane, tornado, flood, terrorism and other perils, and adequately insure us against other risk. Our coverage includes deductibles, retentions and limits that are customary in the industry. We have established loss prevention, loss mitigation, claims handling and litigation management procedures to manage our exposure.

Seasonality

Our business has not been, and we do not expect it to become subject to, material seasonal fluctuations.

Employees

We do not have a W-2 employee at the present.  Frank Ikechukwu Igwealor, our President, Chief Executive Officer and Chief Financial Officer, is our only full-time staff As of September 30, 2020, pending when we could formalize an employment contract for him.   In addition to Mr. Igwealor, we have three part-time unpaid staff who helps with bookkeeping and administrative chores.  Most of our part-time staff, officers, and directors will devote their time as needed to our business and are expect to devote at least 15 hours per week to our business operations.  We plan on formalizing employment contract for those staff currently helping us without pay.  Furthermore, in the immediate future, we intend to use independent contractors and consultants to assist in many aspects of our business on an as needed basis pending financial resources being available. We may use independent contractors and consultants once we receive sufficient funding to hire additional employees. Even then, we will principally rely on independent contractors for substantially all of our technical and marketing needs.

The Company has no written employment contract or agreement with any person. Currently, we are not actively seeking additional employees or engaging any consultants through a formal written agreement or contract. Services are provided on an as-needed basis to date. This may change in the event that we are able to secure financing through equity or loans to the Company.  As our company grows, we expect to hire more full-time employees.

Transfer Agent

Our stock transfer agent is Issuer Direct Corporation, 1981 Murray Holladay Rd Suite 100, SLC UT 84117

Properties

Our headquarters are located in a two-story building in Torrance, California.  We believe that the existing facilities at September 1, 2020, will be adequate to meet our operational requirements through 2020, although we periodically review our leased space to in order to ensure such space is secure and suitable for our current and future needs. We believe that all such facilities are adequately covered by appropriate property insurance.

Current Holdings of Real Estate Investments:

In 2019, we bought three single family residences (SFR) with a cost/carrying amount of $1,452,897, in Los Angeles.  We financed the purchase with borrowing from our controlling shareholder.  Our goals for the properties was to rehabilitee and deliver each of them to eligible homebuyers as part of our mission of promoting homeownership affordable housing.  As at September 30, 2020, we have two available-for-sale real estate properties with a carrying amount of $970,148:

Cost basis
9/30/2020
SFR - 11253 S New Hampshire, 90044	$359,821
SFR - 4904 S Wilton Place 90062	610,327
Total Holdings of Real Estate Investments	$970,148

Inventory costs include direct home acquisition costs and any capitalized improvements.  The following is the Real Estate Investments activities for the period under review:

We bought the 11253 S New Hampshire, LA 90044 property in June of 2020 at a cost of 321,498.  We financed the purchase with borrowing from our controlling shareholder.  Our goal for the property was to rehabilitee and resell to eligible homebuyers as part of our mission of promoting homeownership affordable housing.  As of September 30, 2020, we have expended $38,323 on rehabilitation of the property.

The 4904 S Wilton Place, Los Angeles, CA 90062 property was bought on April 23, 2019 for a total acquisition cost of $498,983.51.  Our goal for the property was to rehabilitee and resell to eligible homebuyers as part of our mission of promoting homeownership affordable housing.  As of September 30, 2020, we have expended $111,343 on rehabilitation of the property.

Real estate held for use:

As at September 30, 2020, the Company has no real estate held for use.

 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Board of Directors

The following individuals serve as executive officers and directors of Video River Networks as of December 16, 2020:

Name	Age*	Position within the Company	Term
Mr. Frank I Igwealor	49	Chairman, Director and Chief Executive and Financial Officer	October 2019 to present
Mr. Patience Ogbozor	35	Director	October 2019 to present

*Age as at December 16, 2020.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our shareholders or until his respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Statues.  Our officers are appointed by our board of directors and hold office until removed by the board of directors or until their resignation.

Background and Business Experience

The business experience during the past five years of the persons listed above as an Officer or Director of the Company either presently or during the year ended December 31, 2019 is as follows:

Frank Igwealor, CPA, CMA, JD, MBA, MSRM is a financial manager with broad technical and management experience in accounting, finance, and business advisory as a principal partner at Goldstein Franklin, Inc. since November 2011.  Mr. Igwealor is a Certified Financial Manager, Certified Management Accountant, and Certified Public Accountant.  Before Goldstein Franklin, Mr. Igwealor was the Sr. Vice President and CFO of Los Angeles Neighborhood Housing between May 2007 and October 2011.

During the sixteen years prior to his joining Los Angeles Neighborhood Housing as the chief financial officer, Mr. Igwealor worked in various financial management, accounting, strategic planning, risk management, restructuring, recapitalization and turnaround capacities for various big and small businesses where he helped save or preserve about 252 American jobs that would have otherwise been lost through liquidations.

Mr. Igwealor’s business and professional experience include:

(a)    7/2007 to 10/2011 - SVP & CFO at Los Angeles Neighborhood Housing, Inc., one of Los Angeles largest affordable housing nonprofit agency.

(b)   11/2004 to 2015 – President and CEO of Igwealth Franklin, Inc., a Los Angeles private equity firm

(c)    03/2008 to present – Director at Poverty Solutions, Inc., a Los Angeles based nonprofit that designs and deploys programs that help low income families divest poverty through education, employment, and entrepreneurship.

(d)   11/2006 to 04/2007 – Assistant Controller at SDI Media Group, a Culver City, CA based translation and dubbing company.

(e)    03/2006 to 09/2006 – SEC Financial reporting analyst at OSI Systems, Inc., a Hawthorne CA based manufacturer.

(f)    11/2003 to 11/2004 – Financial Advisor at Morgan Stanley

Over the past 26 years in accounting and finance, Mr. Igwealor has always operated on the premise that a country’s most valuable asset is her human capital – and that job creation is the essential element to a true and sustainable economic and prosperity.

During the past five years, Mr. Igwealor held the following directorships:

  Igwealth Franklin, Inc.  – November 2004 to 2015.
  Los Angeles Community Capital – April 2012 to Present.
  American Community Capital, LP.  – August 2013 to Present.
  Goldstein Franklin, Inc. – April 2012 to Present.

5.      Kid Castle Educational Corporation since October 2019

6.      GiveMePower Corporation since December 2019

Mr. Igwealor’s professional education includes (1) BA in Accounting from Union Institute & University; (2) BA in Economics from Union Institute & University; (3) MBA finance from California State University, Dominguez Hills; (4) Masters in Risk Management at New York University (in progress); and (5) Juris Doctor from Southwestern School of Law.

The company believes that someone with finance and accounting expertise as Mr. Igwealor would be invaluable to the company’s need of identifying the right acquisition candidates as well as performing due diligence on those targets.

Ms. Patience C. Ogbozor, Director: Ms. Ogbozor is the President and CEO of Cannabinoid Biosciences since November 2018.  Ms. Ogbozor is a Director of the Company. Ms. Ogbozor also serves as a director at Goldstein Franklin Inc., Kid Castle Educational Corporation, Video Rivers Networks, Inc. and Opportunity Zone Capital LLC. Prior to joining the company’s board, Ms. Ogbozor was with New Haven Pharmacy, Abuja, from 2013 to 2015.

During the past five years, Ms. Ogbozor held the following directorships:

1.      Ms. Ogbozor has been serving as director Goldstein Franklin Inc. since June 1, 2015.

2.      Kid Castle Educational Corporation since October 2019

3.      GiveMePower Corporation since December 2019

4.      Opportunity Zone Capital LLC since February 18, 2020

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.   Officers are elected annually by the board of directors and serve at the discretion of the board.

Committees of our Board of Directors

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by Board of Directors as a whole.  Because we have only three directors, none of whom are independent, we believe that the establishment of these committees would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed.  Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.  Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.  In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

●	understands generally U.S. GAAP and financial statements,
●	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
●	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
●	understands internal controls over financial reporting, and
●	understands audit committee functions.

Family Relationships

Except for Patience and Frank who have spousal relationship, none of our directors are related to any of our other directors and none have any pending legal claims or litigation against them.

Section 16(a) Compliance.

Section 16(a) of the Securities and Exchange Act of 1934 requires that directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Registrant’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Registrant pursuant to Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that our CEO has filed reports as required under Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that its officers and directors have not filed all reports as required under Section 16(a).

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  We adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

	honest and ethical conduct,
	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
	compliance with applicable laws, rules and regulations,
	the prompt reporting violation of the code, and
	accountability for adherence to the code.

Our adopted a code of ethics applies to all our directors, officers and employees.   Our code of ethics is intended to comply with the requirements of Item 406 of Regulation S-K.

We will provide our code of ethics in print without charge to any stockholder who makes a written request to Frank I Igwealor, our President, Chief Executive Officer and Chief Financial Officer, at Video River Networks, Inc., 370 Amapola Ave., Suite 200A, Torrance, CA 90501.   Any waivers of the application, and any amendments to, our code of ethics must be made by our board of directors.   Any waivers of, and any amendments to, our code of ethics will be disclosed promptly on our Internet website.

Directors’ Term of Office.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. All directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors.

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  During the 2017 fiscal year, none of our directors received any compensation specifically for their services as a director.

Audit Committee and Financial Expert, Compensation Committee, Nominations Committee.

We do not have any of the above-mentioned standing committees because our corporate financial affairs and corporate governance are simple in nature at this stage of development and each financial transaction is approved by our sole officer or director.

Potential Conflicts of Interest.

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

 Board’s Role in Risk Oversight.

The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

NASDAQ Rule 4200.

The NASDAQ Rule 4200, which sets forth several tests to determine whether a director of a listed company is independent. Rule 4200 provides that a director would not be considered independent if the director or an immediate family member accepted any compensation from the listed company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence (excluding compensation for board or board committee service, compensation paid to an immediate family member as a non-executive employee, benefits paid under a tax-qualified retirement plan and non-discretionary compensation).

Director Independence.

In determining whether or not our directors are considered independent, the Company used the definition of independence as defined in NASDAQ Rule 4200. Our board of directors has determined that neither of the members of our board of directors qualifies as an “independent” director under Nasdaq’s definition of independence.

Our board of directors is currently composed of Mr. Igwealor, our chief executive officer and secretary, and Ms patience C Ogbozor, a Director.  Neither of them qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

LEGAL PROCEEDINGS

Involvement in Certain Legal Proceedings.

We are subject to legal proceedings and claims that arise in the ordinary course of business. We do not believe that any claims exist where the outcome of such matters would have a material adverse effect on our consolidated financial position, operating results or cash flows. However, there can be no assurance such legal proceedings will not have a material impact on future results.

There are no legal proceedings that have occurred within the past ten years concerning our directors or officers which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

 From time to time we may be involved in litigation relating to claims arising out of the operation of our business in the normal course of business. Other than as described below, as of the date of this Registration Statement we are not aware of potential dispute or pending litigation and are not currently involved in a litigation proceeding or governmental actions the outcome of which in management’s opinion would be material to our financial condition or results of operations. An adverse result in these or other matters may have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

On February 20, 2019, Plaintiff Maria De Lourdes Perez filed a complaint against defendants City of Carson, Goldstein Franklin, Inc., Frank Igwealor, Healthy Foods Markets, LLC, Optimal Foods, LLC, and Blockchain Capital LLC.  The complaint alleged statutory liability pursuant to government code section 835, gross negligence, and premises liability for a trip-and-fall that occurred on April 11, 2018 at a property owned and controlled by Healthy Foods Markets, LLC. Defendants Goldstein Franklin, Inc., Frank Igwealor, Optimal Foods, LLC, and Blockchain Capital LLC. had answered the complaint and also requested a demurrer on the grounds that (1) Defendants are not a proper party in interest and there was a misjoinder of defendants.  Our attorney has advised that the complaint would not have an adverse impact on Mr. Igwealor or the Company because the scope of liability is restricted to healthy Food Markets, LLC.

As of June 23, 2020, except for the complaint listed above, there was no material proceeding to which any of our directors, officers, affiliates or stockholders is a party adverse to us.  During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of us:

(1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within ten years before the time of such filing;

(2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

(4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

(5) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee

The Board of Directors does not have a Compensation Committee, the independent directors of the Board oversee the Company’s executive compensation program. We currently do not have independent directors on our Board.  Compensation for the CEO and the CFO is approved by the general Board. Compensation for other executive officers and senior management is determined by the CEO and CFO pursuant to the Board of Directors delegating to the CEO and CFO authority to do so.

Elements to Executive Compensation

We intend to develop an executive compensation policy.  The Company’s executive compensation program would be designed to attract and retain executives responsible for the Company’s long-term success, to reward executives for achieving both financial and strategic company goals and to provide a compensation package that recognizes individual contributions as well as overall business results. The Company’s executive compensation program would also takes into account the compensation practices of companies with whom Video River Networks, Inc. competes for executive talent.

The two components of the Company’s executive compensation program are base salary and annual discretionary bonuses. Overall compensation is intended to be competitive for comparable positions at peer companies.

Objectives. The objectives of the Company’s executive compensation policies would be to attract and retain highly qualified executives by designing the total compensation package to motivate executives to provide excellent leadership and achieve Company goals; to align the interests of executives, employees, and stockholders by establishing cohesive management, financial, operation and marketing goals that reflect the Company’s strategic growth plan; and to provide executives with reasonable security, through retirement plan and annual discretionary bonuses that motivate them to continue employment with the Company and achieve goals that will make the Company thrive and remain competitive in the long-run.

Linkage between compensation programs and Company objective and values. The executive compensation policy would link executive compensation closely with the Company objectives, which we believe are dependent on the level of employee engagement, operational excellence, cost management and profitability achieved. The primary quantifiable measurement of operational excellence for the Company would be the achievement of profitability, which is directly related to increasing annual revenue. Executives’ annual performance evaluations would be based in part on their achievement of the aforementioned goals and in part on revenue targets that may be established by the Board of Directors at the beginning of each fiscal year. The Company currently does not have a defined non-equity incentive plan in place for its named executives.

The roles of various elements of compensation. Executive compensation includes base salary, annual discretionary bonuses awarded by the Board of Directors in conjunction with named executives’ annual performance evaluations and other annual compensation granted under the noncontributory defined benefit retirement plan. Collectively, the Board’s objective is to ensure a total pay package that is appropriate given the performance of both the Company and the individual named executive.

Governance practices concerning compensation. The Board of Directors would implemented a number of procedures that the Board follows to ensure good governance concerning compensation. These include setting CEO and CFO salaries, authorizing the CEO or the CFO to determine the salaries of presidents and vice presidents, establishing annual goals for the Company, reviewing proposals for stock incentive plans, exercising fiduciary responsibilities over retirement plans, overseeing management development and succession planning, and keeping adequate records of its activities.

Base Salary

Each executive’s base salary is initially determined with reference to competitive pay practices of peer companies (where such information is publicly available) and is dependent upon the executive’s level of responsibility and experience. The Board uses its discretion, rather than a formal weighting system, to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed periodically, and increases are made based on the Board of Director’s subjective assessment of individual performance, as well as the factors discussed above.

Annual Discretionary Bonuses

In future years we shall pay variable incentive compensation to our executives, however, due to our overall performance in 2019, our executive officers were not awarded bonuses.

Summary Compensation Table

The following table covers all compensation awarded to, earned by, or paid to the named executive officers.  The table sets forth information about the compensation paid or accrued by our chief executive officer, chief financial officer, and one other most highly compensated executive officer (our “named officers”) for the last three completed fiscal years:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Mr. Frank I Igwealor	2019	—	—	30,769	—	—	—	—	(i)	30,769
Chair, CEO, CFO	2018	—	—	—	—	—	—	—	(ii)	—
	2017	—	—	—	—	—	—	—	(iii)	—

Patience C Ogbozor, Director	2019	—	—	—	—	—	—	—	(iv)	—
	2018	—	—	—	—	—	—	—	(ii)	—
	2017	—	—	—	—	—	—	—	(iii)	—

Notes:

(i)	A hire-on bonus of 30,769,230 shares issued to Mr. Igwealor

(ii)	The company did not record any officer compensation in 2018

(iii)	The company did not record any officer compensation in 2017
(iv)	Miss Ogbozor have not received any compensation from the company.

Stock Option Grants in the Last Fiscal Year; Exercises of Stock Options

As at December 16, 2020, there were no grants of stock options by the Company.  There was also no grants of stock options by the Company during the fiscal year ended December 31, 2019. The Company has never granted any stock options.

 SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our common stock by (i) each person who is known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director and named executive officer (defined above) individually; and (iii) all directors and executive officers as a group. Beneficial ownership of common stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended. These rules provide, among other things, that a person is deemed to be the beneficial owner of common stock if such person, directly or indirectly, has or shares voting power or investment power with respect to the common stock or has the right to acquire such ownership within sixty days after the date of this registration statement.

Title of Class		Name of Beneficial Owner	Amount and Nature	Percent of Class	Cumulative Voting
			of Beneficial
			Ownership		Power

Preferred stock	(a)	Frank I Igwealor	1	100%	60.00%
Common stock	(b)	Frank I Igwealor	30,769,230	17.29%	6.92%
Common stock	(c)	Poverty Solutions, Inc.	8,000,000	4.50%	1.80%
Common stock	(d)	Directors and officers as a group	30,769,230	17.29%	66.92%

NOTES:

(a)     The Special Class A Preferred control share sold to CED Capital, controls 60% of the cumulative vote and  is convertible to 150 million shares of our Common stock. Same share reverted to Frank I Igwealor as part of the process of merging CED Capital into NIHK

(b)     Hire-on-Bonus paid to Mr. Igwealor upon his acceptance of the CEO position of the Company

(c)     Table reflects information as of December 16, 2020 and based on 169,922,436 shares of common stock outstanding as at December 16, 2020 and December 31, 2019.

(d)     Table reflects information as of December 16, 2020 and based on 169,922,436 shares of common stock outstanding as at December 16, 2020 and December 31, 2019.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Related Party Transactions During the Last Two Fiscal Years

Certain Relationships and Related Transactions

Our officers and directors are Mr. Igwealor, our chief executive officer and secretary, and Ms patience C Ogbozor, a Director are also directors of Goldstein Franklin Inc.

The Company considers its founders, managing directors, employees, significant shareholders, and the portfolio Companies to be affiliates. In addition, companies controlled by any of the above named is also classified as affiliates.

Line of credit from related party consisted of the following:

	September 30, 2020	December 31, 2019
September 2019 (line of credit) - Line of credit with maturity date of February 28, 2021 with 0% interest per annum with unpaid principal balance and accrued interest payable on the maturity date.	$163,632	$41,200
May 20, 2020 (line of credit) Line of credit with maturity date of May 4, 2025 with 0% interest per annum with unpaid principal balance and accrued interest payable on the maturity date.	766,717	-
July 3, 2020 (30 year term loan) Term loan with maturity date of July 2, 2050 with 3.75% interest per annum with unpaid principal balance and accrued interest payable on the maturity date.	150,000	-
Total Line of credit - related party	930,350	41,200
Less current portion	(163,632)	(41,200)
Total Line of credit - related party	$766,718	$-

Goldstein Franklin, Inc. - $190,000 line of credit

On February 28, 2020, the Company amended its line of credit agreement to increase it to the amount of $190,000 with maturity date of February 28, 2021. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The Company had unused line of credit of $26,368 as of September 30, 2020.  See NOTE 14 for more details of our related party transactions.

Related Transactions

The Company had the following related party transactions:

•         Line of Credit – On September 15, 2019, the Company entered into a line of credit agreement in the amount of $41,200 with Goldstein Franklin, Inc. which is owned and operated by Frank I. Igwealor, Chief Executive Officer of the Company. The maturity date of the line of credit is February 15, 2020. The line of credit agreement was amended to the amount of $190,000 and maturity date of February 28, 2021. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. As at September 30, 2020, the Company had drawn $163,632.36 from the LOC.

•         Line of credit - On May 5, 2020, the Company entered into a line of credit agreement in the amount of $1,500,000 with Los Angeles Community Capital, which is owned and operated by Frank I. Igwealor, Chief Executive Officer of the Company. The maturity date of the line of credit is May 4, 2025. The line of credit bears interest at 0% per annum and interest and unpaid principal balance is payable on the maturity date. The Company had unused line of credit of $1,280,902 As of September 30, 2020.

In addition, during the nine months ended September 30, 2020, the Company pursuant to the terms of loan agreement, paid to an entity controlled by our CEO $95,750 respectively, as developer’s fees from the sales amount of the two real estate investment properties sold.  Although the $95,750 was less than the 10% of the total sales amount of $1,205,000, the Company agreed with the lender to take less than 10% in accommodation because one of the two properties sold had unanticipated cost overrun.

Real Property Sales and Loan Repayment to a Related Party Lender

As at September 30, 2020, we have sold two of our four properties with two properties left.

We closed the sale of the 831 E 94th Street property on February 21, 2020 and used part of the proceeds to payoff $367,128, which was the total sum borrowed for the property purchase and rehabilitation.  The payment was made to Los Angeles Community Capital, an entity controlled by CEO.  Los Angeles Community Capital was the lender in this transaction.

We closed the sale of the condominium unit located at 5125 Harold Way #307, Los Angeles, CA 90027, on April 26, 2020 and used part of the proceeds to payoff $555,031, which was the total sum borrowed for the property purchase and rehabilitation.  The payment was made to Los Angeles Community Capital, an entity controlled by CEO.  Los Angeles Community Capital was the lender in this transaction.

Having used $922,159, part of the proceeds from the two properties sales to pay down the related party loan, the outstanding balance on the related party loan was reduced to $561,751 as at September 30, 2020.

Developer’s Fees paid to a Related Party Lender following the sales of two real properties

As at September 30, 2020, we have sold two of the three properties with only one of the three properties left. Following the close of the sales of two of the properties, we paid out Developer Fee, pursuant to the loan agreement we had with the lender, Los Angeles Community Capital, an entity controlled by Mr. Igwealor, who has 100% voting control of Los Angeles Community Capital.

Following the sale of the 831 E 94th Street property on February 21, 2020 for $495,000, the agreed upon Developer Fee of $49,500 was due to Los Angeles Community Capital.  However, the Company negotiated the fee down to $24,750 (50% reduction) because an undiscovered utility lien latter popped up at title/escrow and reduced the profit by $50,000.

Following the sale of the 5125 Harold Way property on April 26, 2020 for $710,000, the agreed upon Developer Fee of $71,000 was due and paid to Los Angeles Community Capital.

In total, the Company paid $95,750 as Developer Fees to a related party lender, Los Angeles Community Capital, an entity controlled by our CEO, Mr. Igwealor, who has 100% voting control of Los Angeles Community Capital.

Thus, during the six months ended September 30, 2020, the Company pursuant to the terms of its Line of Credit agreement, paid $95,750 as developer’s fees from the sales amount of the two real estate investment properties sold, to Los Angeles Community Capital, an entity controlled by our CEO, Mr. Igwealor, who has 100% voting control of Los Angeles Community Capital.

Although the Company was still able to recorded $25,173 in net realized gains from the sale of Real Estate Investment properties during the six months ended September 30, 2020, the Company would have made more profit (save $95,750) from the sales if the Company had a different financing mechanism including its own capital.

Notwithstanding the above mentioned possibility of making more profit from sales of Real Estate Investment properties, there are no guarantees that we could be able to raise sufficient capital to stand on our own and stop using the credit line from a related party.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

DESCRIPTION OF OUR CAPITAL STOCK

General

We are authorized to issue 1,200,000,000 shares of Common Stock $0.001 par value per share (the “Common Stock”). We are also authorized to issue 10,000,000 shares of preferred stock, par value $0.001(the “Preferred Stock”).

Common Stock

We are authorized to issue 1,200,000,000 shares of Common Stock $0.001 par value per share. As of December 16, 2020, we had 177,922,436 shares of Common Stock outstanding. Our Common Stock is subject to quotation on the OTC Pink Market under the trading symbol: “NIHK.” Our plan is to apply for listing of our Common Stock on the NASDAQ Capital Market after the Closing of the Offering of our Class B Common Stock. See the discussion under “Description Of The Class B Common Stock” below.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of Board of Directors.

Common Stock – Class B

We are authorized to issue 1,200,000,000 shares of Common Stock $0.001 par value per share. We have designated 100,000,000 of the Common Stock as Class B.  As of December 16, 2020, we had no shares of our Class B Common Stock issued and outstanding.  We plan to apply for listing of our Class B Common Stock on the NASDAQ Capital Market after the Closing of the Offering of our Class B Common Stock. See the discussion under “Description Of The Class B Common Stock” below.

Each share of ordinary shares of our Common Stock and the Class B Common Stock shall have one (1) vote per share for all purpose. Neither shares of our Class B nor our shares our Ordinary Common Stock was provided a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

The transfer agent for our capital stock is Issuer Direct Corporation, with an address of 1981 Murray Holladay Rd Suite 100, SLC UT 84117, with a telephone of 801-272-9294.

Preferred Stock

We have authority to issue 10,000,000 shares of “blank check” Preferred Stock. Our Board of Directors may issue the authorized Preferred Stock in one or more series and may fix the number of shares of each series of preferred stock. Our Board of Directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred Stock can be issued and its terms set by our Board of Directors without any further vote or action by our stockholders.

Series A Preferred Stock

As of December 31, 2019, there are 1 (one) special Preferred Stock share issued and outstanding. The Preferred shares (i) vote on all matters with the holders of common stock as if each shares of Series A was converted into 150,000,000 shares of common stock; and, (ii) are convertible into shares of common stock, at any time in the discretion of the holders of the special preferred shares, at a ratio of 150,000,000 shares of common stock for each share of special preferred share.

DESCRIPTION OF CAPITAL STOCK

DESCRIPTION OF THE  CLASS B COMMON STOCK

The description of certain terms of the Class B Common Stock (the “Class B Common Stock”) in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, the certificate of designations establishing the terms of our Class B Common Stock.

General

Pursuant to our amended and restated certificate of incorporation, we are currently authorized to designate and issue up to 100,000,000 shares of Class B Common Stock, par value $0.001 per share, in one or more series and, subject to the limitations prescribed by our amended and restated certificate of incorporation and Nevada law, with such rights, preferences, privileges and restrictions of each class or series of Class B Common Stock, including dividend rights, voting rights and the number of shares constituting any series as our board of directors may determine, without any vote or action by our shareholders.

In connection with this offering, our board of directors will designate 100,000,000 shares of our authorized Common Stock as Class B Common Stock, having the rights and privileges described in this prospectus, by adopting and filing the certificate of designations with the State of Nevada.  Assuming all of the shares of Class B Common Stock offered hereunder are issued, we will have available for issuance 100,000,000 authorized but unissued shares of Class B Common Stock. Our board of directors may, without the approval of holders of the Class B Common Stock or our common stock, designate additional series of authorized Class B Common Stock ranking junior to or on parity with the Class B Common Stock or designate additional shares of the Class B Common Stock and authorize the issuance of such shares. Designation of a series of our Class B Common Stock ranking senior to the Class B Common Stock will require approval of the holders of Class B Common Stock, as described below in “Voting Rights.”

The transfer agent for our capital stock is Issuer Direct Corporation, with an address of 1981 Murray Holladay Rd Suite 100, SLC UT 84117, with a telephone of 801-272-9294.

Quotation

We plan to apply for listing of our Class B Common Stock on the NASDAQ Capital Market. Companies must meet all of the criteria under at least one of the three standards below.

Requirements	Equity Standard	Market Value or Listed Securities Standard	Net Income Standard
Listing Rules	5505(a) and	5505(a) and	5505(a) and
	5505(b)(2)	5505(b)(2)	5505(b)(3)
Stockholders’ Equity	$5 million	$4 million	$4 million
Market Value of Publicly Held Shares	$15 million	$15 million	$5 million
Operating History	2 years	-	-
Market Value of Listed Securities		$50 million	-

Net Income from Continuing Operations (latest fiscal year or in 2 of the last 3 fiscal years)	-	-	$750,000
Publicly Held Shares	1 million	1 million	1 million
Round Lot Shareholders	300	300	300
Market Makers	3	3	3
Bid Price or	$4	$4	$4
Closing Price	$3	$2	$3

* Currently traded companies qualifying solely under the Market Value Standard must meet the $50 million Market Value of Listed Securities and the applicable bid price requirement for 90 consecutive days before applying.

** To qualify. Under the closing price alternative, a company must have: (i) average annual revenues of $6 million for 3 years, or (ii) net tangible assets of $5 million, or (iii) net tangible assets of $2 million and a 3-year operating history, in addition to satisfying the other financial and liquidity requirements listed above.

Book-Entry Procedures

DTC acts as securities depository for our outstanding common stock and will also act as securities depository for the Class B Common Stock offered hereunder. With respect to the Class B Common Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Class B Common Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Class B Common Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Class B Common Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Class B Common Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Class B Common Stock.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our amended and restated certificate of incorporation (including the certificate of designations designating the Class B Common Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Class B Common Stock will be sent to Cede & Co. If less than all of the outstanding shares of Class B Common Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Class B Common Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Class B Common Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Class B Common Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Class B Common Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Class B Common Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Class B Common Stock. In that event, we will print and deliver certificates in fully registered form for the Class B Common Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Class B Common Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

Global Clearance and Settlement Procedures

Initial settlement for the Class B Common Stock will be made in immediately available funds. Secondary market trading among DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

PLAN OF DISTRIBUTION

The Offering will be made using the services of our management, who will not be compensated for their services and efforts related to the Offering of our Class B Common Stock. We also contemplate utilizing the services of one or more placement agents (collectively, the “Placement Agents”), which means our management and Placement Agent(s) will attempt to sell the Class B Common Stock being offered hereby on behalf of the Company. There is no underwriter for this Offering. To date, we have not yet retained any Placement Agent nor are we in negotiations with any Placement Agent but expect that we will utilize one or more Placement Agent(s) and expect that will enter into a Placement Agent Agreement in the form attached as Exhibit 10.17 hereto prior to the commencement of the Offering. Reference is also made to the disclosure under “The Offering” above.

Pursuant to the terms of the Placement Agent Agreement, we will pay the Placement Agents a cash fee equal to 7% of the gross proceeds received by the Company from qualified investors from such closing of the sale of Class B Common Stock as a direct result of the selling efforts and introductions of each respective Placement Agent.

The Placement Agent Agreement does not give rise to any commitment by any Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the Placement Agent Agreement. Further, the Placement Agent does not guarantee that any such Placement Agent will be able to raise new capital in any prospective offering.

We will deliver the shares of Class B Common Stock, also referred to as the “Securities” being issued to the investors upon receipt of investor funds for the purchase of the Securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about ______________, 2021.

The following table shows per-share and total cash placement agent fees we will pay to the placement agent in connection with the sale of the shares of Class B Common Stock pursuant to this prospectus assuming the purchase of all of the shares offered hereby, as well as the fees if the number of shares sold was 33% or 67% of the maximum offered:

	33% of Maximum	67% of Maximum	Maximum
Per-share placement agent fee	$1.38	$1.38	$1.38
Total placement agent fee	$238,392	$484,008	$722,400

We have agreed to indemnify the Placement Agent and specified other persons against some civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Any Placement Agent participating in the Offering may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Act. As underwriters, a placement agent would be required to comply with the requirements of the Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Class B Common Stock by any Placement Agent acting as principal. Under these rules and regulations, a Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and
●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, one or more of the Placement Agents may provide us in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it has received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any Placement Agent for any further services.

SHARES ELIGIBLE FOR FUTURE SALE

Sale of restricted shares

We are authorized to issue 1,200,000,000 shares of Common Stock $0.001 par value per share. As of December 16, 2020, we had 177,922,436 shares of Common Stock outstanding.  Based on the number of shares of our common stock outstanding as of December 17, 2020, upon the closing of the offering, there would not be any change to the issued and outstanding shares of our Common Stock because the selling shareholders’ stock were included in our shares issued and outstanding.

All of the shares of common stock being sold by the selling will be freely tradable in the public market without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 of the Securities Act.  All “restricted securities” as such term is defined in Rule 144 that will then be held by our “affiliates”. These restricted securities will only be eligible for public sale if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, which rules are summarized below.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated) who is not deemed to have been one of our “affiliates” for purposes of Rule 144 at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner other than one of our “affiliates,” is entitled to sell those shares in the public market (subject to the lock-up agreement referred to below, if applicable) without complying with the manner of sale, volume limitations or notice provisions of Rule 144, but subject to compliance with the public information requirements of Rule 144. Rule 144(a)(1) defines an “affiliate” of an issuing company as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Directors, officers and holders of ten percent or more of the Company’s voting securities (including securities which are issuable within the next sixty days) are deemed to be affiliates of the issuing company. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than “affiliates,” then such person is entitled to sell such shares in the public market without complying with any of the requirements of Rule 144 (subject to the lock-up agreement referred to below, if applicable). In general, under Rule 144, as currently in effect, our “affiliates,” as defined in Rule 144, who have beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than one of our “affiliates,” are entitled to sell in the public market, upon expiration of any applicable lock-up agreements and within any three-month period, a number of those shares of our common stock that does not exceed the greater of:



1% of the number of common shares then outstanding, which will equal approximately  1,779,224 shares of common stock immediately after this offering (calculated assuming no exercise of the underwriters’ option to purchase additional shares and no exercise of outstanding options or warrants); or

	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Such sales under Rule 144 by our “affiliates” or persons selling shares on behalf of our “affiliates” are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. Notwithstanding the availability of Rule 144, the holders of substantially all of our restricted securities have entered into lock-up agreements as referenced above and their restricted securities will become eligible for sale (subject to the above limitations under Rule 144) upon the expiration of the restrictions set forth in those agreements.

Rule 701

The Rule 701 exemption is not available to Exchange Act reporting companies. In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired common stock from us in connection with a written compensatory stock or option plan or other written agreement in compliance with Rule 701 under the Securities Act before the effective date of the registration statement of which this prospectus is a part (to the extent such common stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell such shares. Our affiliates can resell shares in reliance on Rule 144 without having to comply with the holding period requirement, and non-affiliates of the Company can resell shares in reliance on Rule 144 without having to comply with Rule 144’s current public information and holding period requirements in Rule 144. Accordingly, subject to any applicable lock-up agreements, under Rule 701 persons who are non-affiliates may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and affiliates of the Company may resell those shares without compliance with Rule 144’s minimum holding period requirements.

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (a) in which such an offer or solicitation is not authorized; (b) in which any person making such offer or solicitation is not qualified to do so; or (c) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares by it will be made on the same terms.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

 LEGAL MATTERS

No counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Class B Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the Class B Common Stock being offered hereby and other certain legal matters will be passed upon for us by Law Office Of Mary Shea, Mary Shea, Esq.

EXPERTS

No expert named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Class B Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The audited financial statements for the years ended December 31, 2019 and 2018 included in this Prospectus and the Registration Statement have been audited by Albert Garcia, CPA of DylanFloyd Accounting & Consulting, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov .

All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

Upon the completion of this offering, we will be subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file proxy statements, periodic information and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at VideoRiverNetworks.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

NRS 78.502 of Chapter 78 of the Nevada Private Corporations Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of NRS 78.502 of Chapter 78 of the Nevada Private Corporations Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the Securities Act).

As permitted by the Nevada Private Corporations, we have agreed to indemnify each of our directors and certain officers against personal liabilities, including liabilities under the Securities Act and  for any breach of fiduciary duties as a director, except liability for the following:

●	any breach of the director's duty of loyalty to the Registrant or its stockholders;
●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	Under NRS 78.300 of Nevada Private Corporation Law (regarding unlawful dividends and stock purchases); or
●	any transaction from which the director derived an improper personal benefit.

As permitted by the Nevada Private Corporation Law, the Registrant's restated bylaws that will be in effect at the closing of our initial public offering, provide that:

●	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Nevada Private Corporation Law, subject to very limited exceptions;
●	the Registrant may indemnify its other employees and agents as set forth in the Nevada Private Corporation Law;
●

the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Nevada Private Corporation Law,  subject to very limited exceptions; and

●	the rights conferred in the bylaws are not exclusive.

Video River Networks, Inc.

1,000,000 Shares of Class B Common Stock

$10.32 Per Share

Liquidation Preference $10.32 Per Share

PROSPECTUS

_________________________________

___________, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses, other than placement agent commissions, payable in connection with the issuance and distribution of the Class B Common Stock being registered.

Securities and Exchange Commission registration fee	$1,136.00
NASDAQ Listing Fees	$40,000.00
Transfer agent and registrar fees and expenses	$25,000.00
Accounting fees and expenses	$45,000.00
Legal fees and expense	$85,000.00
Miscellaneous	$81,464.00
Total	$277,600.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the Offering listed above.

Item 14. Indemnification of Directors and Officers.

Under our Bylaws, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises. We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

Item 15. Recent Sales of Unregistered Securities.

During the last three fiscal years, the Registrant issued and/or sold the following restricted securities.

Restricted Securities Issued in 2020:

During the period January 1, 2020 through December 16, 2020, the Company issued a total of 8,000,000 shares of its Common Stock related to the conversion of $80,000 in debt.

As of period ended December 31, 2019, the Company has 169,992,436 of our Common Stock issued and outstanding.  The only share issuance was the $80,000 related to repayment of debt.

Restricted Securities Issued in 2019:

During the year ended December 31, 2019, the Company issued 33,375,627 shares of its Common Stock related to services rendered and a hire-on bonus agreement with its newly hired President and CEO.

Restricted Securities Issued in 2018:

During the year ended December 31, 2018, the Company did not issue any restricted securities.

Restricted Securities Issued in 2017:

During the year ended December 31, 2017, the Company did not issue any restricted securities.

The Company believes that the offers, sales and issuances of the securities described above were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
3.5**	Bylaws of the Registrant adopted in 2019.
2.01****	Securities Purchase Agreement.
2.02***	Loan agreement (related party)
3.1***	Amended and Restated Articles of Incorporation of the Registrant
5.1***	Opinion of The Law Office of Mary Shea
10.1***	Membership Interest Purchase Agreement
10.2*	Certificate of Designation of Class B Common Stock
10.3*	Amended and Restated Articles of Incorporation of the Registrant
10.4*	Form of Placement Agent Agreement
10.5*	Form of Securities Purchase Agreement
10.6*	Form of Debt Conversion Agreement
21.1*	List of subsidiaries of the Registrant.
23.1*	Consent of The Law Office of Mary Shea
23.2*	Consent of Independent Registered Public Accounting Firm.

* Filled herewith

**** Previously filed with the Commission previous registration amendment on September 10, 2020.

** Previously filed with the Commission alongside initial registration filed on June 10, 2020

*** Previously filed with the Commission previous registration amendment on July 31, 2020

Item 17.	Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on December 21, 2020.

VIDEO RIVER NETWORKS INC.

By:	/s/ Frank I Igwealor
Frank I Igwealor
Chief Executive Officer, President, & Director

.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank I Igwealor	Chief Executive Officer, President, and Director	21-Dec-20
Frank I Igwealor	(Principal Executive Officer, Principal Accounting Officer and Secretary)

/s/ Patience C Ogbozor
Patience C Ogbozor	Director	21-Dec-20